Exhibit 10.1

Execution Version

LOAN AND SERVICING AGREEMENT

TSC BDC FINANCING 1 LLC,

as the Borrower,

the Lenders from time to time party hereto,

BARINGS DIRECT INVESTMENTS LLC,

as the Administrative Agent,

CITY NATIONAL BANK,

as the Revolving Administrative Agent,

BARINGS DIRECT INVESTMENTS LLC,

as the Facility Servicer,

TCW PT MANAGEMENT COMPANY LLC,

as the Portfolio Asset Servicer,

and

BARINGS DIRECT INVESTMENTS LLC,

as the Collateral Custodian

Dated as of January 23, 2026

i

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I	Initial Portfolio Assets
SCHEDULE II	Commitments
SCHEDULE III	Conditions Precedent Documents
SCHEDULE IV	Notice Information
SCHEDULE V	Loan Party Accounts
SCHEDULE VI	Eligible Portfolio Assets and Concentration Limits
SCHEDULE VII	Disqualified Lenders
SCHEDULE VIII	Agent Wire Instructions

EXHIBITS

EXHIBIT A-1	Form of Reporting Package
EXHIBIT A-2	Form of Notice of Borrowing
EXHIBIT B	Form of Portfolio Asset Certificate
EXHIBIT C-1	Form of Revolving Credit Note
EXHIBIT C-2	Form of Delayed Draw Term Advance Note
EXHIBIT D	Form of Release of Required Portfolio Documents
EXHIBIT E-1	Form of U.S. Tax Compliance Certificate
EXHIBIT E-2	Form of U.S. Tax Compliance Certificate
EXHIBIT E-3	Form of U.S. Tax Compliance Certificate
EXHIBIT E-4	Form of U.S. Tax Compliance Certificate
EXHIBIT F	Form of Assignment and Assumption Agreement

LOAN AND SERVICING AGREEMENT, dated as of January 23, 2026 by and among:

(1) TSC BDC FINANCING 1 LLC, a Delaware limited liability company (the “Borrower”);

(2) the lenders from time to time party hereto, as Delayed Draw Term Advance Lenders (as defined herein);

(3) the lenders from time to time party hereto, as Revolving Lenders (as defined herein);

(4) BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent (as defined herein);

(5) CITY NATIONAL BANK, as the Revolving Administrative Agent (as defined herein);

(6) BARINGS DIRECT INVESTMENTS LLC, as the Facility Servicer (as defined herein);

(7) TCW PT MANAGEMENT COMPANY LLC, a Delaware limited liability company, as the Portfolio Asset Servicer (as defined herein); and

(8) BARINGS DIRECT INVESTMENTS LLC, as the Collateral Custodian (as defined herein).

The Lenders have agreed, on the terms and conditions set forth herein, to provide a secured revolving loan facility and a secured delayed draw term loan facility (the “Facility”) in the amounts and in accordance with the terms set forth herein.

The proceeds of the Delayed Draw Term Advances will be used to (i) finance the origination and/or acquisition by the Borrower in Eligible Portfolio Assets, (ii) fund Eligible Portfolio Assets which are Loan Asset Delayed Draws, (iii) repay the Revolving Loan Advances Outstanding, (iv) to pay fees and expenses incurred in connection with Eligible Portfolio Assets and the Transaction Documents, and (v) to make Restricted Junior Payments in accordance with the terms hereof.

The proceeds of the Revolving Loan Advances will be used to fund same day or next day draws in respect of Loan Asset Revolvers.

Accordingly, the parties agree as follows:

ARTICLE I

INTERPRETATION

SECTION 1.01 Certain Defined Terms. As used in this Agreement and the exhibits, schedules and other attachments hereto (each of which is hereby incorporated herein and made a part hereof), the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, modified, and supplemented from time to time, and the rules and regulations promulgated thereunder.

“Acceptable Rating Agency” means (a) Moody’s, or (b) any credit rating agency (other than Egan Jones) that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Majority Lenders, so long as, in each case, any such credit rating agency continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.

“Account Bank” means U.S. Bank National Association, in its capacity as the “Bank” or “Securities Intermediary” pursuant to an Account Control Agreement, and each other Person acting in the capacity as the “Bank” or “Securities Intermediary” or such other similar term or capacity pursuant to any agreement replacing or substituting any such Account Control Agreement in accordance with the terms hereof.

“Account Control Agreement” means (a) for each Account that is a deposit account, a deposit account control agreement or similar agreement in form reasonably acceptable to the Administrative Agent, including, without limitation, (i) the “springing” deposit account control agreement, dated the Closing Date, among the Borrower, U.S. Bank National Association, as the Account Bank and the Administrative Agent, in respect of the Operating Account, (ii) the “springing” deposit account control agreement, dated the Closing Date, among the Borrower, U.S. Bank National Association, as the Account Bank and the Administrative Agent, in respect of the Principal Collection Account, and (iii) the “blocked” deposit account control agreement, dated the Closing Date, among the Borrower, U.S. Bank National Association, as the Account Bank and the Administrative Agent, in respect of the Interest Collection Account and (b) for each Account that is a securities account, a securities account control agreement in a form reasonably satisfactory to the Administrative Agent including, without limitation, each securities account control agreement, dated the Closing Date, among the Borrower, U.S. Bank National Association, as the Account Bank and the Administrative Agent, in each case of (a) and (b) above, executed by the Borrower, the Administrative Agent and the applicable Account Bank.

“Accounts” means all deposit accounts and securities accounts maintained by, or for the benefit of, the Loan Parties from time to time.

“Administrative Agent” means Barings Direct Investments LLC, in its capacity as administrative agent for the Lenders, together with its successors and permitted assigns, including any successor appointed pursuant to Article VII.

“Administrative Agent Resignation Effective Date” has the meaning assigned to that term in Section 7.06(a).

“Administrative Expense Cap” has the meaning assigned to that term in Section 2.08(a)(i)(a).

“Advance” means, each Delayed Draw Term Advance and each Revolving Loan Advance, as applicable.

“Advance Date” means, with respect to any Advance, the day on which such Advance is made.

“Advance Date Report” means that certain information reporting package, which includes the Reporting Package, Compliance Report and the Notice of Borrowing delivered in .pdf format and attested to by a Responsible Officer of the Borrower, substantially in the form agreed to between the Administrative Agent and the Borrower on the Closing Date and including the “Notice of Borrowing” and “Compliance Calculation” tabs of the Reporting Package.

“Advance Rate” means 65%.

“Advances Outstanding” means, the Delayed Draw Term Advances Outstanding and the Revolving Loan Advances Outstanding.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” when used with respect to a Person, means any other Person Controlling, Controlled by or under common Control with such Person.

“Agent-Servicer Fee Letter” means, the fee letter between the Administrative Agent, the Facility Servicer, and the Borrower dated as of the Closing Date.

“Agent Parties” has the meaning assigned to that term in Section 11.02(d)(ii).

“Agents” means, the Administrative Agent and the Revolving Administrative Agent.

“Agreement” means this Loan and Servicing Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% per annum, and (c) Term SOFR for a one-month tenor in effect on such date plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively. The Alternate Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of the Administrative Agent, the Revolving Administrative Agent or any Lender.

“Anti-Corruption Laws” means any and all Applicable Laws relating to anti-corruption and anti-bribery, including, but not limited to, the Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010, each as amended, and any rule, regulation, order, or directive promulgated, issued, or enforced pursuant to such Applicable Laws.

“Anti-Money Laundering Laws” means any and all Applicable Laws relating to anti-money laundering and financial recordkeeping and reporting requirements, including, but not limited to, the Bank Secrecy Act (as amended by the USA PATRIOT Act), the Anti-Money Laundering Act of 2020, and any rule, regulation order or directive thereunder and any related or similar rules, regulations, orders, directives or guidelines, issued, administered or enforced by any governmental agency.

“Anti-Terrorism Laws and Sanctions” means any and all Applicable Laws relating to terrorism and economic or financial sanctions or trade embargoes imposed, administered or enforced by the

U.S. Government (including, without limitation, the U.S. Department of State and OFAC), the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury or any other relevant Governmental Authority and any rule, regulation, order or directive promulgated, issued or enforced pursuant to such Applicable Laws.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Servicer” means the Facility Servicer or the Portfolio Asset Servicer, as the context may require.

“Applicable Spread” means (i) with respect to any Advance bearing interest at the Alternate Base Rate, 1.35%, and (ii) with respect to any Advance bearing interest at Daily Simple SOFR or Term SOFR, 2.35%.

“Approved Firm” means Lincoln International LLC, Valuation Research Corporation, Alvarez & Marsal, Murray Devine Valuation Advisors, Duff and Phelps LLC, Houlihan Lokey or any additional entity mutually agreed by the Administrative Agent and the Borrower from time to time (i) that is an independent appraisal firm recognized as being experienced in conducting valuations of the type constituting Portfolio Assets, and (ii) that the Majority Lenders, acting reasonably, determine is qualified with respect to each Portfolio Asset. Notwithstanding the foregoing, at no time may the Borrower, Holdings or any Affiliate of either be an Approved Firm.

“Approved Firm Valuation” means, with respect to any Portfolio Asset, a valuation or appraisal conducted by an Approved Firm, at the Borrower’s sole cost and expense, on the basis of the fair market value of such Portfolio Asset (that is, the price that would be paid by a willing buyer to a willing seller of such Portfolio Asset in a commercially reasonable sale on an arm’s-length basis) determined in Dollars. Any Approved Firm Valuation required to be delivered hereunder may be in the form of an update or reaffirmation by an Approved Firm of an Approved Firm Valuation previously performed by an Approved Firm.

“Assignment and Assumption Agreement” means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, the Revolving Administrative Agent (with respect to Revolving Loan Advances only) and with the consent of any Person whose consent is required by Section 11.04, substantially in the form of Exhibit F or any other form (including electronic documentation generated by use of an electronic platform) reasonably approved by the Administrative Agent and the Revolving Administrative Agent (with respect to Revolving Loan Advances only).

“Availability Period” means the Revolving Loan Availability Period and the DDTL Availability Period.

“Available Collections” means all cash Collections, all cash proceeds and all other cash amounts on deposit in the Collection Account from time to time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.19(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means:

(a)

with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule; and

(b)

with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” is deemed to have occurred with respect to a Person if either:

(a)

a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Laws, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal Bankruptcy Laws or other similar laws now or hereafter in effect; or

(b)

such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under the Bankruptcy Laws, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Benchmark” means, initially, Daily Simple SOFR (with respect to the Revolving Loan Advances) and the Term SOFR Reference Rate (with respect to the Delayed Draw Term Advances); provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR, the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19(c).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent (at the direction of the Majority Lenders) and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (at the direction of the Majority Lenders) and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been, or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement of publication of information (or, if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.19(c) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.19(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in a form agreed to by the Administrative Agent or its designee.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrower AML and International Trade Default” means, with respect to the Borrower, any one of the following events: (a) any representation contained Section 4.01(aa) is or becomes false at any time; or (b) the Borrower fails to comply with the covenant contained in Section 11.19(d) at any time.

“Borrower Covered Entity” means each of (a) the Borrower and its Subsidiaries, any guarantors or pledgors of collateral under this Agreement or any transaction document relating to the Portfolio Assets and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (i) ownership of, or power to vote, 25% or more of the issued and outstanding Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person or (ii) power to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Borrowing Base” means, as of any date of determination, the amount equal to (i) the Advance Rate multiplied by (ii) the sum of (x) the Total Portfolio Value.

“Business Day” means a day of the year other than (a) Saturday or a Sunday or (b) any other day on which commercial banks and/or insurance companies in New York, Massachusetts, Illinois or the offices of the Account Bank, Collateral Custodian, any Lender, Administrative Agent or Revolving Administrative Agent are authorized or required by Applicable Law, regulation or executive order to close.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or the NAIC or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and (iii) all requests, rules, guidelines or directives promulgated by NAIC or issued in connection therewith, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” is deemed to have occurred if (a) the Sponsor or an Affiliate thereof fails to manage or otherwise Control the Borrower, or (b) Holdings fails to directly own 100% of the Borrower.

“Closing Date” means the date of this Agreement.

“Closing Date Participation” means each Initial Portfolio Asset that consists of a loan participation interest subject to a Participation Agreement that is pending elevation to an assignment of such Portfolio Asset until such Portfolio Asset has been elevated by assignment.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning assigned to that term in Section 2.09(a).

“Collateral Custodian” means Barings Direct Investments LLC, not in its individual capacity, in its capacity as collateral custodian for the Administrative Agent, the Revolving Administrative Agent (with respect to the assignment of Revolving Loan Advances only) and the Lenders pursuant to the terms of this Agreement, together with its successors and permitted assigns, including any successor appointed pursuant to Article IX.

“Collateral Custodian Termination Expenses” has the meaning assigned to that term in Section 9.05.

“Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 9.05.

“Collateral Management Agreement” means that Collateral Management Agreement, dated as of the date hereof, by and between the Borrower and TCW PT Management Company LLC, as collateral manager (the “Collateral Manager”) and acknowledged by Holdings, pursuant to which the Collateral Manager shall have agreed to provide to the Borrower with certain investment advisory and management services.

“Collection Accounts” means the Principal Collection Account and the Interest Collection Account.

“Collections” means all cash collections and other cash proceeds with respect to any Portfolio Asset (including, without limitation, dividends, Distributions, fees and all other amounts received in respect of such Portfolio Asset), all recoveries, all insurance proceeds or similar recoveries and proceeds of any liquidations or Sales in each case, attributable to such Portfolio Asset, and all other Proceeds or other funds of any kind or nature received by any Loan Party with respect to any Portfolio Asset.

“Commitment” means, with respect to any Lender, the sum of such Lender’s Revolving Loan Commitment and Delayed Draw Term Loan Commitment.

“Communications” has the meaning assigned to that term in Section 11.02(d)(ii).

“Compliance Report” means a report stating that (a) the calculation of the Borrowing Base, and (b) the calculation of the LTV and Total Portfolio Value, in each case is true, accurate, correct, and complete as of the date set forth therein, substantially in the form agreed to between the Administrative Agent and the Borrower on the Closing Date and as set forth on the “Compliance Calculation” tab of the Reporting Package.

“Concentration Limits” means the concentration limits and eligibility criteria set forth on Schedule VI.

“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Daily Simple SOFR,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.21 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (at the direction of the Majority Lenders) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (at the direction of the Majority Lenders) determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (at the direction of the Majority Lenders) decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, for any Person, its constituent or organizational documents and any governmental or other filings related thereto, including: (a) in the case of any limited partnership, exempted limited partnership or other form of business entity, the limited partnership agreement, exempted limited partnership agreement, articles of association, statutory statement or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state, registrar or other department in the state or jurisdiction of its formation, (b) in the case of any limited liability company, the articles of formation, articles of association, limited liability company agreement and/or operating agreement for such Person and (c) in the case of a corporation or an exempted company, the certificate of incorporation and the memorandum and articles of association and/or the bylaws (or equivalent) for such Person.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Cov-Lite Loan” means Loan Asset that does not (i) contain any financial covenants or (ii) require the Obligor thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Agreements); provided that, notwithstanding the foregoing, a Loan Asset shall be deemed for all purposes not to be a Cov-Lite Loan if the Underlying Agreement for such Loan Asset contains a cross-default or cross-acceleration provision to, or such Loan Asset is pari passu with, another loan, debt obligation or credit facility of the underlying Obligor that contains one or more Maintenance Covenants.

“Cut-Off Date” means, with respect to a Portfolio Asset, the date (which may be the Closing Date) such Portfolio Asset is Transferred to the Borrower.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum equal to (A) SOFR for the day (the “SOFR Determination Date”) that is two (2) U.S. Government Securities Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a U.S. Government Securities Business Day or (ii) the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a U.S. Government Securities Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. on the second U.S. Government Securities Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first U.S. Government Securities Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that, SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“DDTL Availability Period” means the period commencing on the Closing Date and ending on the earlier of (a) the date which is three (3) years after the Closing Date, as such date may be extended pursuant to Section 2.14 and (b) the date the Delayed Draw Term Loan Commitments are terminated in accordance with this Agreement, whether as a result of an Event of Default or otherwise, and subject to the suspension thereof in accordance with the terms hereof upon the occurrence and during the continuance of an Event of Default or a Market Trigger Event; provided that, to the extent that the DDTL Availability Period ends on a date that is not a Business Day, then the DDTL Availability Period shall end on the next succeeding Business Day.

“DDTL Incremental Commitment” shall have the meaning given to such term in Section 2.15(a).

“Debt Rating” means the debt rating of the Facility as determined from time to time by any Acceptable Rating Agency; provided that if at any time there are two (2) or more Debt Ratings issued from Acceptable Rating Agencies, the Debt Rating shall be the lower of such Debt Ratings.

“Deemed Rate” shall mean, at the time of determination, a fixed rate per annum equal to Term SOFR plus the Applicable Spread as in effect as of two (2) Business Days prior to the applicable prepayment date as if a loan for a three month interest period was to be made on the prepayment date.

“Default Rate” means, as of any date of determination, a rate per annum equal to the interest rate that is or would be applicable to the Advances at such time plus 2.0%.

“Defaulting Lender” means, subject to Section 2.17, any Lender that (a) has failed to (i) fund all or any portion of its Advances within two (2) Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent, Revolving Administrative Agent (with respect to Revolving Loan Advances only) and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Revolving Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Revolving Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) (i) has failed, within three (3) Business Days after written request by the Administrative Agent (acting in accordance with the written direction of the Majority Lenders) or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c)(i) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (ii) has failed, within three (3) Business Days after written request by the Revolving Administrative Agent (acting in accordance with the written direction of the Majority Revolving Lenders) or the Borrower, to confirm in writing to the Revolving Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c)(ii) upon receipt of such written confirmation by the Revolving Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a Bankruptcy Event, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Borrower, Majority Lenders or Majority Revolving Lenders that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17) upon delivery of written notice of such determination to the Borrower (if such determination has been made by Majority Lenders), the Administrative Agent, the Revolving Administrative Agent and each Lender.

“Delayed Draw Term Advance” means a loan made by any Delayed Draw Term Advance Lender under such Lender’s Delayed Draw Term Loan Commitment to the Borrower pursuant to Article II.

“Delayed Draw Term Advance Lender” means, as of any date of determination, a Lender with a Delayed Draw Term Loan Commitment or, if the Delayed Draw Term Loan Commitments have terminated or expired, a Lender with Delayed Draw Term Advances Outstanding.

“Delayed Draw Term Advance Note” has the meaning assigned to such term in Section 2.03(b).

“Delayed Draw Term Advances Outstanding” means, at any time, the aggregate outstanding principal amount of all Delayed Draw Term Advances at such time.

“Delayed Draw Term Advance Participant Register” has the meaning assigned to that term in Section 2.03(e).

“Delayed Draw Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Delayed Draw Term Advances hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.04 or Section 2.15 or as otherwise provided in this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption Agreement. The aggregate amount of each Delayed Draw Term Advance Lender’s Delayed Draw Term Loan Commitment is set forth on Schedule II hereto or in the Assignment and Assumption Agreement pursuant to which such Lender shall have assumed its Delayed Draw Term Loan Commitment, as applicable. The aggregate amount of the Lenders’ Delayed Draw Term Loan Commitments as of the Closing Date is $450,000,000.

“Delayed Draw Term Loan Maximum Availability” means, at any time, the lesser of (a) the Delayed Draw Term Loan Maximum Facility Amount at such time, and (b) the Borrowing Base at such time.

“Delayed Draw Term Loan Maximum Facility Amount” means, at any time, an amount equal to the aggregate Delayed Draw Term Loan Commitments.

“Delayed Draw Term Advance Register” has the meaning assigned to that term in Section 2.03(c).

“Distinct Obligor” means, as of any date of determination, each Obligor (treating all Obligors that are Affiliates of one another as a single Obligor); provided that an Obligor will not be considered an Affiliate of any other Obligor (a) solely due to the fact that each such Obligor is under the Control of the same financial sponsor or (b) if they have distinct corporate family ratings and/or distinct issuer credit ratings.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Lender” means each Person identified by the Borrower to the Administrative Agent and set forth on Schedule VII (such list, as in effect on the Closing Date and thereafter, as amended or supplemented with the prior written consent of the Administrative Agent, the “DQ List”); provided that at no time shall such DQ List include a commercial lender (i.e., a national bank, a state chartered bank or other similarly regulated lending institution) or insurance company. The identification of a Disqualified Lender after the Closing Date shall not retroactively disqualify any Person that has previously acquired an assignment or participation interest in any Advance or Commitment (or any Person that, prior to such identification, has entered into a bona fide and binding trade for either of the foregoing and has not yet acquired such assignment or participation).

“Distribution” means (a) any dividend, distribution or payment, direct or indirect, to or for the benefit of any holder of any Equity Interests of a Person now or hereafter outstanding and (b) any Distribution in Kind.

“Distribution in Kind” means any non-cash dividend or distribution, direct or indirect, to or for the benefit of a holder of Equity Interests.

“Dollar(s)” and the sign “$” means the lawful money of the United States of America.

“EBITDA” means, with respect to any period and for any Loan Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Underlying Agreement for such Loan Asset (together with all reasonable add-backs and exclusions as designated in such Underlying Agreement), and in any case that “EBITDA”, “Adjusted EBITDA” or if such comparable definition is not defined in such Underlying Agreement where EBITDA is otherwise applicable, an amount, for the principal Obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Underlying Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to (a) consolidated net income for such period plus, (b) to the extent deducted in calculating consolidated net income, the sum of (i) interest expense, (ii) income taxes, (iii) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period) and (iv) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, “run-rate” adjustments, extraordinary losses in accordance with GAAP, one-time, and non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and minus, (c) to the extent included in calculating net income and without duplication, (i) interest income to the extent received in cash during such period, and (ii) gains realized in connection with the sale or disposition of assets other than in the ordinary course of business.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Portfolio Asset File” mean any Portfolio Asset File document that the Borrower delivers to the Collateral Custodian electronically in a .pdf format and identified as “unique loan id.document_name. pdf” (example: 12345.mortgage.pdf).

“Eligible Assignee” means (a) a Lender or any of its Affiliates, (b) any Person managed by, or an advisory account of, a Lender or any of its Affiliates, or (c) any financial or other institution reasonably acceptable to the Administrative Agent that at the time it becomes a Lender is a Qualified Purchaser, in each case, other than any Loan Party or an Affiliate thereof; provided that, no Disqualified Lender shall qualify as an Eligible Assignee prior to an Event of Default.

“Eligible Investment” means any investment denominated in Dollars that, at the time it is delivered to the Collateral Custodian, is one or more of the following obligations or securities:

(a)	cash;

(b)

direct Registered obligations of, and Registered obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(c)

demand and time deposits in any depositary institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or State banking authorities so long as such demand or time deposits are covered by an extended Federal Deposit Insurance Corporation (the “FDIC”) insurance program where 100% of the deposits are insured by the FDIC, which is backed by the full faith and credit of the United States; and

(d)	shares or other securities of registered money market funds which funds have, at all times, the highest credit ratings from one or more nationally recognized investment rating agencies.

provided, that (i) Eligible Investments purchased with funds in the Collection Accounts or Operating Account will be held until maturity except as otherwise specifically provided in this Agreement but in any event an Eligible Investment in the Collection Accounts or Operating Account shall mature or be redeemed by the Borrower no later than the Business Day immediately preceding the next Reporting Date, (ii) Eligible Investments must be purchased at a price less than or equal to par, (iii) neither all nor substantially all of the remaining amounts payable thereunder consist of interest and not principal payments, (iv) payments on such obligation or security are not subject to any withholding tax at any time through its maturity unless the applicable Obligor is required to make gross-up payments to cover the full amount of any withholding tax on an after-tax basis, (v) such obligation or security is not a mortgage-backed security and is not secured by real property and (vi) its repayment is not subject to substantial non-credit related risk as determined by the Administrative Agent; provided further that notwithstanding the foregoing, it shall be understood that the customary overnight sweep investment instruments entered into in the ordinary course of business with U.S. Bank, as Account Bank, or any successor account bank, shall be permitted.

“Eligible Portfolio Asset” shall have the meaning given to such term in Schedule VI.

“Environmental Laws” means any and all foreign, federal, State and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Equity Contribution” means, any cash equity contribution to Borrower (funded with a capital contribution to Holdings or proceeds of capital stock issued by Holdings).

“Equity Interests” means, all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Equityholder” means each direct or indirect owner of the membership interests in the Borrower.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a Loan Party, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with a Loan Party, (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as a Loan Party, any corporation described in clause (a) above or any trade or business described in clause (b) above or (d) a member of the same group of related business entities under Section 414(o) of the Code as a Loan Party, any corporation described in clause (a) above, any trade or business described in clause (b) above or any member of any affiliated service group described in clause (c) above.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by a Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules or the failure by a Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (c) the determination that any Pension Plan is considered an at-risk plan or that any Multiemployer Plan is endangered or is in critical status within the meaning of Section 430, 431 or 432 of the Code or Section 303, 304 or 305 of ERISA, as applicable; (d) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums not yet due; (e) the provision to a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan or the occurrence of any event or condition which would reasonably be expected to constitute grounds under Section 4041 or 4042 of ERISA for the termination of, or the appointment of a trustee to administer any Pension Plan or Multiemployer Plan or the institution by the PBGC of proceedings to terminate any Pension Plan or Multiemployer Plan; (f) the withdrawal of a Loan Party or any ERISA Affiliate from a Pension Plan or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA or the cessation of operations by a Loan Party or any ERISA Affiliate that would be treated as a withdrawal from a Pension Plan under Section 4062(e) of ERISA; (g) the engagement by any Loan Party or any ERISA Affiliate in a transaction that could be subject to Section 4062(e) or Section 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (h) the partial or complete withdrawal (within the meaning of Section 4203 and 4205 of ERISA) by a Loan Party or any ERISA Affiliate from any Multiemployer Plan or the receipt by a Loan Party or any ERISA Affiliate of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (i) the imposition of a Lien on the property of a Loan Party pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA or otherwise; or (j) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.

“Erroneous Payment” has the meaning assigned to that term in Section 7.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to that term in Section 7.11(d).

“Erroneous Payment Impacted Class” has the meaning assigned to that term in Section 7.11(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to that term in Section 7.11(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 7.11(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to that term in Section 6.01.

“Excepted Persons” has the meaning assigned to that term in Section 11.11(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amount” means, without duplication, any amount received in any Collection Account (i) attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on a Loan Asset included as part of the Collateral or on any Underlying Collateral; (ii) with respect to any Loan Asset that is Sold by the Borrower pursuant to Section 2.10, to the extent such amount is attributable to a time after the effective date of such Sale and (iii) amounts deposited in the Collection Account in error which were not required to be deposited therein.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and any branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(f) and (d) any withholding Taxes imposed under FATCA.

“Facility” has the meaning assigned to that term in the preamble hereto.

“Facility Servicer” means Barings Direct Investments LLC, not in its individual capacity, in its capacity as servicer pursuant to the terms of this Agreement, together with its successors and permitted assigns, including any successor appointed pursuant to Article VIII.

“Facility Termination Date” means the date on which the aggregate outstanding principal amount of all Advances have been repaid in full in immediately available funds and all accrued and unpaid interest thereon, all Fees and all other Obligations (other than contingent indemnification obligations for which no claim has been asserted and other obligations that survive the termination of this Agreement, in each case, not then due and owing) have been paid in full in cash, the Commitments of the Lenders hereunder have been terminated and the Borrower has no further right to request any additional Advances.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules, or official practices adopted pursuant to any intergovernmental agreements, treaties or conventions among Governmental Authorities and implementing such provisions of the Code.

“FDIC” has the meaning assigned to that term in the definition of Eligible Investment.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, , if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Revolving Administrative Agent from three federal funds brokers of national recognized standing selected by it. Notwithstanding the foregoing or any other provision of this Agreement, the rate determined pursuant to this definition shall not be less than the Floor.

“Fee Agreement” means each agreement with respect to payment of fees (other than as set forth in any Fee Letter) by and among the Borrower and any Agent in connection with the transactions contemplated by this Agreement.

“Fee Letter” means each of the Agent-Servicer Fee Letter, the Revolving Administrative Agent Fee Letter and each other fee letter agreement entered into by and among the Borrower and any of Barings Direct Investments LLC, the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer, and/or any Lender or any Affiliate thereof in connection with the transactions contemplated by this Agreement.

“Fees” means the fees payable to the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer, the Collateral Custodian, any Lender or any other applicable agent or party pursuant to the terms of any Fee Letters or the other Transaction Documents.

“Follow-On Investments” means any additional capital invested by the Borrower to maintain or maximize the value of an existing Portfolio Asset.

“Floor” means 1.00%.

“Foreign Lender” means any Lender that is not a U.S. Person.

“FpML” means Financial products Markup Language.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination. Subject to Section 1.06, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 4.03(g).

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government and any court or arbitrator having jurisdiction over such Person (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Hazardous Materials” means all materials that are now or hereafter become subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, per- and polyfluroalkyl substances, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Hedging Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards) and any schedules, confirmations and documents and other confirming evidence between such parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

“Hedging Obligations” means any and all obligations whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (a) any and all Hedging Agreements, and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any Hedging Agreement.

“Holdings” means TCW Steel City Senior Lending BDC.

“Holdings Pledge and Security Agreement” means that Pledge and Security Agreement, dated as of the date hereof, pursuant to which Holdings shall have pledged the Pledged Equity to the Administrative Agent for the benefit of the Secured Parties.

“Illegality Notice” has the meaning assigned to that term in Section 2.19(b).

“Incremental Commitment” has the meaning assigned to that term in Section 2.15(a).

“Incremental Commitment Effective Date” has the meaning assigned to that term in Section 2.15(c).

“Incremental Lender” has the meaning assigned to that term in Section 2.15(b).

“Incurrence Covenant” means a covenant by any Obligor to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) only upon the occurrence of certain actions of the borrower, including a debt issuance, drawing a revolver, dividend payment, share purchase, merger, acquisition or divestiture.

“Indebtedness” means with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (c) all Hedging Obligations and (d) all obligations under guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (c) above.

“Indemnified Amounts” has the meaning assigned to that term in Section 10.01(a).

“Indemnified Party” has the meaning assigned to that term in Section 10.01(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Transaction Document, and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Director” means a natural person who (a) for the three-year period prior to his or her appointment as Independent Director, has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an Independent Director of the Borrower or Affiliates of the Borrower), (ii) a customer or supplier of the Borrower or any of its Affiliates (other than a supplier of his or her service as an Independent Director of the Borrower or such Affiliate) or (iii) any member of the immediate family of a person described in clause (i) or (ii) and (b) has (1) prior experience as an Independent Director for a corporation, limited liability company or limited partnership whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation, limited liability company or limited partnership could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Industry Sector” means any “Level 3” industry category or subcategory of “Global Industry Classification Standard”, as in effect on the Closing Date or incorporating modifications reasonably acceptable to the Majority Lenders, or any comparable classification system reasonably acceptable to the Borrower and the Majority Lenders (and in the case of any such comparable classification system, references to an industry sector set forth herein shall be deemed to refer to such sector in such successor classification system as the Borrower and the Majority Lenders may agree).

“Information” has the meaning assigned to that term in Section 11.11(c).

“Initial Advance” means the Initial Delayed Draw Term Advance.

“Initial DDTL Availability Period” has the meaning assigned to that term in Section 2.14(b).

“Initial Delayed Draw Term Advance” means the first Delayed Draw Term Advance made to the Borrower pursuant to Article II.

“Initial Portfolio Asset” means the Portfolio Assets set forth on Schedule I on the Closing Date.

“Initial Ramp-Up Period” has the meaning assigned to that term in Section 2.14(a).

“Initial Revolving Loan Availability Period” has the meaning assigned to that term in Section 2.14(c).

“Interest Collection Account” means the accounts established with the Account Bank in the name of the Borrower into which Interest Collections shall be deposited in accordance with the terms of this Agreement and subject to a “blocked” Account Control Agreement and under the “control” (within the meaning of Section 9-104 or 9-106 of the UCC, as applicable) of the Administrative Agent for the benefit of the Secured Parties.

“Interest Collections” means, collectively all Collections attributable to dividends, Distributions and interest on any Portfolio Asset deposited into a Collection Account (including Interest Collections attributable to the portion of the outstanding principal balance of a Portfolio Asset, if any, that represents interest which has accrued in kind and has been added to the principal balance of such Portfolio Asset), including all Scheduled Portfolio Asset Payments of interest and payments of interest relating to principal prepayments, all gains on equity, all royalties, all guaranty payments attributable to interest and proceeds of any liquidations, sales or dispositions attributable to interest on such Portfolio Asset. Interest Collections expressly includes any amendment fees, late fee, waiver fees, extension fees, prepayment fees or other fees (other than Fees) received in respect of a Portfolio Asset; provided that, any Unidentified Proceeds deposited in the Principal Collection Account shall not be considered Interest Collections for any purposes, until such proceeds have been recognized as Interest Collections and transferred to the Interest Collection Account in accordance with Section 2.08(f).

“Interest Period” means, with respect to any Advance (a) initially, the period commencing on the Advance Date with respect to such Advance to but excluding the first Reporting Date to occur after the date of such Advance, and (b) thereafter, each successive period from and including each Reporting Date to but excluding the following Reporting Date; provided that, if an Interest Period would extend beyond the Maturity Date, then such Interest Period shall end on the Maturity Date.

“Interim-Period Payment Date” has the meaning assigned to that term in the definition of “Payment Date”.

“Investor” means any Person that is admitted to an Equityholder as a limited partner or general partner in accordance with the terms of relevant Constituent Documents of the applicable Equityholder.

“IRS” means the Internal Revenue Service.

“Lender” means collectively, the Delayed Draw Term Advance Lenders, the Revolving Lenders, the Incremental Lenders and any other Person to whom any such Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04 and any other party that becomes a lender pursuant to an Assignment and Assumption Agreement.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing), or the filing of or financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“Liquidity Agreement” has the meaning assigned to that term in Section 11.04(b).

“Loan Asset” means any debt interest or debt participation interest in the debt obligations of any applicable Obligor owned by a Loan Party (other than Holdings) as set forth on the Portfolio Asset Schedule which debt interest or debt participation interest includes all right, title and interest in and to (i) such debt interest, the related Underlying Agreement and any Underlying Collateral or (ii) such debt participation interest, the related Participation Agreement and, subject to the terms thereof, the related Underlying Agreement and any Underlying Collateral.

“Loan Asset Delayed Draw” means the obligation to fund a delayed draw term loan under any Underlying Agreement.

“Loan Asset Revolver” means a next day or same day funding obligation with respect to any Eligible Portfolio Asset that is a revolving loan under its applicable Underlying Agreement.

“Loan Parties” means the Borrower.

“LTV” means, as of any date of determination, the ratio (expressed as a percentage) of (a) all Advances Outstanding as of such date, to (b) the Total Portfolio Value as of such date.

“Major Material Modification” means any amendment or waiver of, or modification or supplement to, or termination, cancellation or release of, an Underlying Agreement for a Loan Asset or for the Underlying Loan Obligation for a Portfolio Asset, as applicable, executed or effected on or after the applicable Cut-Off Date that, either individually or in the aggregate:

(a) forgives, excuses, reduces, waives or modifies such Underlying Agreement or the related loan documents in a manner which would reduce the outstanding principal amount due thereunder;

(b) releases any Obligor from all or substantially all of its obligations under such Underlying Agreement or the related loan documents or permit an Obligor to assign or transfer all or substantially all of its rights and obligations under such Underlying Agreement or the related loan documents (other than as expressly contemplated by such loan documents);

(c) releases any collateral for a Loan Asset other than as set forth in such Underlying Agreement or the related loan documents;

(d) alters any provision requiring the pro rata treatment of like obligations that affect a Loan Asset or commitment in a manner that adversely impacts the holders thereof;

(e) subordinates the outstanding obligations payable to in respect of such Loan Asset under such Underlying Agreement or the related loan documents in right of payment to any other indebtedness, or subordinates the liens securing the obligations under such Underlying Agreement or the related loan documents to any lien securing other indebtedness, in each case other than permitted liens or as permitted by the existing underlying loan agreement or related loan documents; or

(f) otherwise requires 100% lender vote thereunder.

“Majority Lenders” means the Lenders representing an aggregate of more than 50% of (i) the aggregate Delayed Draw Term Loan Commitments, and after the termination of the Delayed Draw Term Loan Commitments, the Delayed Draw Term Advances Outstanding, and (ii) the Revolving Loan Commitments, and after the termination of the Revolving Loan Commitments, the Revolving Loan Advances Outstanding; provided, the Delayed Draw Term Advances, the Delayed Draw Term Loan Commitments, the Revolving Loan Advances and Revolving Loan Commitments of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time; provided, further, that the “Majority Lenders” shall at all times include all Lenders that are managed accounts or advisory accounts of Barings, LLC (solely to the extent any such managed or advisory account of Barings LLC is a Lender at such time).

“Majority Revolving Lenders” means the Lenders representing an aggregate of more than 50% of the Revolving Loan Commitments, and after the termination of the Revolving Loan Commitments, the Revolving Loan Advances Outstanding; provided, that the Revolving Loan Advances and Revolving Loan Commitments of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time; provided, further, that the “Majority Revolving Lenders” shall at all times include City National Bank (solely to the extent it is a Lender at such time).

“Make-Whole Amount” means, as of any date of determination, an amount equal to the nominal rate of interest that would otherwise have been payable to the Delayed Draw Term Advance Lenders on the principal amount of such Advances prepaid during the Non-Call Period at the Deemed Rate from the date of the applicable prepayment of Delayed Draw Term Advances through the end of the Non-Call Period (or such later date as may be agreed in connection with any Incremental Commitment), to said date using a discount rate equal to the Treasury Rate plus 0.50% per annum.

“Market Trigger Event” means, as at any date of determination, (i) the LTV as of such date, exceeds the applicable “Maximum LTV” by 5% or more, (ii) a Rating Event has occurred and has not been cured by a Rating Event Cure within sixty (60) days, (iii) there are fewer than eight (8) Distinct Obligors for which no Underlying Obligor Default has occurred and is continuing as of such date, or (iv) at any time on or after the date which is eighteen (18) months prior to the Stated Maturity Date of the Delayed Draw Term Advances, the Delayed Draw Term Advances Outstanding is greater than zero.

“Market Trigger Event Cure” has the meaning assigned to that term in Section 2.18.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, liabilities (actual or contingent), performance or properties of the Borrower individually and the Loan Parties, taken as a whole, (b) the validity or enforceability of this Agreement or any other Transaction Document or the validity or enforceability of the Portfolio Assets generally or any material portion of the Portfolio Assets, (c) the rights and remedies of the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer, any Lender or any other Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of any Loan Party to perform its obligations under this Agreement or any other Transaction Document or (e) the existence, perfection, priority or enforceability of the Administrative Agent’s or the other Secured Parties’ Lien on the Collateral.

“Material Modification” means a Minor Material Modification or a Major Material Modification, as the context may require.

“Material Modification Adjustment Event” has the meaning assigned to that term in Section 5.01(f)(iv).

“Maturity Date” means the earliest to occur of (a) the Stated Maturity Date, (b) the date the Advances are accelerated upon the occurrence of an Event of Default and (c) ninety (90) days prior to the dissolution of any Loan Party; provided that, if the Maturity Date falls on a date that is not a Business Day, then the Maturity Date shall be the next succeeding Business Day.

“Maximum Facility Amount” means, at any time, an amount equal to the aggregate Commitments of the Lenders at such time as set forth on Schedule II, as may be decreased in accordance with Section 2.04 or increased in accordance with Section 2.15. The Maximum Facility Amount on the Closing Date is $475,000,000.

“Maximum LTV” has the meaning assigned to that term in the definition of “Maximum LTV Trigger”.

“Maximum LTV Trigger” means, (i) if as of any date of determination, from the Closing Date until the end of the Ramp-Up Period, the LTV as of such date exceeds 65%, and (ii) if as of any date of determination, after the Ramp-Up Period, the LTV as of such date exceeds the LTV percentage set forth in column (2) below (together with the LTV percentage described in clause (i), the “Maximum LTV”) calculated by reference to the number of Eligible Portfolio Assets held by Distinct Obligors on such date in column (1) below.

(1) # of Eligible Portfolio Assets with Distinct Obligors held by Borrower	(2) Maximum LTV
> 20	65%
16 to 20	50%
12 to 15	35%
< 12	0%

“Maximum Rate” has the meaning assigned to that term in Section 2.05(h).

“Middle Market Obligors” means, with respect to each Portfolio Asset, Obligors and their consolidated Subsidiaries having an aggregate LTM EBITDA of less than $50,000,000, but greater than or equal to $15,000,000;

“Minimum Utilization Amount” means, (i) from the Closing Date until the end of the Ramp-Up Period, an amount equal to 20% of the Delayed Draw Term Loan Maximum Facility Amount as of such date, (ii) following the end of the Ramp-Up Period until July 22, 2027, an amount equal to 65% of the Delayed Draw Term Loan Maximum Facility Amount as of such date, and (iii) from July 23, 2027, being the date which is 18 months after the Closing Date, until the end of the DDTL Availability Period, an amount equal to 70% of the Delayed Draw Term Loan Maximum Facility Amount as of such date; provided that if an Equity Contribution is made to the Borrower following the end of the Ramp-Up Period, and applied by the Borrower to repay the Advances Outstanding in full, together with all accrued and unpaid interest thereon, in accordance with Section 2.04(h), (x) for the first 30 days following the date of such Equity Contribution, the Minimum Utilization Amount, shall be an amount equal to 50% of the Delayed Draw Term Loan Maximum Facility Amount as of such date, (y) from the 31st day, until the day that is 60 days from the date of such Equity Contribution, the Minimum Utilization Amount, shall be an amount equal to 60% of the Delayed Draw Term Loan Maximum Facility Amount as of such date, and (z) thereafter, the Minimum Utilization Amount shall be calculated as set forth in this definition, pursuant to clauses (ii) and (iii).

“Minor Material Modification” means any amendment or waiver of, or modification or supplement to, or termination, cancellation or release of, an Underlying Agreement for a Loan Asset or for the Underlying Loan Obligation for a Portfolio Asset, as applicable, executed or effected on or after the applicable Cut-Off Date that, either individually or in the aggregate:

(a) changes the cash pay interest rate by more than seventy-five (75 bps), measured cumulatively since the applicable Cut-Off Date;

(b) extends the scheduled date for payment of principal, interest, fees or other amounts payable under such Underlying Agreement or the related loan documents by more than twelve (12) months from the original date of payment or introduces, changes or converts all or any portion of cash pay interest into PIK interest, such that the minimum contractual required per annum applicable margin (excluding the related benchmark or index rate) at which each Obligor is required to pay interest in cash as set forth in each Underlying Agreement for each such Portfolio Asset is less than or equal to 3.00% per annum; or

(c) extends the scheduled date of expiration or termination of any commitment to make delayed draws or revolving loans with respect to such Loan Asset beyond twelve (12) months from the original scheduled date under the applicable Underlying Agreement or related loan documents.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions or, has during the preceding five (5) plan years made or been obligated to make contributions or with respect to which a Loan Party or any ERISA Affiliate otherwise has any liability or reasonable expectation of liability.

“Multiple Employer Plan” means a plan which has two (2) or more contributing sponsors (including a Loan Party or any ERISA Affiliate) at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“NAIC” means the National Association of Insurance Commissioners.

“Net Asset Value” means with respect to each Portfolio Asset, as of any date of determination, the lowest of (i) the par value of such Portfolio Asset, (ii) the most recent Approved Firm Valuation of such Portfolio Asset, conducted pursuant to Section 2.20 and (iii) the value as reflected in the most recent financial statements of the Loan Parties delivered (or required to be delivered) hereunder whether valued in accordance with GAAP or as determined by Lincoln International LLC in accordance with the valuation policy of the Borrower in effect on the Closing Date, together with any changes to such valuation policy (provided that any changes to such valuation policy shall be provided to Administrative Agent in writing), as set forth in the most recent Reporting Package delivered (or required to be delivered) to the Administrative Agent pursuant to Section 5.01(y) hereof in each case as adjusted to reflect any Material Modification Adjustment Event, and excluding any amounts in excess of the Concentration Limits.

“Non-Call Period” means the period commencing on the Closing Date and ending on the date that is 3 years after the Closing Date; provided that, to the extent that the Non-Call Period ends on a date that is not a Business Day, then the Non-Call Period shall end on the next succeeding Business Day.

“Non-Consenting Lender” means any Lender (other than the Delayed Draw Term Advance Lenders as of the Closing Date) that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Majority Lenders.

“Non-Exempt Person” means any Person other than a Person who is (or, in the case of a Person that is a disregarded entity, whose owner is) either (a) a U.S. Person or (b) has provided to the Administrative Agent, the Revolving Administrative Agent and the Facility Servicer for the relevant year such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and which pursuant to applicable provisions of (i) any income tax treaty between the United States and the country of residence of such Person, (ii) the Code and any successor statute or (iii) any applicable rules or regulations in effect under clause (i) or (ii) above, permit the Administrative Agent, the Revolving Loan Administrative Agent and the Facility Servicer to make any payments free of any obligation or liability for withholding.

“Non-Performing Asset” means any Loan Asset that (i) is subject to a Bankruptcy Event with respect to any applicable Obligor, or (ii) whereby an Underlying Obligor Default has occurred and is continuing thereunder.

“Notes” means the Revolving Credit Notes and the Delayed Draw Term Advance Notes, as applicable.

“Notice of Borrowing” means a notice of borrowing prepared by the Borrower substantially in the form agreed to between the Administrative Agent, the Revolving Administrative Agent, and the Borrower on the Closing Date and attached hereto as Exhibit A-2 (or such other form as agreed by the Borrower, the Administrative Agent and the Revolving Administrative Agent).

“Notice of Exclusive Control” means a notice of exclusive control or similar definition specified in the applicable “springing” Account Control Agreement.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Loan Parties to the Lenders, the Administrative Agent, the Revolving Loan Administrative Agent, the Facility Servicer, the Collateral Custodian or any other Secured Party arising under this Agreement or any other Transaction Document and shall include all liability for principal of and interest on the Advances, Fees, indemnifications and other amounts due or to become due by the Loan Parties to the Lenders, the Administrative Agent, the Revolving Loan Administrative Agent, the Facility Servicer, the Collateral Custodian and any other Secured Party under this Agreement or any other Transaction Document, including any Fee Letter and reasonable and documented costs and expenses payable by the Borrower to the Lenders, the Administrative Agent, the Revolving Loan Administrative Agent, the Facility Servicer, the Collateral Custodian or any other Secured Party, including reasonable attorneys’ fees, costs and expenses, including interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding), and including Erroneous Payment Subrogation Rights.

“Obligor” means, collectively, each Person obligated to make payments under an Underlying Agreement, including any guarantor thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Account” means the Accounts established with the Account Bank in the name of the Borrower into which the proceeds of each Advance shall be deposited in accordance with the terms of this Agreement and subject to a “springing” Account Control Agreement under the “control” (within the meaning of Section 9-104 or 9-106 of the UCC, as applicable) of the Administrative Agent for the benefit of the Secured Parties.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Commitment, Advance or Transaction Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes payable or determined to be payable to any Governmental Authority that arise from any payment made under, the execution, delivery, performance, enforcement or registration of, from receipt or perfection of a security interest under, filing and recording of this Agreement, or any other Transaction Documents, or otherwise in connection with this Agreement or any other Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of the Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Participant” has the meaning assigned to that term in Section 11.04(d); provided that, no Disqualified Lender shall be permitted to be a Participant hereunder prior to an Event of Default.

“Participant Register” means, the Delayed Draw Term Advance Participant Register and the Revolving Loan Advance Participant Register.

“Participation Agreement” means, for any Loan Asset that consists of a loan participation interest, the participation agreement or other agreement pursuant to which a Loan Party participates in the Underlying Loan Obligation for such Loan Asset in a form materially consistent with the LSTA form Participation Agreement for Par/Near Par Trades or the Practicing Law Institute form participation agreement, or otherwise in a form reasonably agreed to by such Loan Party and the Administrative Agent, in each case, on or prior to the Closing Date or Cut-Off Date for such Loan Asset, as the case may be.

“Payment Date” means (a) with respect to any unscheduled payments made at the Borrower’s option, any date specified by the Borrower so long as no more than two (2) such Payment Dates per calendar quarter (or such higher number agreed to by the Majority Lenders) are declared pursuant to this clause (a) (such unscheduled payment date, an “Interim-Period Payment Date”), (b) with respect to regularly scheduled payment dates, the 23rd day of each calendar month of January, April, July and October, or if such date is not a Business Day, the next succeeding Business Day (commencing on April 23, 2026) (such regularly scheduled payment date, a “Scheduled Payment Date”) and (c) the Maturity Date; provided that, the Borrower shall deliver written notice to the Administrative Agent, the Revolving Loan Administrative Agent and the Majority Lenders at least five (5) Business Days prior to any Interim-Period Payment Date.

“Payment Date Report” has the meaning assigned to that term in Section 8.08(a)(ii).

“Payment Notice” has the meaning assigned to that term in Section 7.11(b).

“Payment Recipient” has the meaning assigned to that term in Section 7.11(a).

“PBGC” means the United States Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) with respect to any Pension Plan and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate or with respect to which a Loan Party or any ERISA Affiliate otherwise has any liability or reasonable expectation of liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Liens” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the applicable Person, (c) Liens granted pursuant to or by the Transaction Documents, and (d) Liens routinely imposed on all securities or deposit accounts by the Account Bank, to the extent permitted under the Account Control Agreement.

“Permitted RIC Distributions” means, with respect to each taxable year in which Holdings is a “regulated investment company” within the meaning of Section 851 of the Code, any distributions determined by Holdings in good faith to be required to be made by the Borrower to Holdings in order to (i) permit Holdings to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year Holdings’ liability for U.S. federal and applicable state and local income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any corresponding provision of state or local law), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any corresponding provision of state or local law), and (iii) reduce to zero its liability for U.S. federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code.

“Person” means an individual, limited partnership, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Plan Assets” means “plan assets” as determined under the Plan Assets Regulation.

“Plan Assets Regulation” means 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.

“Pledged Equity” shall have the meaning given to such term in the Holdings Pledge and Security Agreement.

“Portfolio Asset Assignment” means an assignment, Participation Agreement or other agreement pursuant to which any Loan Asset not originated by the Borrower is Transferred to the Borrower (a) in a form substantially based upon the form document for loan assignments of the Loan Syndications and Trading Association, (b) in a form substantially based upon the form document for assignments required by the related Underlying Agreement or required by the general partners or investment advisers of such Portfolio Asset or (c) in a form reasonably agreed to by the Borrower and the Administrative Agent on or prior to the Closing Date or Cut-Off Date for such Portfolio Asset, as the case may be.

“Portfolio Asset Certificate” means a certificate substantially in the form of Exhibit B attached hereto and attested to by a Responsible Officer of the Borrower.

“Portfolio Asset File” means, with respect to each Portfolio Asset, a file containing each of the Required Portfolio Documents, whether delivered electronically in the form of an Electronic Portfolio Asset File and/or in hard copy.

“Portfolio Asset Schedule” means a schedule of the Portfolio Assets prepared by the Borrower in accordance with the “Portfolio Asset Schedule” tab of the Reporting Package, in form and substance reasonably acceptable to the Administrative Agent.

“Portfolio Asset Servicer” means TCW PT Management Company LLC, a Delaware limited liability company, not in its individual capacity, in its capacity as servicer pursuant to the terms of this Agreement, together with its successors and permitted assigns, including any successor appointed pursuant to Article VIII.

“Portfolio Assets” means, collectively, all of the Borrower’s Loan Assets.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the rate of interest announced or otherwise established by the Revolving Administrative Agent from time to time as its prime commercial rate in effect on such day. Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective. Notwithstanding the foregoing or any other provision of this Agreement, the rate determined pursuant to this definition shall not be less than the Floor.

“Principal Collections” means any cash Collections deposited in a Collection Account in accordance with the terms hereof that are not Interest Collections, including all recoveries, all insurance proceeds or other proceeds of any liquidations or Sales of a Portfolio Asset and all scheduled payments of principal, principal prepayments, guaranty payments, return of capital or other payments that reduce the outstanding principal balance of a Portfolio Asset; provided that, (i) any Unidentified Proceeds deposited in the Principal Collection Account shall not be considered Principal Collections for any purposes, until such proceeds have been recognized as Principal Collections in the Principal Collection Account in accordance with Section 2.08(f) and (ii) any Interest Collections deposited in the Principal Collection Account shall not be considered Principal Collections for any purposes.

“Principal Collection Account” means the accounts established with the Account Bank in the name of the Borrower into which Principal Collections shall be deposited shall be deposited in accordance with the terms of this Agreement and subject to a “springing” Account Control Agreement under the “control” (within the meaning of Section 9-104 or 9-106 of the UCC, as applicable) of the Administrative Agent for the benefit of the Secured Parties.

“Pro Rata Share” means, with respect to each Lender, (a) with respect to the Delayed Draw Term Advances, (i) the percentage obtained from the fraction: (1)(x) the numerator of which is the Delayed Draw Term Loan Commitment of such Lender; and (y) the denominator of which is the aggregate Delayed Draw

Term Loan Commitments of all Lenders or (ii) in the event the Delayed Draw Term Loan Commitments of all Lenders have been terminated or expired: (x) the numerator of which is the sum of the Delayed Draw Term Advances Outstanding owed to such Lender and (y) the denominator of which is the aggregate Delayed Draw Term Advances Outstanding owed to all of the Lenders, (b) with respect to the Revolving Loan Advances, (i) the percentage obtained from the fraction: (1)(x) the numerator of which is the Revolving Loan Commitment of such Lender; and (y) the denominator of which is the aggregate Revolving Loan Commitments of all Lenders or (ii) in the event the Revolving Loan Commitments of all Lenders have been terminated or expired: (x) the numerator of which is the sum of the Revolving Loan Advances Outstanding owed to such Lender and (y) the denominator of which is the aggregate Revolving Loan Advances Outstanding owed to all of the Lenders and (c) for any other purpose hereunder, (i) the percentage obtained from the fraction: (x) the numerator of which is the Revolving Loan Commitment of such Lender plus the Delayed Draw Term Loan Commitment of such Lender; and (y) the denominator of which is the aggregate Revolving Loan Commitments of all Lenders plus the aggregate Delayed Draw Term Loan Commitments of all Lenders, (ii) in the event the Delayed Draw Term Loan Commitments of all Lenders have been terminated or expired, the percentage obtained from the fraction: (x) the numerator of which is the sum of the Revolving Loan Commitment of such Lender plus the Delayed Draw Term Advances Outstanding owed to such Lender and (y) the denominator of which is the aggregate Revolving Loan Commitments of all Lenders plus the aggregate Delayed Draw Term Advances Outstanding owed to all of the Lenders, (iii) in the event the Revolving Loan Commitments of all Lenders have been terminated or expired: the percentage obtained from the fraction: (x) the numerator of which is the sum of the Delayed Draw Term Loan Commitment of such Lender plus the Revolving Loan Advances Outstanding owed to such Lender and (y) the denominator of which is the aggregate Delayed Draw Term Loan Commitments of all Lenders plus the aggregate Revolving Loan Advances Outstanding owed to all of the Lenders, or (iv) in the event the Revolving Loan Commitments and the Delayed Draw Term Loan Commitments of all Lenders have been terminated or expired: the percentage obtained from the fraction: (x) the numerator of which is the sum of the Delayed Draw Term Advances Outstanding plus the Revolving Loan Advances Outstanding owed to such Lender and (y) the denominator of which is the aggregate Delayed Draw Term Advances Outstanding of all Lenders plus the aggregate Revolving Loan Advances Outstanding owed to all of the Lenders.

“Proceeds” means, with respect to the Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Proposed Payment Date Report” means that certain information reporting package, delivered in .pdf format and substantially in the form agreed to between the Administrative Agent or Facility Servicer and the Borrower on the Closing Date and including the “Portfolio Asset Schedule,” “Compliance Calculation,” and “Waterfall” tabs of the Reporting Package.

“Qualified Purchaser” has the meaning assigned to that term in the 1940 Act.

“Ramp-Up Period” means period commencing on the Closing Date to but excluding the date that is twelve (12) months from the Closing Date, as such date may be extended pursuant to Section 2.14(a).

“Rating Event” means an event that shall have occurred if the Borrower has failed to obtain or maintain an investment grade (BBB- or higher) Debt Rating (or any Rating Letter or Rating Rationale Report in connection with such Debt Rating) at any time or a period of longer than 364 days have elapsed since the date of issuance of the most recently issued investment grade (BBB- or higher) Debt Rating; provided that the Borrower shall provide written notice to the Administrative Agent upon the occurrence of the Rating Event; provided further that it shall not be a Rating Event to the extent the Borrower provides evidence to the Administrative Agent that it expects such Rating Event to be cured by a Rating Event Cure within 60 days and subsequently cures such Rating Event within such 60 day period; provided further that if a Rating Event has occurred and such 60 day period goes over December 31 of any year, the Borrower shall provide an updated Rating Letter evidencing such Debt Rating and an updated Rating Rationale Report with respect to such Debt Rating by December 31 of such year.

“Rating Event Cure” means, as of any date of determination, any of the following has occurred: (a) the Borrower has obtained an investment grade (BBB- or higher) Debt Rating, (b) the Rating Event no longer exists or (c) the Administrative Agent (at the direction of the Majority Lenders) has waived the Rating Event in writing. No later than three (3) Business Days prior to the date of a Rating Event Cure, the Borrower shall provide written notice thereof to the Administrative Agent and the Revolving Administrative Agent, unless a Rating Event Cure occurs as a result of a change in the Debt Rating, in which case the Borrower shall promptly provide (i) written notice thereof to the Administrative Agent and the Revolving Administrative Agent, and (ii) any Rating Letter and Rating Rationale Report issued in connection with such Rating Event Cure.

“Rating Letter” means a letter issued by an Acceptable Rating Agency in connection with any private Debt Rating for the Facility, which (a) sets forth the Debt Rating for the Facility, (b) refers to the Private Placement Number, if any, issued by a CUSIP Bureau Service in respect of the Facility, (c) addresses the likelihood of payment of both principal and interest on the Facility (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the Acceptable Rating Agency’s assessment of the Borrower’s ability to make timely payment of interest and ultimate repayment of principal on the Facility or a similar statement or (y) such letter is silent as to the Acceptable Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of the Facility as may be required from time to time by the SVO or any other Governmental Authority having jurisdiction over any holder of any Advances and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other Governmental Authority having jurisdiction over any holder of any Facility.

“Rating Rationale Report” means, with respect to any Rating Letter, a report issued by the Acceptable Rating Agency in connection with such Rating Letter (a) referring to the Private Placement Number, if any, issued by a CUSIP Bureau Service in respect of the Facility and (b) setting forth an analytical review of the Facility explaining the transaction structure, methodology relied upon, and analysis of the credit, legal, and operational risks and mitigants supporting the assigned private rating for the Facility, in each case, on the letterhead of the Acceptable Rating Agency or its controlled website and generally consistent with the work product that an Acceptable Rating Agency would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other Governmental Authority having jurisdiction over any holder of any Advances from time to time. Such report shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the report from being shared with the SVO or any other Governmental Authority having jurisdiction over any holder of any Advances.

“Recipient” means (a) the Administrative Agent, (b) the Revolving Administrative Agent, (c) the Facility Servicer or (d) any Lender, as applicable.

“Records” means all documents relating to the Portfolio Assets, including books, records and other information executed in connection with the Transfer of and maintenance of the Portfolio Assets in the Collateral or maintained with respect to the Collateral and the related Obligors that the Loan Parties or the Portfolio Asset Servicer has generated, or in which the Loan Parties have otherwise obtained an interest, including documents under which the Loan Parties have acquired an interest pursuant to a Portfolio Asset Assignment.

“Register” means, the Delayed Draw Term Advance Register and the Revolving Loan Advance Register.

“Registered” means, with respect to any debt obligation, a debt obligation that is in registered form for purposes of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release Date” has the meaning assigned to that term in Section 2.10(b).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Replacement Servicer” has the meaning assigned to that term in Section 8.01(c).

“Reportable Compliance Event” means any Borrower Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Laws and Sanctions, Anti-Corruption Laws, or Anti-Money Laundering Laws or any predicate crime to any Anti-Terrorism Laws and Sanctions, Anti-Corruption Laws, or Anti-Money Laundering Laws.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Date” means, for any Payment Date, the date that is five (5) U.S. Government Securities Business Day prior to such Payment Date.

“Reporting Package” means that certain information reporting package (in Excel format), substantially in the form agreed to between the Administrative Agent and the Borrower on the Closing Date and attached hereto as Exhibit A (or such other form as agreed by the Borrower, the Administrative Agent and the Facility Servicer), and including, without limitation, a Reporting Package Certificate.

“Reporting Package Certificate” means a certificate substantially in the form agreed to between the Administrative Agent and the Borrower on the Closing Date and as set forth on the “Reporting Package Certificate” tab of the Reporting Package, and attested to by a Responsible Officer of the Borrower.

“Required Portfolio Documents” means, for each Portfolio Asset or Underlying Loan Obligation, as applicable, the following documents or instruments, to the extent applicable for such Portfolio Asset or Underlying Loan Obligation: copies of the executed (a) loan, credit or other similar agreements, (b) note purchase agreement, (c) guaranty, indemnity or other similar agreements, (d) security or pledge agreement and mortgage or deeds of trust or similar instruments, (e) promissory note, (f) intercreditor agreement or agreement among lenders, as applicable, (g) cash management agreement, (h) insurance policy or certificate, (i) filed copies of UCC financing statements, fixture filings and other similar filings, and (j) all other documents or instruments similar or related to the foregoing.

“Resolution Authority” means an EEA Resolution Authority, or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; provided, that any Responsible Officer of the Portfolio Asset Servicer shall be deemed to be a Responsible Officer of the Loan Parties; provided further, with respect to the any Loan Party, such Responsible Officer is listed on an incumbency certificate that has been duly executed and delivered to the Administrative Agent and the Revolving Administrative Agent from time to time.

“Restricted Junior Payment” means (a) any dividend or other distribution (including, without limitation, any distribution with respect to the liability of the Borrower’s direct or indirect equity owners for Taxes), direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding or (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding.

“Review Criteria” has the meaning assigned to that term in Section 9.02(b)(i).

“Revolving Administrative Agent” means City National Bank, in its capacity as administrative agent for the Revolving Lenders, together with its successors and permitted assigns, including any successor appointed pursuant to Article VII.

“Revolving Administrative Agent Fee Letter” means, the fee letter between the Revolving Administrative Agent and the Borrower dated as of the Closing Date.

“Revolving Administrative Agent Resignation Effective Date” has the meaning assigned to that term in Section 7.06(c).

“Revolving Credit Note” has the meaning assigned to such term in Section 2.03(a).

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Loan Commitment or, if the Revolving Loan Commitments have terminated or expired, a Lender with Revolving Loan Advances Outstanding.

“Revolving Loan Advance Register” has the meaning assigned to that term in Section 2.03(d).

“Revolving Loan Advances” means a loan made by any Revolving Lender under such Lender’s Revolving Loan Commitment to the Borrower pursuant to Article II.

“Revolving Loan Advances Outstanding” means, at any time, the aggregate outstanding principal amount of all Revolving Loan Advances at such time.

“Revolving Loan Advance Participant Register” has the meaning assigned to that term in Section 2.03(f).

“Revolving Loan Advance Repayment Schedule” shall have the meaning given to such term in Section 2.01(d).

“Revolving Loan Availability Period” means the period commencing on the Closing Date and ending on the earlier of (a) the date which is three (3) years after the Closing Date, as such date may be extended pursuant to Section 2.14 and (b) the date the Revolving Loan Commitments are terminated in accordance with this Agreement, whether as a result of an Event of Default or otherwise, and subject to the suspension thereof in accordance with the terms hereof upon the occurrence and during the continuance of an Event of Default or a Market Trigger Event; provided that, to the extent that the Revolving Loan Availability Period ends on a date that is not a Business Day, then the Revolving Loan Availability Period shall end on the next succeeding Business Day.

“Revolving Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loan Advances hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Loan Advances permitted hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.04 or Section 2.15 or as otherwise provided in this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption Agreement. The aggregate amount of each Lender’s Revolving Loan Commitment is set forth on Schedule II hereto or in the Assignment and Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Loan Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Loan Commitments as of the Closing Date is $25,000,000.

“Revolving Loan Incremental Commitment” shall have the meaning given to such term in Section 2.15(b).

“Revolving Loan Maximum Availability” means, at any time, the lesser of (a) the Revolving Loan Maximum Facility Amount at such time, and (b) the Borrowing Base at such time.

“Revolving Loan Maximum Facility Amount” means, at any time, the lesser of the Revolving Loan Commitments and the unused amount of the Delayed Draw Term Loan Maximum Facility Amount.

“Sale” has the meaning assigned to that term in Section 2.10(a).

“Sanctioned Country” means a country or territory that is, or whose government is, the subject of a comprehensive sanctions program maintained by any applicable Governmental Authority pursuant to Anti-Terrorism Laws and Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea region of Ukraine).

“Sanctioned Person” means any Person (a) included on a list of designated or restricted Persons maintained by the U.S. Government (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and Sectoral Sanctions Identifications List), the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury, or any other relevant Governmental Authority, (b) any Person located, organized, or resident in a Sanctioned Country, (c) any Person 50% or more owned, directly or indirectly, individually or in the aggregate, or controlled by, or acting or purporting to act on behalf of, any such Person or Persons described in clause (a) or (b); or (d) any individual person, group, regime, or entity otherwise recognized as a specially designated, sanctioned or blocked person, group, regime, or entity under any order or directive of any applicable Governmental Authority or otherwise the subject of, or specially designated under, any sanctions program maintained by any applicable Governmental Authority pursuant to Anti-Terrorism Laws and Sanctions.

“Scheduled Payment Date” has the meaning assigned to that term in the definition of “Payment Date”.

“Scheduled Portfolio Asset Payment” means each scheduled payment of principal or interest required to be made by an Obligor on an Underlying Loan Obligation, as applicable, as adjusted pursuant to the terms of the related Underlying Agreement.

“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.

“Secured Accounts” means, collectively, the Principal Collection Account, the Interest Collection Account, the Operating Account, and any securities accounts opened in compliance with Section 5.02(o).

“Secured Party” means each of the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer, each Lender and any of their Affiliates party to a Transaction Document, each other Indemnified Party and the Collateral Custodian; provided that in any context requiring a Secured Party to give direction to the Administrative Agent or the Revolving Administrative Agent such reference to Secured Party shall not include the Administrative Agent, ad the Revolving Administrative Agent or the Collateral Custodian.

“Servicer Termination Event” means the occurrence of any one or more of the following events:

(a) a Bankruptcy Event shall occur with respect to the Portfolio Asset Servicer;

(b) the Portfolio Asset Servicer shall assign its rights or obligations as “Servicer” hereunder (other than as expressly provided herein) to any Person without the consent of the Administrative Agent (acting at the direction of the Majority Lenders);

(c) any failure in any material respect by the Portfolio Asset Servicer to observe or perform any covenant or other agreement of such Portfolio Asset Servicer set forth in this Agreement or the other Transaction Documents, which continues to be unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure shall have been given to the Portfolio Asset Servicer by the Administrative Agent (acting at the direction of the Majority Lenders) or the Borrower and (ii) the date on which a Responsible Officer of the Portfolio Asset Servicer acquires knowledge thereof (or such extended period of time reasonably approved by the Borrower not to exceed sixty (60) days in the aggregate, provided that the Portfolio Asset Servicer is diligently proceeding in good faith to cure such failure or breach); and

(d) any representation, warranty or certification made by the Portfolio Asset Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made.

“Servicer Termination Expenses” has the meaning assigned to that term in Section 8.01(b).

“Servicer Termination Notice” has the meaning assigned to that term in Section 8.01(b).

“Servicing Standard” means, with respect to any Portfolio Assets included in the Collateral to service and administer such Portfolio Assets by or on behalf of the Loan Parties in accordance with Applicable Law, the terms of this Agreement, the Underlying Agreements and all customary and usual servicing practices for equity investment portfolios, loans or loan participations like the Portfolio Assets.

“Similar Law” means federal, state or local laws, rules or regulations applicable to governmental plans (as defined in Section 3(32) of ERISA) and similar to Title I of ERISA or Section 4975 of the Code.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator and published on the next succeeding U.S. Government Securities Business Day by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” shall have the meaning given to such term in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” shall have the meaning given to such term in the definition of “Daily Simple SOFR”.

“Solvent” and “Solvency” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the present assets of such Person and its Subsidiaries, taken as a whole, is not less than the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, (b) the present fair salable value of the assets of such Person and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person or its Subsidiaries, taken as a whole, contemplated as of such date and (d) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business; provided that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Sponsor” means The TCW Group, Inc.

“State” means one of the fifty (50) states of the United States or the District of Columbia.

“Stated Maturity Date” means, (i) with respect to the Revolving Loan Advances, January 23, 2029, being the date which is three (3) years after the Closing Date, and (ii) with respect to the Delayed Draw Term Advances, January 23, 2036, being the date which is ten (10) years after the Closing Date.

“Subsidiary” means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“SVO” means the Securities Valuation Office of the NAIC.

“Target Portfolio Value” means, as of any date of determination, (i) from the Closing Date until the end of the Ramp-Up Period, the greater of (x) the aggregate Commitments of the Lenders divided by the Advance Rate, and (y) the Total Portfolio Value, and (ii) following the end of the Ramp-Up Period, the Total Portfolio Value.

“Taxes” means any present or future taxes, levies, imposts, duties, charges, deductions, withholdings (including backup withholding), assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term SOFR” means a rate per annum equal to the Term SOFR Reference Rate (rounded upward to the next one-sixteenth (1/16th) of one percent (0.0625%), if necessary) for a tenor of three (3) months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first (1st) day of the relevant Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Advance” means, an Advance that bears interest at a rate based on Term SOFR, other than any Advance bearing interest upon Term SOFR pursuant to clause (c) of the definition of “Alternative Base Rate”.

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Portfolio Value” means, as of any date of determination, the aggregate Net Asset Value of all Eligible Portfolio Assets as of such date (as reported in the most recently delivered Reporting Package required to be delivered hereunder, as updated after such date with any then-available Net Asset Values).

“Transaction Documents” means this Agreement, any Note, the Account Control Agreements, the Fee Letters, the Holdings Pledge and Security Agreement, the Collateral Management Agreement each Assignment and Assumption Agreement and each agreement, instrument, certificate or other document related to any of the foregoing.

“Transfer” means with respect to the Borrower (a) the acquisition by, or the transfer or assignment to, the Borrower of a Portfolio Asset or (b) the origination of a Loan Asset by the Borrower pursuant to an Underlying Agreement or Participation Agreement (including, for the avoidance of doubt, the Closing Date Participation), as applicable.

“Transferor” means any assignor of a Portfolio Asset under a Portfolio Asset Assignment.

“Treasury Rate” means the rate determined after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third (3rd) Business Day preceding the date of the applicable prepayment of the Advances based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Majority Lenders shall in their reasonable discretion select the yield for the single treasury constant maturity on H.15 closest to the time period equal to the difference between the date of the prepayment and the last day of the DDTL Availability Period. The applicable treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such treasury constant maturity from the applicable prepayment date.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined in the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underlying Agent” means, with respect to a Portfolio Asset, the administrative agent or other similar agent for the lenders party to the Underlying Agreement for such Portfolio Asset.

“Underlying Agreement” means with respect to any Loan Asset, the loan agreement, credit agreement or other agreement pursuant to which a Portfolio Asset or an Underlying Loan Obligation of a Portfolio Asset, as applicable, has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or Underlying Loan Obligation or of which the holders of such Portfolio Asset are the beneficiaries, including any co-lender or servicing agreement entered into by an applicable counterparty lender, Underlying Agent or Underlying Servicer.

“Underlying Collateral” means, with respect to a Portfolio Asset, any property or other assets pledged or mortgaged as collateral to secure repayment of such Portfolio Asset or the Underlying Loan Obligation for such Portfolio Asset, as applicable, including, mortgaged property and all proceeds from any sale or other disposition of such property or other assets.

“Underlying Loan Obligation” means, with respect to a Portfolio Asset consisting of a loan participation, the loan obligations of any applicable Obligor in which such Portfolio Asset is participating.

“Underlying Obligor Default” means, with respect to any Portfolio Asset owned by the Loan Parties following the Cut-Off Date relating thereto, the occurrence of one or more of the following events (any of which, for the avoidance of doubt, may occur more than once):

(a) an Obligor payment default (including for the avoidance of doubt any extension or waiver, temporary or permanent of such payment) under such Portfolio Asset (after giving effect to any grace or cure period set forth in the applicable Underlying Agreement);

(b) with respect to any Loan Asset, any other event of default or similar event or circumstance under the Underlying Agreement for such Portfolio Asset for which any of the Loan Parties (or agent or required lenders pursuant to the applicable Underlying Agreement, as applicable) has reserved rights, agreed to a forbearance of any of its rights and remedies, or elected to exercise any of its rights and remedies to enforce such Portfolio Asset (including the acceleration of the loan relating thereto), unless otherwise agreed to in writing by the Majority Lenders; or

(c) a Bankruptcy Event with respect to any related Obligor.

“Underlying Servicer” means, with respect to a Loan Asset consisting of a loan participation, any sub-agent or servicer appointed by the Underlying Agent for such Portfolio Asset to administer and service the Underlying Loan Obligations for such Portfolio Asset.

“Unidentified Proceeds” means proceeds received by the Account Bank or Administrative Agent that have not yet been identified as Interest Collections or Principal Collections and, in the case of Principal Collections, have not yet been recognized as Principal Collections in the Principal Collection Account and, in the case of Interest Collections, have not yet been recognized as Interest Collections and transferred to the Interest Collection Account in accordance with Section 2.08(f).

“United States” or “U.S.” means the United States of America.

“Unmatured Event of Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Unused Fee” has the meaning assigned to that term in Section 2.05(b).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to that term in Section 2.13(f)(ii)(c)(C).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“Utilization Fees” has the meaning assigned to such term in Section 2.05(c).

“Withholding Agent” means the Borrower, the Facility Servicer, the Administrative Agent and the Revolving Administrative Agent.

“Write-Down and Conversion Powers” means:

(a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and

(b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero Balance Custody Account” means the account established with the Account Bank in the name of the Borrower identified as such on Schedule V.

SECTION 1.02 Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

SECTION 1.04 Interpretation. In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by the Transaction Documents;

(c) reference to any gender includes each other gender;

(d) reference to day or days without further qualification means calendar days;

(e) the term “or” is not exclusive;

(f) reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(g) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(h) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(i) if payment or performance of any obligation of the Borrower hereunder is due on a date which is not a Business Day, the required date for payment or performance shall be the next Business Day; and

(j) unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

SECTION 1.05 Advances to Constitute Loans. Notwithstanding any provision herein to the contrary, the parties hereto intend that the Advances made hereunder constitute a “loan” and not a “security” for purposes of Section 8-102(15) of the UCC.

SECTION 1.06 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by any Loan Party shall be given effect for purposes of measuring compliance with any provision hereof or any other Transaction Document, calculating the Total Portfolio Value or a Market Trigger Event or otherwise determining any relevant ratios and baskets which govern whether any action is permitted hereunder unless the Borrower, the Administrative Agent, the Revolving Administrative Agent and the Majority Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value” and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.07 [Reserved].

SECTION 1.08 Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.09 Rates. No Agent warrants or accepts responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, Daily Simple SOFR, the Term SOFR Reference Rate, Term SOFR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, Daily Simple SOFR, the Term SOFR Reference Rate,

SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Neither Agent not any of its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, Daily Simple SOFR, the Term SOFR Reference Rate, SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agents may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, Daily Simple SOFR, the Term SOFR Reference Rate, SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE FACILITY

SECTION 2.01 Advances.

(a) Subject to Section 2.01(d), on the terms and conditions hereinafter set forth, the Borrower may at its option, from time to time on any Business Day during the Revolving Loan Availability Period, request that the Revolving Lenders, severally and not jointly, make Revolving Loan Advances in an amount which after giving effect to such Revolving Loan Advances, would not cause (i) the aggregate Revolving Loan Advances Outstanding to exceed the Revolving Loan Maximum Availability on such date, and (ii) the aggregate Delayed Draw Term Advances Outstanding plus the aggregate Revolving Loan Advances Outstanding, to exceed the Delayed Draw Term Loan Maximum Availability on such date. No Revolving Lender is obligated to make any Revolving Loan Advance in an amount that would, after giving effect to such Revolving Loan Advance, exceed such Revolving Lender’s Commitment, less the aggregate outstanding amount of any Revolving Loan Advances funded by such Revolving Lender.

(b) Subject to Section 2.04 and the other terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay or prepay and reborrow Revolving Loan Advances without any penalty, fee or premium (except as expressly set forth herein) during the Revolving Loan Availability Period; provided that, other than as set forth in Section 2.08, any such repayment or prepayment will be made solely with the proceeds of the Delayed Draw Term Advances and Equity Contributions. After the Revolving Loan Availability Period, any Revolving Loan Advance or any portion thereof, once repaid, may not be reborrowed.

(c) On the terms and conditions hereinafter set forth, the Borrower may, subject to Section 2.02(b), at its option, from time to time on any Business Day during the DDTL Availability Period, request that the Delayed Draw Term Advance Lenders, severally and not jointly, make Delayed Draw Term Advances in an amount which after giving effect to such Delayed Draw Term Advances, would not cause the aggregate Delayed Draw Term Advances Outstanding plus the aggregate Revolving Loan Advances Outstanding to exceed the Delayed Draw Term Loan Maximum Availability on such date; provided, that, no more than eight (8) such Delayed Draw Term Advances shall be made in the aggregate in any calendar quarter. No Delayed Draw Term Advance Lender is obligated to make any Delayed Draw Term Advance in an amount that would, after giving effect to such Delayed Draw Term Advance, exceed such Delayed Draw Term Advance Lender’s Commitment, less the aggregate outstanding amount of any Delayed Draw Term Advances funded by such Delayed Draw Term Advance Lender.

(d) Notwithstanding the foregoing, if on any Reporting Date, there are Revolving Loan Advances Outstanding, the Borrower shall (i) deliver a Notice of Borrowing to the Administrative Agent, with a copy to the Facility Servicer, on such Reporting Date, and in any event, no later than 11:00 a.m. two (2) U.S. Government Securities Business Days prior to the following Payment Date, requesting that the Delayed Draw Term Advance Lenders make Delayed Draw Term Advances on the following Payment Date in an amount equal to the Revolving Loan Advances Outstanding on such Reporting Date, and (ii) repay the Revolving Loan Advances Outstanding in full on such Payment Date with the proceeds of such Delayed Draw Term Advances (the “Revolving Loan Advance Repayment Schedule”). The Notice of Borrowing shall be irrevocable and specify as to the matters set forth in Section 2.02(b), including the proposed Advance Date which must be the following Payment Date.

(e) Subject to Section 2.04 and the other terms, conditions, provisions and limitations set forth herein, amounts prepaid or repaid in respect of the Delayed Draw Term Advances may not be reborrowed; provided that during the DDTL Availability Period, the principal amount of any Delayed Draw Term Advances may be repaid (i) on any Payment Date, pursuant to Section 2.08, with proceeds from the Sale of a Loan Asset made in accordance with Section 2.10, and (ii) otherwise, with the proceeds of Equity Contributions (without a corresponding reduction to the Delayed Draw Term Loan Commitment) and such amounts so prepaid may be reborrowed.

(f) Each Revolving Loan Advance and each Delayed Draw Term Advance will be made by the Revolving Lenders and the Delayed Draw Term Advance Lenders in accordance with their respective Pro Rata Shares.

(g) Notwithstanding anything contained in this Section 2.01 or elsewhere in this Agreement to the contrary, during the occurrence and continuation of a Market Trigger Event or Event of Default, the DDTL Availability Period and the Revolving Loan Availability Period will be automatically suspended and the Lenders will not be required (and the Borrower is not permitted to request the Lenders) to make any Advance to the Borrower.

SECTION 2.02 Procedure for Advances.

(a) The Borrower shall request a Revolving Loan Advance by delivery in writing a Notice of Borrowing, which shall certify that there have been no material updates to the most recently delivered Reporting Package or Compliance Certificate (or if there have been material updates, which shall certify such material updates in an updated Advance Date Report attached thereto) to the Administrative Agent and the Revolving Administrative Agent, with a copy to the Facility Servicer, no later than 1:00 p.m. on the proposed date of such Revolving Loan Advance. Each Notice of Borrowing shall be irrevocable and must specify:

(i) the amount of such Revolving Loan Advance, which must be at least equal to $1,000,000 and be funded in Dollars;

(ii) the proposed Advance Date of such Revolving Loan Advance (which must be a Business Day);

(iii) the calculation of the Revolving Loan Maximum Facility Amount, including the unused amount of the Delayed Draw Term Loan Maximum Facility Amount, calculated after giving effect to any Delayed Draw Term Advances requested by the Borrower on the proposed date of such Revolving Loan Advance (if any);

(iv) that the proceeds of such Revolving Loan Advance will be used to fund a Loan Asset Revolver that is an Eligible Portfolio Asset, the amount of such Loan Asset Revolver and the Eligible Portfolio Asset to which such Loan Asset Revolver applies;

(v) detailed instructions as to where the proceeds of such Revolving Loan Advance are to be deposited or transferred; and

(vi) all conditions precedent for such Revolving Loan Advance described in Article III have been satisfied, including, for the avoidance of doubt, that no Market Trigger Event or Unmatured Event of Default or Event of Default has occurred and is continuing, or would result from such Advance or application of proceeds therefrom.

(b) The Borrower shall request a Delayed Draw Term Advance by delivery in writing of an Advance Date Report (including, for the avoidance of doubt, a Notice of Borrowing and an updated Reporting Package) to the Administrative Agent, with a copy to the Facility Servicer, no later than 11:00 a.m. two (2) U.S. Government Securities Business Days prior to the proposed date of such Delayed Draw Term Advance. Each Notice of Borrowing included in each Advance Date Report shall be irrevocable and must specify:

(i) the amount of such Delayed Draw Term Advance, which must be at least equal to $10,000,000 (unless, the proceeds of such Delayed Draw Term Advance are to be used solely to repay the Revolving Loan Advances Outstanding in full, in which case the amount of such Delayed Draw Term Advance must be at least equal to the Revolving Loan Advances Outstanding) and be funded in Dollars;

(ii) the proposed Advance Date of such Delayed Draw Term Advance (which must be a Business Day and not less than two (2) U.S. Government Securities Business Days after the applicable Advance Date Report is delivered);

(iii) with respect to any Delayed Draw Term Advance other than the Initial Delayed Draw Term Advance, the purpose for which the proceeds of such Delayed Draw Term Advance are to be used, as permitted by this Agreement (including, to repay the Revolving Loan Advances Outstanding in full in accordance with the Revolving Loan Advance Repayment Schedule);

(iv) the Revolving Loan Advances Outstanding on the Advance Date;

(v) if the proceeds of a Delayed Draw Term Advance will be used to fund a Loan Asset Delayed Draw, the amount of such Loan Asset Delayed Draw and the Eligible Portfolio Asset to which such Loan Asset Delayed Draw applies;

(vi) if the proceeds of a Delayed Draw Term Advance are to be used in connection with the Transfer or acquisition of a Portfolio Asset that such Portfolio Asset is an Eligible Portfolio Asset;

(vii) detailed instructions as to where the proceeds of such Delayed Draw Term Advance are to be deposited or transferred (including, in connection with a Delayed Draw Term Advance made pursuant to the Revolving Loan Advance Repayment Schedule, to the account designated by the Revolving Loan Agent for further distribution to the Revolving Lenders to repay the Revolving Loan Advances Outstanding in accordance with their respective Pro Rata Shares); and

(viii) all conditions precedent for such Advance described in Article III have been satisfied, including, for the avoidance of doubt, that no Market Trigger Event or Unmatured Event of Default or Event of Default has occurred and is continuing, or would result from such Advance or application of proceeds therefrom.

(c) Promptly upon receipt of an Advance Date Report, the Administrative Agent shall notify the Delayed Draw Term Advance Lenders of the requested Delayed Draw Term Advance, and each Delayed Draw Term Advance Lender shall make the Delayed Draw Term Advance on the terms and conditions set forth herein. On the Advance Date of each Delayed Draw Term Advance, upon satisfaction of the applicable conditions set forth in Article III, (x) each Lender shall make available to the Administrative Agent, in same day funds, an amount equal to such Lender’s Pro Rata Share of such Delayed Draw Term Advance, and (y) the Administrative Agent shall promptly deposit such amounts into the Operating Account. Notwithstanding the foregoing, with respect to any Delayed Draw Term Advance, unless the Borrower has notified the Administrative Agent in writing (which notification may be by email) by not later than 5:00 p.m. (New York City time) on such Advance Date that it has not received such funds pursuant to the Advance Date Report delivered with respect to such Delayed Draw Term Advance (and the funds flow in connection therewith), the Administrative Agent shall deem the Delayed Draw Term Advance funded and make the appropriate recordations in the Delayed Draw Term Advance Register.

(d) Promptly upon receipt of a Notice of Borrowing, the Revolving Administrative Agent shall notify the Revolving Lenders of the requested Revolving Loan Advance, and each Revolving Lender shall make the Revolving Loan Advance on the terms and conditions set forth herein. On the Advance Date of each Revolving Loan Advance, upon satisfaction of the applicable conditions set forth in Article III, (x) each Revolving Lender shall make available to the Revolving Administrative Agent, in same day funds, an amount equal to such Lender’s Pro Rata Share of such Revolving Loan Advance, and (y) the Revolving Administrative Agent shall promptly deposit such amounts into the Operating Account. Notwithstanding the foregoing, with respect to any Revolving Loan Advance, unless the Borrower has notified the Revolving Administrative Agent in writing (which notification may be by email) by not later than 5:00 p.m. (New York City time) on such Advance Date that it has not received such funds pursuant to the Notice of Borrowing delivered with respect to such Revolving Loan Advance (and the funds flow in connection therewith), the Administrative Agent shall deem the Revolving Loan Advance funded and make the appropriate recordations in the Revolving Loan Advance Register.

(e) The obligation of each Lender to remit its Pro Rata Share of any Advance is several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligations hereunder.

SECTION 2.03 Evidence of Debt.

(a) If requested by a Revolving Lender, the Borrower shall deliver a duly executed wet ink signature note (the “Revolving Credit Note”) to such Revolving Lender in substantially the form of Exhibit C-1.

(b) If requested by a Delayed Draw Term Advance Lender, the Borrower shall deliver a duly executed wet ink signature note (the “Delayed Draw Term Advance Note”) to such Lender in substantially the form of Exhibit C-2.

(c) The Administrative Agent shall maintain, solely for this purpose as the non-fiduciary agent of the Borrower, at its address referred to in Section 11.02 a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Delayed Draw Term Advance Lenders, the Delayed Draw Term Loan Commitments of, and principal amounts of (and stated interest on) the Delayed Draw Term Advances owing to each Delayed Draw Term Advance Lender pursuant to the terms hereof from time to time (the “Delayed Draw Term Advance Register”). The entries in the Delayed Draw Term Advance Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, each Delayed Draw Term Advance Lender and the other parties hereto shall treat each Person whose name is recorded in the Delayed

Draw Term Advance Register as a Delayed Draw Term Advance Lender under this Agreement for all purposes of this Agreement. The Delayed Draw Term Advance Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. No assignment of a Delayed Draw Term Loan Commitment or Delayed Draw Term Advance shall be effective unless recorded in the Delayed Draw Term Advance Register.

(d) The Revolving Administrative Agent shall maintain, solely for this purpose as the non-fiduciary agent of the Borrower, at its address referred to in Section 11.02 a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Revolving Lenders, the Revolving Loan Commitments of, and principal amounts of (and stated interest on) the Revolving Loan Advances owing to each Revolving Lender pursuant to the terms hereof from time to time (the “Revolving Loan Advance Register”). The entries in the Revolving Loan Advance Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, each Revolving Lender and the other parties hereto shall treat each Person whose name is recorded in the Revolving Loan Advance Register as a Revolving Lender under this Agreement for all purposes of this Agreement. The Revolving Loan Advance Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. No assignment of a Revolving Loan Commitment or Revolving Loan Advance shall be effective unless recorded in the Revolving Loan Advance Register.

(e) Each Delayed Draw Term Advance Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Delayed Draw Term Advances, Delayed Draw Term Loan Commitments, loans or other obligations under the Transaction Documents (the “Delayed Draw Term Advance Participant Register”); provided that no Delayed Draw Term Advance Lender shall have any obligation to disclose all or any portion of the Delayed Draw Term Advance Participant Register (including the identity of any participant or any information relating to a Participant’s interest in any Delayed Draw Term Advances, Delayed Draw Term Loan Commitments, loans or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such Delayed Draw Term Advances, Delayed Draw Term Loan Commitment, loan or other obligation is in Registered form under Section 5f.103-1(c) of the United States Treasury Regulations and the Administrative Agent shall have no liability or obligation to make determinations with respect to the rights of Participants hereunder. The entries in the Delayed Draw Term Advance Participant Register shall be conclusive absent manifest error, and such Delayed Draw Term Advance Lender shall treat each Person whose name is recorded in the Delayed Draw Term Advance Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Each Revolving Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Revolving Loan Advances, Revolving Loan Commitments, loans or other obligations under the Transaction Documents (the “Revolving Loan Advance Participant Register”); provided that no Revolving Lender shall have any obligation to disclose all or any portion of the Revolving Loan Advance Participant Register (including the identity of any participant or any information relating to a Participant’s interest in any Revolving Loan Advances, Revolving Loan Commitments, loans or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Loan Advances, Revolving Loan Commitment, loan or other obligation is in Registered form under Section 5f.103-1(c) of the United States Treasury Regulations and the Revolving Administrative Agent shall have no liability or obligation to make determinations with respect to the rights of Participants hereunder. The entries in the Revolving Loan Advance Participant Register shall be conclusive absent manifest error, and such Revolving Lender shall treat each Person whose name is recorded in the Revolving Loan Advance Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

SECTION 2.04 Repayment; Termination of Commitments.

(a) The Borrower shall repay to the Lenders on the Stated Maturity Date the aggregate principal amount of all outstanding Advances, together with all accrued and unpaid interest thereon and other Obligations then due and owing. The Borrower shall also repay the outstanding principal amount of the Advances as provided in Section 2.08.

(b) During the DDTL Availability Period, the Borrower may repay (without a corresponding reduction to the Revolving Loan Commitments and without premium or penalty)) the Revolving Loan Advances Outstanding in full solely with proceeds of the Delayed Draw Term Advances and reborrow Revolving Loan Advances in accordance with the terms set forth in Section 2.01(d) and the Revolving Loan Advance Repayment Schedule.

(c) The proceeds from any Delayed Draw Term Advance shall be applied on the Advance Date (i) to repay the Revolving Loan Advances Outstanding in full in accordance with the Revolving Loan Advance Repayment Schedule, and (ii) for any other purpose expressly permitted pursuant to Section 5.02(g). After the DDTL Availability Period, any Delayed Draw Term Advance or any portion thereof, once repaid, may not be reborrowed.

(d) On the day immediately succeeding the last day of the Revolving Loan Availability Period, the portion of the Revolving Loan Maximum Facility Amount with respect to the Revolving Loan Commitments of the Lenders shall be reduced in part by an amount equal to the excess of such Revolving Loan Commitments of such Lenders over the Revolving Loan Advances Outstanding. The Revolving Loan Commitment of each Revolving Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Revolving Loan Commitments hereunder) of the aggregate amount of any reduction under this Section 2.04(c).

(e) The Borrower may reduce or terminate the Revolving Loan Commitments in connection with a repayment pursuant to Section 2.04(b).

(f) Prior to the end of the Non-Call Period, the Borrower may not prepay the Delayed Draw Term Advances or reduce or terminate the Delayed Draw Term Loan Commitments of any Delayed Draw Term Advance Lender, other than (i) pursuant to Section 2.08, with proceeds from the Sale of a Loan Asset made in accordance with Section 2.10, and (ii) with Equity Contributions (in each case, without a corresponding reduction to the Delayed Draw Term Loan Commitment). Notwithstanding the foregoing, if the Borrower repays the Delayed Draw Term Advances or terminates or reduces any Delayed Draw Term Loan Commitment in violation of this Section 2.04(f), the Borrower shall pay the Make-Whole Amount, to the Administrative Agent, for the ratable benefit of the Delayed Draw Term Advance Lenders. Notwithstanding anything herein to the contrary, in no event shall a Make-Whole amount be payable by the Borrower in connection with (x) during the occurrence of a Market Trigger Event, any payment or termination made by the Borrower in connection with a Market Trigger Event Cure, (y) any payment made on a Payment Date (or Interim-Period Payment Date) pursuant to Section 2.08, including but not limited to any such payment made with proceeds from the Sale of a Loan Asset made in accordance with Section 2.10 and (z) any payment made with the proceeds of an Equity Contribution pursuant to clause (g) below).

(g) In the event that the Borrower receives an Equity Contribution, such Equity Contribution shall be applied by the Borrower (i) first, to repay the Revolving Loan Advances Outstanding in full, together with all accrued and unpaid interest thereon, and (ii) second, to repay the Delayed Draw Term Loan Advances Outstanding in full, together with all accrued and unpaid interest thereon. Any repayments with the proceeds of an Equity Contribution shall be limited to not more than one (1) time per calendar year in an aggregate amount of $175,000,000 per annum, and no more than three (3) times during the term of this Agreement.

(h) Following the end of the Non-Call Period, the Borrower may prepay the Delayed Draw Term Advances, in whole or in part, without premium or penalty, in minimum amounts of $1,000,000 (or such lesser amount equal to the aggregate amount of Delayed Draw Term Advances then outstanding), by delivering a notice of such prepayment to the Administrative Agent, at least five (5) Business Days prior to such prepayment; provided that such prepayments shall be limited to no more than one (1) such prepayment in the aggregate per month.

(i) On the day immediately succeeding the last day of the DDTL Availability Period, the portion of the Delayed Draw Term Loan Maximum Facility Amount shall be reduced in part by an amount equal to the excess of the Delayed Draw Term Loan Commitments over the Delayed Draw Term Advances. The Delayed Draw Term Loan Commitment of each Delayed Draw Term Advance Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Delayed Draw Term Loan Commitments hereunder) of the aggregate amount of any reduction under this Section 2.04(i).

(j) The Borrower may reduce or terminate the Delayed Draw Term Loan Commitments in connection with a repayment pursuant to Section 2.04(h).

(k) Except as provided in Section 2.04(f ), the Borrower may at any time, at its option and upon fifteen (15) Business Days’ prior written notice of such termination or permanent reduction to the Administrative Agent and the Revolving Administrative Agent, either (i) terminate this Agreement and the other Transaction Documents upon payment in full of all Advances Outstanding, all accrued and unpaid interest and all costs and expenses of the Secured Parties and payment of all other Obligations (other than contingent indemnification obligations and other obligations that survive the termination of this Agreement, in each case, not then due and owing) or (ii) permanently reduce in part the Maximum Facility Amount upon payment in full of all accrued and unpaid interest on such reduced amount (only to the extent that the Borrower is prepaying an Advance in connection with any such permanent reduction) and all costs and expenses of the Secured Parties. The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.04(k)(ii).

(l) Upon any repayment or prepayment of any Advances Outstanding pursuant to this Section 2.04, the Borrower shall also pay in full any accrued and unpaid interest of the Secured Parties on the amount of such repayments; provided that in connection with the repayment of Revolving Loan Advances Outstanding in accordance with the Revolving Loan Advances Repayment Schedule, any accrued and unpaid interest on such Revolving Loan Advances Outstanding as of the Reporting Date shall be paid on the following Payment Date in accordance with Section 2.08. Each Lender shall apply amounts received from the Borrower pursuant to this Section 2.04 to the pro rata payment of all accrued and unpaid interest with respect to such Advances of such Lender until paid in full and thereafter to prepay such Lender’s Advances Outstanding.

SECTION 2.05 Interest and Fees.

(a) The Borrower shall pay interest on the outstanding principal amount of the Delayed Draw Term Advances at a rate per annum equal to Term SOFR, as determined by the Administrative Agent, plus the Applicable Spread, for the applicable Interest Period. Interest is payable on each Payment Date as and to the extent provided in Section 2.08.

(b) The Borrower shall pay interest on the outstanding principal amount of the Revolving Loan Advances at a rate per annum equal to Daily Simple SOFR, as determined by the Revolving Administrative Agent, plus the Applicable Spread, for the applicable Interest Period.

(c) [Reserved].

(d) Interest on the outstanding principal amount of the Delayed Draw Term Loan Advances and the Revolving Loan Advances is payable on each Payment Date as and to the extent provided in Section 2.08. If accrued and unpaid interest for the applicable Interest Period is not paid in full on a Payment Date, the Borrower shall pay additional interest on such accrued and unpaid interest at the same rate per annum as the Borrower pays on each such Advance, such additional interest being payable on each Payment Date as and to the extent provided in Section 2.08. Each Advance is automatically continued in whole to the next applicable Interest Period upon the expiration of the then current Interest Period with respect thereto.

(e) The Borrower shall pay to each Revolving Lender and each Delayed Draw Term Advance Lender, an unused fee (“Unused Fee”) on the daily unused amount of the Maximum Facility Amount, if any, during the Revolving Loan Availability Period, with respect to the Revolving Loan Advances, and the DDTL Availability Period, with respect to Delayed Draw Term Advances, which shall accrue at a rate per annum equal to (i) with respect to the Revolving Loan Maximum Facility Amount, 1.00%, and (ii) with respect to the Delayed Draw Term Loan Maximum Facility Amount, 0.40%, in each case, on the daily unused amount of the Revolving Loan Maximum Facility Amount and the Delayed Draw Term Loan Maximum Facility Amount, subject to the remainder of this Section 2.05(e). The Unused Fee shall accrue during the Availability Period (a) initially, from the Closing Date to but excluding the first Reporting Date to occur after the Closing Date, and (b) thereafter, each successive period from and including each Reporting Date to but excluding the following Reporting Date, and accrued Unused Fees shall be payable in arrears on each Payment Date and on the last day of, (x) the Revolving Loan Availability Period, with respect to the Revolving Loan Advances, and (y) the DDTL Availability Period, with respect to Delayed Draw Term Advances, as calculated on each relevant Reporting Date, as and to the extent provided in Section 2.08. If accrued and unpaid Unused Fees are not paid in full on any applicable Payment Date, the Borrower shall pay additional interest on such accrued and unpaid Unused Fees at the same rate per annum as the Borrower pays on the Advances, such additional interest being payable on each Payment Date as and to the extent provided in Section 2.08. For purposes of computing Unused Fees, the Commitment of any Lender is deemed to be used to the extent of the aggregate principal amount at such time of its outstanding Advances. All Unused Fees are fully earned and nonrefundable upon payment. Notwithstanding the foregoing, if a Utilization Fee is payable with respect to the Delayed Draw Term Advances pursuant to Section 2.05(f), the Unused Fee in respect of the Delayed Draw Term Advances shall be calculated as if the Delayed Draw Term Advances Outstanding equal the Minimum Utilization Amount.

(f) The Borrower shall pay to each Delayed Draw Term Advance Lender a utilization fee (“Utilization Fee”) equal to an interest amount calculated on the daily positive difference, if any, between the Minimum Utilization Amount and Delayed Draw Term Advances Outstanding, following the end of the Ramp-Up Period until the end of DDTL Availability Period, which interest amount shall accrue at a rate per annum equal to Term SOFR plus the Applicable Spread as determined for the applicable Interest Period, subject to the remainder of this Section 2.05(f). The Utilization Fee shall accrue during the applicable Interest Period and accrued Utilization Fees are payable in arrears on each Payment Date and on the last day of the DDTL Availability Period, as calculated on each relevant Reporting Date for the applicable Interest Period, as and to the extent provided in Section 2.08. If accrued and unpaid Utilization Fees are not paid in full on any applicable Payment Date, the Borrower shall pay additional interest on such accrued and unpaid Utilization Fees at the same rate per annum as the Borrower pays on the Advances, such additional interest being payable on each Payment Date as and to the extent provided in Section 2.08. All Utilization Fees are fully earned and nonrefundable upon payment.

(g) The Borrower shall pay the fees set forth in the Fee Letters on the terms and conditions provided therein.

(h) If any Event of Default has occurred and is continuing, following notice from the Administrative Agent, all Advances Outstanding shall thereafter bear interest at the Default Rate.

(i) Except as otherwise set forth herein, all computations of interest and all computations of interest and fees hereunder shall be made on the basis of a year of 360 days (or, in the case of interest calculated by reference to clause (a) of the definition of Alternate Base Rate, on the basis of a year of 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.

(j) Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts that are treated as interest on such Advance under Applicable Law (collectively, “charges”), exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Advance but were not paid as a result of the operation of this Section 2.05(j) shall be cumulated and the interest and charges payable to such Lender in respect of other Advance or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Advance or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Advance exceed the maximum amount collectible at the Maximum Rate.

(k) In no event shall either the Facility Servicer, the Administrative Agent or the Revolving Administrative Agent be (i) responsible for making any decisions or determinations in connection with the availability or unavailability of Daily Simple SOFR, Term SOFR or any benchmark replacement or benchmark transition event or (ii) have any liability for any determination, decision or election made by or on behalf of the Borrower, the Majority Lenders or the Majority Revolving Lenders in connection with availability or unavailability of Daily Simple SOFR, Term SOFR, the selection of any alternate benchmark rate, a benchmark transition event or a benchmark replacement, and the parties hereto waive and release any and all claims against the Facility Servicer, the Administrative Agent and the Revolving Administrative Agent relating to any such determination, decision or election other than to the extent arising out of the bad faith, gross negligence or willful misconduct of the Administrative Agent, the Revolving Administrative Agent or the Facility Servicer, as applicable.

(l) In connection with the use or administration of Daily Simple SOFR or Term SOFR, the Administrative Agent and the Revolving Administrative Agent (in connection with the use or administration of Daily Simple SOFR) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective upon written notice to Borrower from the Administrative Agent. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR or Term SOFR.

SECTION 2.06 Payments and Computations, Etc.

(a) All amounts to be paid or applied on the Borrower’s behalf hereunder and in accordance with this Agreement shall be paid or applied in accordance with the terms hereof so that funds are delivered to the Lenders, no later than 2:00 p.m. on the day when due in lawful money of the United States in immediately available funds to the accounts set forth in Schedule VIII or such other accounts as are specified in writing by the Administrative Agent with respect to the Delayed Draw Term Advances, and the Revolving Administrative Agent, with respect to the Revolving Loan Advances. All payments received by the Lenders after 2:00 p.m. may, in the applicable Agents’ discretion, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason.

(b) Other than as otherwise set forth herein, whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in the computation of interest and fees.

(c) To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Revolving Administrative Agent, or any Lender, or the Administrative Agent, the Revolving Administrative Agent, or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Revolving Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (ii) each Lender severally agrees to pay to the Administrative Agent and the Revolving Administrative Agent, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Revolving Administrative Agent, as applicable.

SECTION 2.07 Collections, Accounts and Allocations.

(a) The Borrower shall direct the Obligors to remit all Principal Collections, Interest Collections and Unidentified Proceeds payable to the Borrower with respect to the Portfolio Assets (including, for the avoidance of doubt, each Portfolio Asset that consists of a loan participation interest subject to a Participation Agreement upon elevation to an assignment) directly to the Principal Collection Account. Upon receipt of Collections in the Principal Collection Account, the Borrower shall promptly identify any Collections received as being on account of Principal Collections, Interest Collections, Unidentified Proceeds or Excluded Amounts, and notify the Administrative Agent thereof. All Interest Collections deposited into the Principal Collection Account pursuant to this Section 2.07(a) shall promptly, but in any event no later than five (5) Business Days after receipt thereof, be transferred to the Interest Collection Account.

(b) If any Collections are not deposited directly into the applicable Collection Account, in violation of clause (a) above, the Borrower shall, and shall cause its Affiliates and administrators to promptly (i) identify any Collections received as being on account of Principal Collections, Interest Collections, Unidentified Proceeds or Excluded Amounts, (ii) notify the Administrative Agent, and (iii) deposit all Available Collections received by the Borrower or its Affiliates with respect to the Collateral to the applicable Collection Account in accordance with this Agreement, and shall, and shall cause its Affiliates to, hold in trust for the benefit of the Administrative Agent, for the benefit of the Secured Parties, all such Available Collections until so deposited.

(c) The Borrower shall further include a statement as to the amount of Principal Collections, Interest Collections, Unidentified Proceeds and Excluded Amounts on deposit in each Collection Account on each Reporting Date in the Reporting Package delivered pursuant to Section 8.08(a).

(d) With respect to each Secured Account subject to a “springing” Account Control Agreement, the Administrative Agent shall only deliver a Notice of Exclusive Control after the occurrence of an Event of Default. After the delivery of a Notice of Exclusive Control in the manner described in the preceding sentence, solely the Administrative Agent (at the direction of the Majority Lenders) may withdraw, from each Account subject to a “springing” Account Control Agreement, any cash, funds, and other property held in, credited to or on deposit in each such Account.

(e) With respect to each Secured Account subject to a “blocked” Account Control Agreement, the Borrower shall not have any rights of withdrawal (without the prior written consent of the Administrative Agent).

(f) The Borrower shall not have any rights of withdrawal with respect to amounts held in the Interest Collection Account. The Borrower may only withdraw Principal Collections in the Principal Collection Account to (A) during the DDTL Availability Period to (i) finance the origination and/or acquisition by the Borrower of Eligible Portfolio Assets subject to the terms of this Agreement, including Section 3.03, and (ii) fund same day draws in respect of Eligible Portfolio Assets which are Loan Asset Delayed Draws, (B) during the Revolving Loan Availability Period to fund same day draws in respect of Eligible Portfolio Assets which are Loan Asset Revolvers, and (C) make permitted payments (including Restricted Junior Payments permitted in accordance with Section 5.02(j) and Permitted RIC Distributions) in accordance with Section 2.08.

(g) The Borrower shall not have any Account unless such Account is (i) listed on Schedule V, (ii) other than the Zero Balance Custody Account, subject to an Account Control Agreement (in form and substance satisfactory to the Administrative Agent), and (iii) other than the Zero Balance Custody Account, the Borrower has granted “online” or “view-only” access to each such Account, as requested by the Administrative Agent.

(h) The Principal Collection Account, with respect to Principal Collections, and the Interest Collection Account, with respect to Interest Collections, are the only accounts to which the Obligors or any agent, administrative agent, counterparty lender, Underlying Agent or Underlying Servicer have been instructed by the Loan Parties, or the Portfolio Asset Servicer on the Loan Parties’ behalf, to send Principal Collections and Interest Collections with respect to the Portfolio Assets. The Loan Parties have not granted any Person other than the Administrative Agent, for the benefit of the Secured Parties, an interest or Lien in the Secured Accounts.

(i) Any Unidentified Proceeds shall be deposited in the Principal Collection Account and shall not be considered Principal Collections or Interest Collections for any purpose hereunder, until such proceeds have been identified by the Borrower as Principal Collections, or Interest Collections, and with respect to Interest Collections, transferred to the Interest Collection Account in accordance with Section 2.08(f).

(j) The Borrower shall maintain the Zero Balance Custody Account as a zero balance account.

SECTION 2.08 Remittance Procedures. On each Payment Date (including, each Interim-Period Payment Date), the Administrative Agent (or its designee), on behalf of the Borrower, shall instruct the Account Bank to apply funds on deposit in the Secured Accounts as described in this Section 2.08.

(a) Application Proceeds. The Administrative Agent (or its designee), on behalf of the Borrower, shall (as directed pursuant to the first paragraph of this Section 2.08) instruct the Account Bank to transfer Collections held by the Account Bank in each Collection Account in accordance with the Payment Date Report, to the following Persons in the following amounts, calculated as of the most recent Reporting Date, in the following order and priority:

(i)	with respect to all Interest Collections:

a.

first, to the payment of reasonable administrative fees and expenses of the Borrower (including fees and expenses of counsel, auditors, accountants, account banks, fees and expenses of an Acceptable Rating Agency) (other than Permitted RIC Distributions) (“Administrative Expenses”), in an amount not to exceed $300,000 for each calendar year (prorated for the related Interest Period on the basis of the actual number of days in the current calendar year and the actual number of days elapsed in such Interest Period) (the “Administrative Expense Cap”);

b.

second, to the Administrative Agent for the ratable distribution to the Administrative Agent, the Revolving Administrative Agent, the Collateral Custodian, the Facility Servicer and the Account Bank (or, if directed by the Administrative Agent to pay any such ratable amount directly to the applicable Person, to such Person), in payment in full of all accrued fees, expenses and indemnities due and payable to such party by the Loan Parties hereunder or under any other Transaction Document and under any Fee Letters or Fee Agreements;

c.

third, if on the prior Payment Date there were Revolving Loan Advances Outstanding and such Revolving Loan Advances Outstanding have not been repaid in full in accordance with Section 2.08(b), to the Administrative Agent for distribution to each Revolving Lender (or if directed by the Administrative Agent to pay such ratable amount directly to each Revolving Lender, to such Revolving Lender) to pay such Revolving Lender’s Pro Rata Share of Revolving Loan Advances Outstanding on the prior Payment Date;

d.

fourth, to the Administrative Agent for distribution to each Lender (or if directed by the Administrative Agent to pay any such ratable amount directly to the Lender, to such Lender), to pay such Lender’s Pro Rata Share (calculated pursuant to clause (c) of the definition thereof) of accrued and unpaid interest, fees and expenses due and owing to such Lender under this Agreement (including any such accrued and unpaid interest or fees from a prior period);

e.

fifth, if a Market Trigger Event or Event of Default has occurred and is continuing, to the Administrative Agent for distribution to each Lender (or if directed by the Administrative Agent to pay such ratable amount directly to the Lender, to such Lender), (i) first, to repay each Revolving Lender’s

Pro Rata Share of the Revolving Loan Advances Outstanding until (x) with respect to an Event of Default, such Event of Default is no longer continuing, and (y) with respect to a Market Trigger Event, such Market Trigger Event has been cured, and (ii) second, if the Revolving Loan Advances Outstanding have been paid in full, and a Market Trigger Event or Event of Default is continuing, to repay each Delayed Draw Term Advance Lender’s Pro Rata Share of the Delayed Draw Term Advances Outstanding until (x) such Event of Default is no longer continuing, and (y) with respect to a Market Trigger Event, such Market Trigger Event has been cured; and

f.

thereafter to the Borrower or as the Borrower may direct (including to make Restricted Junior Payments in accordance with Section 5.02(j) and to make Permitted RIC Distributions), any remaining amounts.

(ii)	with respect to all Principal Collections:

a.

first, (x) to the extent not otherwise paid pursuant to paragraph (i)(a) above, to the Borrower for payment of reasonable Administrative Expenses (other than Permitted RIC Distributions), in an amount not to exceed the Administrative Expense Cap, and (y) to make Permitted RIC Distributions so long as no Event of Default has occurred or is continuing and no Market Trigger Event has occurred and is continuing;

b.

second, to the extent not otherwise paid pursuant to paragraph (i)(b) above, to the Administrative Agent for the ratable distribution to the Administrative Agent, the Revolving Administrative Agent, the Collateral Custodian, the Facility Servicer and the Account Bank (or, if directed by the Administrative Agent to pay any such ratable amount directly to the applicable Person, to such Person), in payment in full of all accrued fees, expenses and indemnities due and payable to such party by the Loan Parties hereunder or under any other Transaction Document and under any Fee Letters or Fee Agreements;

c.

third, to the extent not otherwise paid pursuant to paragraph (i)(c) above, if on the prior Payment Date there were Revolving Loan Advances Outstanding and such Revolving Loan Advances Outstanding have not been repaid in full in accordance with Section 2.08(b), to the Administrative Agent for distribution to each Revolving Lender (or if directed by the Administrative Agent to pay such ratable amount directly to each Revolving Lender, to such Revolving Lender) to pay such Revolving Lender’s Pro Rata Share of Revolving Loan Advances Outstanding on the prior Payment Date;

d.

fourth, to the extent not otherwise paid pursuant to paragraph (i)(d) above, to the Administrative Agent for distribution to each Lender (or if directed by the Administrative Agent to pay any such ratable amount directly to the Lender, to such Lender), to pay such Lender’s Pro Rata Share of accrued and unpaid interest, fees and expenses due and owing to such Lender under this Agreement (including any such accrued and unpaid interest or fees from a prior period);

e.

fifth, if a Market Trigger Event or Event of Default has occurred and is continuing, to the Administrative Agent for distribution to each Lender (or if directed by the Administrative Agent to pay such ratable amount directly to the Lender, to such Lender), (i) first, to repay each Revolving Lender’s Pro Rata Share of the Revolving Loan Advances Outstanding until (x) with respect to an Event of Default, such Event of Default is no longer continuing, and (y) with respect to a Market Trigger Event, such Market Trigger Event has been cured, and (ii) second, if the Revolving Loan Advances Outstanding have been paid in full, and a Market Trigger Event or Event of Default is continuing, to repay each Delayed Draw Term Advance Lender’s Pro Rata Share of the Delayed Draw Term Advances Outstanding until (x) such Event of Default is no longer continuing, and (y) with respect to a Market Trigger Event, such Market Trigger Event has been cured;

f.

sixth, during the DDTL Availability Period, so long as no Market Trigger Event or Event of Default has occurred and is continuing, to the Borrower, to acquire or originate new Eligible Portfolio Assets;

g.

seventh, if a Maximum LTV Trigger has occurred and is continuing, to the Administrative Agent for distribution to each Lender (or if directed by the Administrative Agent to pay such ratable amount directly to the Lender, to such Lender), (i) first, to repay each Revolving Lender’s Pro Rata Share of the Revolving Loan Advances Outstanding until such Maximum LTV Trigger no longer exists, and (ii) second, if the Revolving Loan Advances Outstanding have been paid in full, and a Maximum LTV Trigger is continuing, to repay each Delayed Draw Term Advance Lender’s Pro Rata Share of the Delayed Draw Term Advances Outstanding until such Maximum LTV Trigger no longer exists; and

h.	thereafter to the Borrower or as the Borrower may direct (including to make Restricted Junior Payments in accordance with Section 5.02(j)), any remaining amounts.

(b) Revolving Loan Advance Repayment Schedule.

(i) On each Payment Date, either (i) the Borrower shall direct that the proceeds of the Delayed Draw Term Advances advanced pursuant to the Revolving Loan Advance Repayment Schedule are deposited in an account designated by the Revolving Administrative Agent for further distribution to the Revolving Lenders to repay the Revolving Loan Advances Outstanding in accordance with their respective Pro Rata Shares, or (ii) the Administrative Agent (or its designee), on behalf of the Borrower, shall (as directed pursuant to the first paragraph of this Section 2.08) instruct the Account Bank to transfer the proceeds of the Delayed Draw Term Advances, advanced to the Borrower pursuant to the Revolving Loan Advance Repayment Schedule, to the Revolving Administrative Agent for further distribution to the Revolving Lenders to repay the Revolving Loan Advances Outstanding in accordance with their respective Pro Rata Shares.

(ii) Notwithstanding the foregoing, any Delayed Draw Term Advance that is funded by a Delayed Draw Term Lender within five (5) Business Days of a Payment Date to repay the Revolving Loan Advances Outstanding on the prior Reporting Date pursuant to the Revolving Loan Advance Repayment Schedule shall be immediately applied by the Borrower to repay each Revolving Lender’s Pro Rata Share of Revolving Loan Advances Outstanding on the prior Reporting Date.

(c) Insufficiency of Funds. If the funds on deposit in the Secured Accounts, as applicable, are insufficient to pay any amounts otherwise due and payable on a Payment Date or otherwise, the Borrower nevertheless remains responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents, together with interest accrued as set forth in Section 2.05(h) from the date when due until paid hereunder.

(d) Instructions to the Account Bank. All instructions and directions given to the Account Bank by the Loan Parties or the Administrative Agent, or its designee (as applicable) pursuant to this Section 2.08 shall be in writing (including instructions and directions transmitted to the Account Bank by facsimile or e-mail) or pursuant to an electronic transmission system established between the Administrative Agent and the Account Bank from time to time.

(e) No Presentment. Payment by the Administrative Agent to the Lenders in accordance with the terms hereof shall not require presentment of any Note.

(f) Unidentified Proceeds. Notwithstanding anything to the contrary herein, all Unidentified Proceeds received by the Account Bank or Administrative Agent shall be deposited into the Principal Collection Account. As soon as the Borrower or the Portfolio Asset Servicer identifies such amounts as either Interest Collections or Principal Collections, but in any event no later than five (5) Business Days after receipt thereof, such amounts identified as Principal Collections shall be recognized as Principal Collections in the Principal Collection Account and such amounts identified as Interest Collections shall be transferred to the Interest Collection Account and upon such transfer, recognized as Interest Collections.

SECTION 2.09 Grant of a Security Interest.

(a) To secure the prompt and complete payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Loan Parties of all of the covenants and obligations to be performed pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Borrower hereby grants a security interest to the Administrative Agent, for the benefit of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) the following, whether now owned or hereinafter acquired (the “Collateral”): (i) all accounts, money, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, intellectual property, goods, equipment, fixtures, contract rights, general intangibles (including, without limitation, the Borrower’s right, title and interest in and to all Loan Assets owned by the Borrower), documents, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, securities accounts, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions or other property consisting of the Secured Accounts (and any extensions or renewals thereof, and any successor or substitute account, together with all cash, sums or other property now or at any time hereafter on deposit therein, credited thereto, or payable thereon), Portfolio Assets and Collections (but excluding the obligations thereunder); (ii) all of the Borrower’s rights under the Collateral Management Agreement; (iii) all Records, books and other records relating to the foregoing; and (iv) all Proceeds, products and other proceeds of the foregoing.

(b) [reserved].

(c) Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral does not release the Borrower from any of its duties or obligations with respect to the Collateral and (iii) none of the Administrative Agent, any Lender nor any other Secured Party shall have any obligations or liability with respect to the Collateral by reason of this Agreement, nor shall the Administrative Agent, any Lender nor any other Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(d) Each Loan Party hereby authorizes the Administrative Agent to file UCC financing statements in the applicable jurisdiction adequately describing the Collateral (which may include an “all asset” filing), and naming the applicable Loan Party as debtor and the Administrative Agent as the secured party.

SECTION 2.10 Sale of Portfolio Assets.

(a) Sales. The Borrower may sell or otherwise transfer or dispose of any Portfolio Asset (a “Sale”) so long as (i) no Unmatured Event of Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the net cash proceeds from a Sale of a Portfolio Asset are deposited in the Collection Accounts promptly after receipt thereof, and (iii) the conditions set forth in Section 2.10(c) for such Sale are satisfied.

(b) Release of Lien. Upon the fulfillment of the other terms and conditions set forth in this Section 2.10 for a Sale (such date of fulfillment, a “Release Date”), the Portfolio Assets subject of such Sale shall be removed from the Collateral. Subject to compliance by the Borrower with this Section 2.10, on the Release Date of each subject Portfolio Asset, the Administrative Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to have released all right, title and interest and any Lien of the Administrative Agent, for the benefit of the Secured Parties in, to and under such Loan Asset and all future monies due or to become due with respect thereto, without recourse, representation or warranty of any kind or nature.

(c) Conditions to Sales. Any Sale of a Portfolio Asset is subject to the satisfaction of the following conditions:

(i) the Borrower has delivered to the Administrative Agent (with a copy to the Collateral Custodian) no later than 2:00 p.m. on the date that is one (1) Business Days prior to the related Sale, (a) a Reporting Package giving pro forma effect to the Sale of such Portfolio Asset and (b) a Reporting Package Certificate; provided that the Borrower shall not be required comply with this clause (i) with respect to anticipated syndications and assignments of overfunded Portfolio Assets within 90 days after the applicable Cut-Off Date therefor (the “Overfunded Portfolio Assets”) if the Borrower has identified such Overfunded Portfolio Assets in the Reporting Package and Reporting Package Certificate most recently delivered to the Administrative Agent in connection with the Transfer of such Portfolio Asset,

(ii) such Sale is not consummated in contemplation of a refinancing or sold to an Affiliate of any Loan Party,

(iii) [reserved],

(iv) no Event of Default or Market Trigger Event shall occur or result therefrom, and

(v) the Borrower shall notify the Administrative Agent of any amount to be credited to or deposited into the Collection Accounts in connection with any Sale or any amount that will be used simultaneously to purchase additional Eligible Portfolio Assets.

SECTION 2.11 Release of Portfolio Assets. The Lien of the Administrative Agent granted under the Transaction Documents shall be released with respect to (a) any Portfolio Asset removed from the Collateral in accordance with the applicable provisions of Section 2.10 and (b) any Portfolio Asset that terminates or expires by its terms, in each case, upon confirmation by the Borrower (which may be delivered by email) to the Administrative Agent that all amounts in respect thereof have been paid in full and deposited in the Collection Account. The Administrative Agent, for the benefit of the Secured Parties, shall at the sole expense of the Loan Parties, execute such documents and instruments of release as may be prepared by the Loan Parties or the Portfolio Asset Servicer (in form and substance reasonably satisfactory to the Administrative Agent) and take other such actions as shall reasonably be requested by the Loan Parties to effect such release of the Lien created pursuant to this Agreement.

SECTION 2.12 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its Advances, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender (i) setting forth in reasonable detail (A) the basis for such demand, (B) the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.12(a) or (b) above, and (C) the computations made by such Lender to determine such amount, and (ii) delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate on the next Payment Date that is not less than ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.13 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document (including by the Administrative Agent (in consultation with the Facility Servicer), on behalf of the Borrower, from the Collection Accounts to the extent amounts are available in the Collection Accounts) shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. Without duplication of any obligations under the preceding Section 2.13(a), the Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Loan Parties. Without duplication of any obligation under the preceding Sections 2.13(a) and (b), the Loan Parties shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, the Revolving Administrative Agent and the Facility Servicer, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Administrative Agent, the Revolving Administrative Agent, or the Facility Servicer, as applicable, for such Indemnified Taxes and without limiting the obligation of a Loan Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 2.03(e) or (f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent, the Revolving Administrative Agent or the Facility Servicer in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent, the Revolving Administrative Agent, or the Facility Servicer shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent and the Revolving Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent or the Revolving Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. Within 15 days after the date of any payment by a Loan Party or, at the direction of the Borrower, by the Administrative Agent (in consultation with the Facility Servicer) from the Collection Account on behalf of the Borrower (to the extent amounts are available in the Collection Account) to the applicable Governmental Authority of any Taxes pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent (acting at the written direction of the Majority Lenders). For the avoidance of doubt, in no case or circumstance is the Facility Servicer or the Administrative Agent liable to pay any Taxes pursuant to this Agreement, and if it pays any such amounts, it will solely be on behalf of the Borrower, from the Collection Account to the extent amounts are available therein.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Facility Servicer, the Administrative Agent and the Revolving Administrative Agent, at the time or times reasonably requested by the Borrower, the Facility Servicer, the Administrative Agent or the Revolving Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Facility Servicer, the Administrative Agent or the Revolving Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Facility Servicer, the Administrative Agent or the Revolving Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Facility Servicer, the Administrative Agent or the Revolving Administrative Agent as will enable the Borrower, the Administrative Agent or the Revolving Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(a), (ii)(b) and (ii)(d) of this Section 2.13) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing,

a.

(i) any Delayed Draw Term Advance Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Delayed Draw Term Advance Lender becomes a Delayed Draw Term Advance Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; and (ii) any Revolving Lender that is a U.S. Person shall deliver to the Borrower and the Revolving Administrative Agent on or about the date on which such Revolving Lender becomes a Revolving Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Revolving Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

b.

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Administrative Agent (with respect to any Foreign Lender that is a Delayed Draw Term Advance Lender) and the Revolving Administrative Agent (with respect to any Foreign Lender that is Revolving Lender) (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Administrative Agent or the Revolving Administrative Agent), whichever of the following is applicable:

(A)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)	executed copies of IRS Form W-8ECI;

(C)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D)

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

c.

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Facility Servicer, the Administrative Agent (with respect to any Foreign Lender that is a Delayed Draw Term Advance Lender) and the Revolving Administrative Agent (with respect to any Foreign Lender that is Revolving Lender) (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Facility Servicer, the Administrative Agent or the Revolving Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower, the Facility Servicer, the Administrative Agent or the Revolving Administrative Agent to determine the withholding or deduction required to be made; and

d.

if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Facility Servicer, the Administrative Agent (with respect to any Foreign Lender that is a Delayed Draw Term Advance Lender) and the Revolving Administrative Agent (with respect to any Foreign Lender that is Revolving Lender) at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Facility Servicer, the Administrative Agent or the Revolving Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Facility Servicer, the Administrative Agent or the Revolving Administrative Agent as may be necessary for the Borrower, the Facility Servicer, the Administrative Agent and the Revolving Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Delayed Draw Term Advance Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Facility Servicer and the Administrative Agent in writing of its legal inability to do so.

Each Revolving Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Facility Servicer and the Revolving Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall an Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of taxes withheld or deducted from funds paid for the account of such Lender. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Without prejudice to the survival of any other agreement of the Parties hereunder, the agreements and obligations of each Party contained in this Section 2.13 shall survive the resignation or replacement of the Administrative Agent, the Revolving Administrative Agent, the Collateral Custodian or the Facility Servicer, any assignment of rights by or replacement of any Lender, the termination of Commitments, the repayment, satisfaction or discharge of all obligations under any Transaction Document or termination of this Agreement.

SECTION 2.14 Extension of Ramp-Up Period and Availability Period.

(a) The Borrower may, by written notice to the Administrative Agent and the Lenders not later than thirty (30) days prior to the date set forth in clause (i) of the definition of Ramp-Up Period (the “Initial Ramp-Up Period”) and with the consent of the Majority Lenders (in their sole discretion), extend the Ramp-Up Period from the last day of the Initial Ramp-Up Period to a date as the Borrower and the Majority Lenders may mutually agree.

(b) The Borrower may, by written notice to the Administrative Agent and the Lenders not later than thirty (30) days prior to the date set forth in clause (a) of the definition of DDTL Availability Period (the “Initial DDTL Availability Period”) and with the consent of the Administrative Agent (acting at the direction of the Majority Lenders) (in its sole discretion), extend the DDTL Availability Period from the last day of the Initial DDTL Availability Period to a date as the Borrower and the Majority Lenders may mutually agree.

(c) The Borrower may, by written notice to the Administrative Agent, the Revolving Administrative Agent and the Lenders not later than thirty (30) days prior to the date set forth in clause (a) of the definition of Revolving Loan Availability Period (the “Initial Revolving Loan Availability Period”) and with the consent of the Administrative Agent (acting at the direction of the Majority Lenders) and the Revolving Administrative Agent (acting at the direction of the Majority Revolving Lenders), in their sole discretion, extend the Revolving Loan Availability Period from the last day of the Initial Revolving Loan Availability Period to a date as the Borrower, the Majority Lenders and the Majority Revolving Lenders may mutually agree.

(d) Notwithstanding the foregoing, the extension of the DDTL Availability Period and the Revolving Loan Availability Period pursuant to this Section 2.14 shall not be effective with respect to any Lender unless:

(i) no Unmatured Event of Default, Event of Default or Market Trigger Event shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii) the representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii) the Borrower shall have paid all fees due and payable with respect thereto pursuant to the Fee Letters.

(e) In connection with any extension of the DDTL Availability Period, the Borrower and the Administrative Agent, may make such amendments to this Agreement as the Administrative Agent (acting at the direction of the Majority Lenders) and the Borrower mutually determine to be reasonably necessary to evidence the extension.

(f) In connection with any extension of the Revolving Loan Availability Period, the Borrower, the Administrative Agent and the Revolving Administrative Agent may make such amendments to this Agreement as the Majority Lenders, the Majority Revolving Lenders and the Borrower mutually determine to be reasonably necessary to evidence the extension.

SECTION 2.15 Increase in Commitments.

(a) Prior to the end of the DDTL Availability Period, the Borrower may, by notice to the Administrative Agent (who shall promptly notify the Delayed Draw Term Advance Lenders) request increases in the Delayed Draw Term Loan Commitments by a minimum amount of $50,000,000 and in an aggregate amount of $2,000,000,000 (each such increase of the Delayed Draw Term Loan Commitment, a “DDTL Incremental Commitment”).

(b) Prior to the end of the Revolving Loan Availability Period, the Borrower may, by notice to the Administrative Agent and the Revolving Administrative Agent (who shall promptly notify the Revolving Lenders) request increases in the Revolving Loan Commitments by a minimum amount of $1,000,000 and an aggregate amount of $25,000,000 (each such increase of the Revolving Loan Commitment, an “Revolving Loan Incremental Commitment”, and together with each DDTL Incremental Commitment, each an “Incremental Commitment”).

(c) An Incremental Commitment may be provided by any existing Revolving Lender with respect to the Revolving Loan Advances, an existing Delayed Draw Term Advance Lender with respect to the Delayed Draw Term Advances, or any other Lender consented to by the Administrative Agent (each such Lender, an “Incremental Lender”); provided, that, (i) with respect to any DDTL Incremental Commitment, all Delayed Draw Term Advance Lenders that are managed or advisory accounts of Barings LLC shall have a right of first refusal to provide up to 100% of the DDTL Incremental Commitment, and (ii) with respect to any Revolving Loan Incremental Commitment, City National Bank (solely to the extent it is a Revolving Lender at such time) shall have a right of first refusal to provide up to 100% of the Revolving Loan Incremental Commitment. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment pursuant to this Section 2.15 and any election to do so shall be in the sole discretion of such Lender.

(d) The Administrative Agent, the Revolving Administrative Agent (solely, with respect to each Revolving Loan Incremental Commitment) and the Borrower shall determine the effective date for such increase pursuant to this Section 2.15 (an “Incremental Commitment Effective Date”) and, if applicable, the final allocation of such increase among the Incremental Lenders providing such increase; provided, that, such date shall be a Business Day at least ten (10) Business Days after delivery of the request for such increase (unless otherwise approved by the Administrative Agent) and at least thirty (30) days prior to the end of (i) the Revolving Loan Availability Period, with respect to the Revolving Loan Advances, and (ii) the DDTL Availability Period, with respect to Delayed Draw Term Advances. To effect such increase, the Borrower, the applicable Incremental Lenders, the Administrative Agent and the Revolving Administrative Agent (solely, with respect to each Revolving Loan Incremental Commitment) (but no other Lenders or Persons) shall enter into one or more agreements, each in form and substance satisfactory to the Borrower, the Administrative Agent and the Revolving Administrative Agent (solely, with respect to each Revolving Loan Incremental Commitment), pursuant to which the applicable Incremental Lenders will provide the Incremental Commitments. Effective as of the applicable Incremental Commitment Effective Date, subject to the terms and conditions set forth in this Section 2.15, each Incremental Commitment shall be a Commitment (and not a separate facility hereunder) and the Advances made by the applicable Incremental Lenders on such Incremental Commitment Effective Date pursuant to Section 2.15(e) shall be Advances, for all purposes of this Agreement.

(e) Notwithstanding the foregoing, the increase in the Commitments pursuant to this Section 2.15 shall not be effective with respect to any Incremental Lender unless:

(i) where a lender other than an existing Delayed Draw Term Advance Lender or existing Revolving Lender has agreed to provide all or a portion of such increase, the Administrative Agent has provided its consent thereto;

(ii) no Unmatured Event of Default, Event of Default or Market Trigger Event shall have occurred and be continuing on the Incremental Commitment Effective Date and after giving effect to such increase;

(iii) the representations and warranties contained in this Agreement shall be true and correct in all material respects (except that any representation qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Incremental Commitment Effective Date and after giving effect to such increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(iv) each Incremental Lender shall have received the fees payable to it pursuant to the Fee Letters (including, without limitation, any additional structuring fee);

(v) the Administrative Agent shall have received a certificate of an officer of each of the Loan Parties, dated the date of the Incremental Commitment Effective Date, certifying (A) the names and true signatures of the incumbent officers of the Loan Parties authorized to sign on behalf of the Loan Parties each of the Transaction Documents to which it is a party (on which certificate the Administrative Agent, the Lenders and the Collateral Custodian may conclusively rely until such time as the Administrative Agent has received from any of the Loan Parties a revised certificate meeting the requirements of this paragraph (d)(i)), (B) that the copy of the Constituent Documents of the Loan Parties, as applicable, is a complete and correct copy and that such Constituent Documents have not been amended, modified or supplemented and are in full force and effect and (C) the authorization document of the managing member or board of trustees, as applicable, approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party;

(vi) the Administrative Agent shall have received a good standing certificate, dated as of a recent date for each of the Loan Parties issued by the Secretary of State of the State of Delaware;

(vii) the Administrative Agent shall have received one or more favorable opinions of counsel to the Loan Parties, reasonably acceptable to the Majority Lenders and the Administrative Agent and addressed to the Administrative Agent, the Collateral Custodian and the Lenders with respect to such Incremental Commitment; provided, that no opinion shall be required if an opinion has been delivered within the prior six (6) months of the Incremental Commitment Effective Date;

(viii) the Administrative Agent shall have received one or more agreements contemplated above and any Notes requested by any Incremental Lenders, providing for Incremental Commitments in the amount of such increase; and

(ix) the Borrower shall have obtained an updated investment grade (BBB- (or equivalent) or higher) Debt Rating on the Facility from an Acceptable Rating Agency, and the Administrative Agent and each Incremental Lender shall have received shall have received a copy of updated Rating Letter evidencing such Debt Rating and an updated Rating Rationale Report with respect to such Debt Rating.

As of such Incremental Commitment Effective Date, upon the Administrative Agent’s receipt of the documents required by this Section 2.15(d), the Administrative Agent or the Revolving Administrative Agent shall record the information contained in the applicable agreement contemplated above in the Delayed Draw Term Advance Participant Register or the Revolving Loan Advance Participant Register, as applicable, and give prompt notice of the increase in the Commitments to the Borrower and the Lenders (including each Incremental Lender).

(f) On each Incremental Commitment Effective Date, if there are Advances then outstanding, the Borrower shall be deemed to prepay such Advances and deemed to reborrow Advances from the Incremental Lenders, as shall be necessary in order that, after giving effect to such deemed prepayments and borrowings, all Advances will be held ratably by the Lenders (including the Incremental Lenders) in accordance with their respective Pro Rata Share after giving effect to the applicable Incremental

Commitments and the Lenders shall make such payments or adjustments as are equitable (or purchase participations in the Advances) so that the Advances will be held ratably by the Lenders (including the Incremental Lenders) in accordance with their respective Pro Rata Share after giving effect to the applicable Incremental Commitments (or, if the Lenders otherwise agree, the Lenders, including the Incremental Lenders, may assign portions of the outstanding Advances to accomplish the same result).

SECTION 2.16 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.13, as the case may be, in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.16(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon written notice to such Lender, the Administrative Agent and the Revolving Administrative Agent (solely, with respect to any Defaulting Lender or a Non-Consenting Lender that is a Revolving Lender), require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or Section 2.13) and obligations under this Agreement and the related Transaction Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:

(i) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),

(ii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter,

(iii) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent, and

(iv) such assignment does not conflict with Applicable Law.

Any Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.17 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by any Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by any Agent from a Defaulting Lender pursuant to Section 11.13 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to any Agent hereunder; second, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, as such amounts are provided to any Agent, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, as such amounts are provided to any Agent, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, as such amounts are provided to any Agent, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Advances were made at a time when the conditions set forth in Section 3.01 were satisfied or waived, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Unused Fees. No Defaulting Lender shall be entitled to receive any Unused Fee pursuant to Section 2.05(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Majority Lenders agree in writing that a Lender is no longer a Defaulting Lender, the Borrower will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held pro rata by the Lenders in accordance with the Commitments, whereupon, such Lender will cease to be a Defaulting Lender; provided that (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender and (ii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) Termination of Defaulting Lender. The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.17(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Revolving Administrative Agent or any Lender may have against such Defaulting Lender.

SECTION 2.18 Market Trigger Event Cure. In the event a Market Trigger Event (other than a Market Trigger Event resulting from a Rating Event) has occurred and is continuing, the Borrower may cure such Market Trigger Event (i) with respect to any Payment Date, upon written notice to the Administrative Agent and the Lenders of its intent to cure such Market Trigger Event on any such Payment Date, together with the delivery of the Proposed Payment Date Report and (ii) otherwise, within thirty (30) days of the Borrower providing notice to the Administrative Agent and the Lenders of such occurrence (such notice to be provided no later than three (3) Business Days of the Borrower obtaining knowledge thereof), in each case, by any or a combination of: (I) transferring additional Eligible Portfolio Assets to the Loan Parties, (II) repayment of Advances Outstanding, collectively, in an amount equal to the amount required to cure such Market Trigger Event (including any prepayment with the proceeds of an Equity Contribution made pursuant to Section 2.04(g)) or (III) a Sale made in accordance with Section 2.10 in an amount equal to the amount required to cure such Market Trigger Event (each, a “Market Trigger Event Cure”). Any such Market Trigger Event shall be deemed to have been cured upon the occurrence of a Market Trigger Event Cure. Notwithstanding anything herein to the contrary, (a) in each period of four (4) calendar quarters, there shall be at least two (2) calendar quarters as to which the Market Trigger Event Cure is not exercised, (b) the Market Trigger Event Cure shall not be exercised in more than two (2) consecutive calendar quarters, and (c) the Market Trigger Event Cure shall not be exercised more than five (5) times over of the life of this Agreement.

SECTION 2.19 Inability to Determine Rate, Illegality and Benchmark Provisions.

(a) Inability to Determine Rates. Subject to anything to the contrary set out in Section 2.19(c), if:

(i) any Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Simple SOFR” or “Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Majority Lenders determine that for any reason in connection with any Advance bearing interest at Daily Simple SOFR or Term SOFR, that Daily Simple SOFR or the Term SOFR for any Interest Period with respect to an Advance bearing interest at Daily Simple SOFR or Term SOFR, as applicable, does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Advance, and the Majority Lenders have provided notice of such determination to the Agents, then, in each case, the Agents will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Agents to the Borrower, any obligation of the Lenders to make Advances bearing interest at Daily Simple SOFR or Term SOFR, as applicable, shall be suspended (to the extent of the affected Advances bearing interest at Daily Simple SOFR, Term SOFR or affected Interest Periods) until the Agents (with respect to clause (ii) above, at the instruction of the Majority Lenders) revoke such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of Advances bearing interest at Daily Simple SOFR or Term SOFR (to the extent of the affected Advances bearing interest at Daily Simple SOFR, Term SOFR or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Advances bearing interest at the Alternate Base Rate (without reference to clause (c) of the definition of “Alternate Base Rate”) plus the Applicable Spread in the amount specified therein and (ii) any outstanding affected Advances bearing interest at Daily Simple SOFR or Term SOFR will be deemed to have been converted into Advances bearing interest at the Alternate Base Rate (without reference to clause (c) of the definition of “Alternate Base Rate”) plus the Applicable Spread at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any fees payable pursuant to Section 2.21.

(b) Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Advances whose interest is determined by reference to SOFR, Daily Simple SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, Daily Simple SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through each Agent) (an “Illegality Notice”), any obligation of the Lenders to make Advances bearing interest at Daily Simple SOFR or Term SOFR shall be suspended until each affected Lender notifies the Agents and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to each Agent), prepay or, if applicable, convert all Advances bearing interest at Daily Simple SOFR or Term SOFR to Advances bearing interest at the Alternate Base Rate (without reference to clause (c) of the definition of “Alternate Base Rate”) plus the Applicable Spread, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Advances bearing interest at Daily Simple SOFR or Term SOFR, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Advances bearing interest at Daily Simple SOFR or Term SOFR, as applicable, to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any fees payable pursuant to Section 2.21.

(c) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent (at the direction of the Majority Lenders) and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.19(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (at the direction of the Majority Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 2.19(c) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent (at the direction of the Majority Lenders) or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.19(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of Advances bearing an interest rate of Daily Simple SOFR or Term SOFR, as applicable, to be made during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request for a borrowing of an Advance bearing interest at the Alternate Base Rate (without reference to clause (c) of the definition of “Alternate Base Rate”) plus the Applicable Spread and (B) any outstanding affected Advances bearing interest at Daily Simple SOFR or Term SOFR, as applicable, will be deemed to have been converted to an Advance bearing interest at the Alternate Base Rate (without reference to clause (c) of the definition of “Alternate Base Rate”) plus the Applicable Spread at the end of the applicable Interest Period.

SECTION 2.20 Asset Valuation.

(a) The Majority Lenders shall have the right acting reasonably and in good faith on a belief that the Net Asset Value provided by the Borrower with respect to one or more Eligible Portfolio Assets is materially inaccurate, to request an appraisal of the Net Asset Value of such Eligible Portfolio Asset(s) by an Approved Firm. The Majority Lenders shall present the results of an Approved Firm Valuation to the Borrower no later than twenty (20) Business Days following the date that the Majority Lenders requested such Approved Firm Valuation.

(b) The Borrower shall cooperate with any Approved Firm and shall promptly provide information relating to the applicable Portfolio Asset(s) as shall be reasonably requested by the Majority Lenders to enable the Approved Firm to timely determine and report the valuation of such Portfolio Asset(s).

(c) In the event that such Approved Firm Valuation provides a Net Asset Value for any Portfolio Asset that is more than 10% lower than the Net Asset Value provided by the Borrower with respect to such Portfolio Asset on the most recent Reporting Date delivered hereunder, (x) the LTV shall be recalculated within five (5) Business Days using such revised Net Asset Value determined by the Approved Firm, and (y) such revised calculation of the LTV shall apply for all applicable purposes in the Transaction Documents as of the date of such recalculation (and for the avoidance of doubt, shall not apply retroactively).

(d) All fees and expenses incurred in connection with any such Approved Firm Valuation shall be payable by the Borrower.

SECTION 2.21 Compensation for Losses. In the event of (a) the payment of any principal of any Advance bearing interest based on Term SOFR other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default) or (b) the failure to borrow or prepay any Advance bearing interest based on Term SOFR on the date specified in any notice delivered pursuant hereto then, in any such event, the Borrower shall compensate each Lender for any reasonable loss, cost and expense attributable to such event, including any reasonable loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable (but excluding loss of anticipated profits or margin). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.21 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to Effectiveness and Advances.

(a) This Agreement shall become effective upon, and no Lender is obligated to make any Advance, nor is any Lender, the Collateral Custodian, the Administrative Agent or the Revolving Administrative Agent obligated to take, fulfill or perform any other action hereunder until, the satisfaction of the following conditions precedent:

(i) this Agreement, all other Transaction Documents and all other agreements, instruments, certificates and other documents listed on Schedule III have been duly executed by, and delivered to, the parties hereto and thereto;

(ii) all expenses and fees (including reasonable and documented out-of-pocket legal fees and any fees required under the Fee Letters) that are required to be paid hereunder or by the Fee Letters and are invoiced at least one (1) Business Day prior to the Closing Date have been paid in full;

(iii) the representations contained in Sections 4.01 and 4.02 of this Agreement, and the representations contained in Section 3 of the Holdings Pledge and Security Agreement, are true and correct in all material respects (except that any representation qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) (as certified by the Borrower, with respect to the representations set forth in this Agreement and by Holdings, with respect to the representations set forth in the Holdings Pledge and Security Agreement);

(iv) each of the Borrower and Holdings has received all material governmental, shareholder and third-party consents and approvals necessary or reasonably required in connection with the transactions contemplated by this Agreement and the other Transaction Documents and all applicable waiting periods have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower or Holdings or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation is applicable which could reasonably be expected to have such effect;

(v) no action, proceeding or investigation has been instituted or threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Majority Lenders’ sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby;

(vi) the Borrower shall have obtained an investment grade rating (BBB- or higher) on the Facility from an Acceptable Rating Agency, and the Lenders shall have a received a copy of any Rating Letter issued in connection therewith;

(vii) the Borrower shall have delivered evidence reasonably satisfactory to the Administrative Agent that all Portfolio Assets have been validly Transferred to the Borrower free and clear of all Liens;

(viii) the Administrative Agent and the Revolving Administrative Agent shall have received (i) all documentation and other information requested by the Administrative Agent acting at the direction of the Majority Lenders, the Revolving Administrative Agent acting at the direction of the Majority Revolving Lenders or required by regulatory authorities with respect to each of the Borrower and Holdings and the Portfolio Asset Servicer under applicable “know your customer” and Anti-Money Laundering Laws, including the USA PATRIOT Act including, without limitation, a duly executed IRS Form W-9 (or such other applicable IRS tax form) of the Borrower, all in form and substance reasonably satisfactory to the Administrative Agent and the Revolving Administrative Agent, and (ii) a Beneficial Ownership Certification in relation to the Borrower and each Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;

(ix) the Secured Accounts have been established and are subject to an Account Control Agreement;

(x) the Borrower shall have established, or facilitated the establishment of, an electronic transmission system with the Account Bank acceptable to the Administrative Agent for the purpose of the Administrative Agent monitoring and performing activities in the Secured Accounts; and

(xi) prior to or substantially concurrently with the making of an Initial Advance, the Borrower will, with respect to the Eligible Portfolio Assets obtain valid ownership interests in such initial pool of Eligible Portfolio Assets and all actions required to be taken or performed under Section 3.03 with respect to the Transfer of such Eligible Portfolio Assets has been, or will be simultaneously with such Transfer, taken or satisfied.

(b) On the Advance Date of an Advance (including the Initial Advance), the following statements shall be true and correct and the Borrower by accepting such Advance is deemed to have certified (and Holdings is deemed to have certified with respect to clause (iv) below) that:

(i) the Borrower has delivered to (i) the Administrative Agent, with respect to each Delayed Draw Term Advance, an Advance Date Report including, but not limited to, a Notice of Borrowing and a Reporting Package as provided in Section 2.02(b)), and (ii) the Revolving Administrative Agent, with respect to each Revolving Loan Advance, a Notice of Borrowing (or if there have been material updates to the Reporting Package and Compliance Certificate most recently delivered, an updated Advance Date Report) as provided in Section 2.02(a),

(ii) on and as of such Advance Date, after giving effect to each Revolving Loan Advance, Delayed Draw Term Advance and the transactions related thereto, including the use of proceeds thereof, (i) the Revolving Loan Advances Outstanding shall not exceed the Revolving Loan Maximum Availability on such Advance Date, and (ii) the Delayed Draw Term Advances Outstanding plus the aggregate Revolving Loan Advances Outstanding, shall not exceed the Delayed Draw Term Loan Maximum Availability on such Advance Date.

(iii) on each Advance Date the proceeds of each Delayed Draw Term Advance will be applied (i) on each Advance Date that is a Payment Date, to repay the Revolving Loan Advances Outstanding in full, pursuant to a repayment made in accordance with the Revolving Loan Advance Repayment Schedule, and (ii) for any other purpose expressly permitted pursuant to Section 5.02(g).

(iv) no Market Trigger Event or Unmatured Event of Default or Event of Default has occurred and is continuing, or would result from such Advance or application of proceeds therefrom,

(v) the representations contained in Sections 4.01 and 4.02 are true and correct in all material respects (except that any representation qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) before and after giving effect to such Advance and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (or, in the case of any such representation expressly stated to have been made as of a specific date, as of such specific date),

(vi) with respect to the Transfer of any Portfolio Asset on such Advance Date, all actions required to be taken or performed under Section 3.03 with respect to such Transfer have been taken or satisfied in all material respects, and

(vii) all expenses and fees (including reasonable and documented out-of-pocket legal fees and any fees required under the Fee Letters) that are required to be paid hereunder or by the Fee Letters have been paid in full.

SECTION 3.02 Advances Do Not Constitute a Waiver. No Advance made hereunder constitutes a waiver of any condition to any Lender’s obligation to make such an Advance unless such waiver is in writing and executed by such Lender.

SECTION 3.03 Conditions to Transfers of Portfolio Assets. Each Transfer of a Portfolio Asset is subject to the further conditions precedent that:

(a) other than with respect to Follow-On Investments intended to maximize the value of an existing Portfolio Asset, if such Transfer occurs after the DDTL Availability Period, the Majority Lenders have consented in writing to such Transfer (such consent to be given or withheld in the Majority Lenders’ reasonable discretion),

(b) the Borrower has delivered to the Administrative Agent and the Revolving Administrative Agent (with a copy to the Facility Servicer and the Collateral Custodian) no later than 2:00 p.m. on the date that is two (2) Business Days prior to the related Cut-Off Date (A) a Portfolio Asset Certificate for such Portfolio Asset, (B) a Reporting Package giving pro forma effect to such Transfer and proposed Delayed Draw Term Advances relating thereto, and if such Delayed Draw Term Advances would result in the Delayed Draw Term Advances Outstanding plus the Revolving Loan Advances Outstanding exceeding the Delayed Draw Term Loan Maximum Availability as of such date, such Reporting Package shall include any scheduled or intended unscheduled repayments of Delayed Draw Term Advances in accordance with the terms hereof which would result in such Delayed Draw Term Advances Outstanding plus the Revolving Loan Advances Outstanding not exceeding the Delayed Draw Term Loan Maximum Availability as of such date, and (C) a Portfolio Asset Schedule, in each case reflecting the Transfer of such Portfolio Asset,

(c) substantially concurrently with or promptly after the making of such Advance, the Borrower will obtain valid ownership interests in the Portfolio Assets to be acquired with such Delayed Draw Term Advances,

(d) all actions required to be taken or performed (including the filing of UCC financing statements with respect to the Borrower) to give the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Portfolio Asset and the Portfolio Assets related thereto and the proceeds thereof, have been taken or performed,

(e) the Portfolio Assets subject to the Transfer being funded by such Delayed Draw Term Advances are Eligible Portfolio Assets unless the Majority Lenders otherwise agree in writing, and

(f) no Event of Default, Unmatured Event of Default or Market Trigger Event exists or would result from such Transfer.

Each Transfer of a Portfolio Asset pursuant to this Section 3.03 is deemed a representation by the Borrower that the conditions specified in this Section 3.03 have been met.

For purposes of determining compliance with the conditions specified in this Section 3.03, each Lender that has signed this Agreement and the Collateral Custodian or the Administrative Agent shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or the Collateral Custodian or the Administrative Agent unless Borrower shall have received notice from such Lender the Collateral Custodian or the Administrative Agent prior to the proposed date of such Transfer specifying its objection thereto.

ARTICLE IV

REPRESENTATIONS

SECTION 4.01 Representations of the Loan Parties. Each Loan Party hereby represents to the Secured Parties as follows:

(a) Organization, Good Standing and Due Qualification. Each Loan Party is a limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority necessary to own the Portfolio Assets and the Collateral and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the other Transaction Documents to which it is a party. Each Loan Party is duly qualified to do business as a limited partnership or limited liability company, as applicable, and has obtained all licenses and approvals under the laws of the State of Delaware, and in all other jurisdictions necessary to own its assets and to transact the business in which it is engaged, and is duly qualified, and in good standing under (i) the laws of the State of Delaware and (ii) in each other jurisdiction where the transaction of such business or its ownership of the Portfolio Assets and the Collateral and the conduct of its business requires such qualification except as could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization; Execution and Delivery. Each Loan Party (i) has the power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) perform and carry out the terms of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated thereby and (ii) has taken all necessary action to (A) authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party, (B) grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral on the terms and conditions of this Agreement and the other Transaction Documents, subject only to Permitted Liens and (C) authorize the Facility Servicer to perform the actions contemplated herein. This Agreement and each other Transaction Document to which each Loan Party is a party have been duly executed and delivered by such Loan Party.

(c) Binding Obligation. This Agreement and each of the other Transaction Documents to which each Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.

(d) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by each Loan Party of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the transfer of an ownership interest in the Portfolio Assets or grant of a security interest in the Collateral, other than such as have been met or obtained and are in full force and effect.

(e) No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents and all other agreements and instruments executed and delivered or to be executed and delivered in connection with the Transfer of any Portfolio Asset will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, each Loan Party’s Constituent Documents (ii), result in the creation or imposition of any Lien on the Collateral other than Permitted Liens, (iii) violate any Applicable Law or (iv) violate any material contract or other material agreement to which each Loan Party is a party or by which the or any property or assets of each Loan Party may be bound.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the actual knowledge of any Loan Party, threatened against any Loan Party or any properties of any Loan Party in writing, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or (iii) that, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or otherwise result in damages (not covered by insurance) in excess of $10,000,000.

(g) No Liens. The Collateral is owned by the Loan Parties free and clear of any Liens except for Permitted Liens.

(h) Transfer of Portfolio. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral or Portfolio Asset has been sold, assigned or pledged to any Person, other than in accordance with Article II and the grant of a security interest therein to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

(i) Sole Purpose. The Borrower has been formed solely for the purpose of, and has not engaged in any business activity other than, the acquisition of Portfolio Assets, the pledge and financing thereof and transactions incidental thereto and activities of the type expressly permitted under Section 5.01(a). The Borrower is not party to any agreements other than this Agreement and the other Transaction Documents to which it is a party and the Required Portfolio Documents and any other agreements listed on the Portfolio Asset Certificate for each Portfolio Asset in respect of which such Loan Party, is a lender or loan participant.

(j) Separate Entity. The Borrower is operated as an entity with assets and liabilities distinct from those of the Equityholder (other than for tax purposes), and any Affiliates thereof, and the Borrower hereby acknowledges that the Administrative Agent, the Revolving Administrative Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from the Equityholder, and from each such other Affiliate of the Equityholder.

(k) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects any Loan Party’s performance of its obligations under this Agreement or any Transaction Document to which such Loan Party, is a party.

(l) Taxes. All U.S. federal income and other material tax returns (including all foreign, federal, state, local and other tax returns whether filed on a standalone or group basis) required to be filed by, on behalf of, or with respect to, a Loan Party or its income or assets (including the Collateral) have been timely filed and none of the Loan Parties is liable for the Taxes of any other Person. Each of the Loan Parties has paid or made adequate provisions for the payment of all U.S. federal income and other material Taxes, assessments and other governmental charges made against it or any of its property (including the Collateral) except for those Taxes (x) being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves in accordance with GAAP on its books or (y) that would not reasonably be expected to, whether individually or in the aggregate, result in a Material Adverse Effect. No Tax lien (other than a Permitted Lien) or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge. The Borrower is disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b). Holdings is a “regulated investment company” within the meaning of Section 581 of the Code. Each of the Loan Parties is resident for tax purposes only in its jurisdiction of incorporation or formation and does not have a permanent establishment or trade or business or otherwise carry on business activity directly or indirectly in any other jurisdiction (treating the United States as a single jurisdiction for this purpose).

(m) Location. Except as permitted pursuant to Section 5.02(l), each Loan Party’s location (within the meaning of Article 9 of the UCC) is Delaware. Except as permitted pursuant to Section 5.02(l), the principal place of business and chief executive office of each Loan Party (and the location of each Loan Party’s records regarding the Collateral (other than those delivered to the Collateral Custodian pursuant to this Agreement)) is located at the address set forth under its name in Section 11.02.

(n) Tradenames. Except as permitted pursuant to Section 5.02(l), each Loan Party’s legal name is as set forth in this Agreement. Except as permitted pursuant to Section 5.02(l), no Loan Party has changed its name since its formation; does not have tradenames, fictitious names, assumed names or “doing business as” names. Each Loan Party’s only jurisdiction of formation is Delaware, and, except as permitted pursuant to Section 5.02(l), no Loan Party has changed its jurisdiction of formation.

(o) Subsidiaries. The Borrower does not own or hold the Equity Interests in any other Person.

(p) Reports Accurate. All Reporting Packages, Advance Date Reports, Proposed Payment Date Reports, Payment Date Reports, Portfolio Asset Schedules, Portfolio Asset Certificates, Records, and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower to the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer, any Lender or the Collateral Custodian in connection with this Agreement and the other Transaction Documents are accurate, true and correct in all material respects, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein in light of the circumstances under which they were made not materially misleading.

(q) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including the use of Proceeds from the sale of any item in the Collateral) will violate or result in a violation of Section 7 of the Exchange Act or Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Loan Parties do not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(r) Event of Default or Unmatured Event of Default. No event has occurred which constitutes an Event of Default or Unmatured Event of Default, in each case, which has not been previously disclosed to the Administrative Agent and the Revolving Administrative Agent in writing.

(s) ERISA. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred and none of the Loan Parties or any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event; and (ii) none of the Loan Parties or any ERISA Affiliate has sponsored, established or maintained, has an obligation to contribute to, has incurred or taken any action that has resulted or would reasonably be expected to result in the imposition of liability on a Loan Party or any ERISA Affiliate with respect to any Pension Plan or Multiemployer Plan. No Loan Party holds (x) Plan Assets or (y) “plan assets” subject to Similar Law. None of the transactions or services contemplated under this Agreement or the other Transaction Documents, including exercise of rights with respect to the Collateral and performance of its duties by the Applicable Servicer, constitutes or will result in a non- exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any violation of Similar Law.

(t) Broker-Dealer. No Loan Party is a broker-dealer or subject to the Securities Investor Protection Act of 1970.

(u) Portfolio Asset Assignments. Other than Portfolio Assets originated by the Borrower, the Portfolio Asset Assignments are the only agreements pursuant to which the Borrower may acquire Portfolio Assets. The Borrower accounts for each Transfer of a Portfolio Asset under a Portfolio Asset Assignment as a full Transfer of such Portfolio Asset in its books and Records.

(v) Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(w) Compliance with Applicable Law. Each Loan Party has complied with all Applicable Law to which it may be subject, and no item of the Collateral contravenes any Applicable Law (including all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(x) Collections. All Collections received by the Borrower with respect to the Portfolio Assets and the Collateral are held in trust for the benefit of the Administrative Agent, for the benefit of the Secured Parties, until deposited into the Collection Account as provided herein.

(y) Set-Off, Etc. No Portfolio Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, or the Obligor thereof, and no item in the Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower, or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, permitted pursuant to the terms of this Agreement.

(z) Environmental. With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Portfolio Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of each of the Loan Parties, except as expressly provided in the Portfolio Asset File for such Portfolio Asset prior to such Cut-Off Date: (i) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws, (ii) none of the related Obligor’s operations is the subject of a Federal or State investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (iii) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Cut-Off Date for the Portfolio Asset related to such Underlying Collateral, each of the Loan Parties have not received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral.

(aa) Anti-Terrorism Laws and Sanctions /International Trade Law Compliance / Anti-Money Laundering Laws. As of the date of this Agreement and each Payment Date and at all times until this Agreement has been terminated and all amounts hereunder have been indefeasibly paid in full in cash, that: (i) no Borrower Covered Entity, nor any of their directors, officers, employees or agents, (A) is a Sanctioned Person, (B) has any of its assets in a Sanctioned Country or in the possession, custody or control of a

Sanctioned Person in violation of any Anti-Terrorism Laws and Sanctions, (C) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Laws and Sanctions or (D) engages in, or has in the past five (5) years engaged in, any dealings or transactions prohibited by any Anti-Terrorism Laws and Sanctions or Anti-Corruption Laws, (ii) the proceeds of this Agreement will not be used, directly or knowingly indirectly, by the Borrower, or to the Borrower’s knowledge by any other Person, to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person, (iii) the funds used to pay the Portfolio Asset Servicer, to the extent received from the Borrower, are not directly or, knowingly, indirectly derived from any unlawful activity and (iv) to the Borrower’s knowledge, the Borrower Covered Entity is in compliance with, and no Borrower Covered Entity directly or knowingly indirectly engages in any dealings or transactions prohibited by, any Anti-Terrorism Laws and Sanctions, Anti-Corruption Laws, or Anti-Money Laundering Laws. Each Borrower Covered Entity covenants and agrees that it shall promptly notify the Portfolio Asset Servicer in writing upon the occurrence of a Reportable Compliance Event with respect to the Borrower Covered Entity except to the extent such notice is prohibited by Applicable Law.

(bb) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally at law or by equitable principles relating to enforceability.

(ii) The Pledged Equity issued by the Borrower has been duly and validly authorized and issued by the Borrower.

(iii) The Collateral is comprised of “instruments”, “financial assets”, “security entitlements”, “general intangibles”, “chattel paper”, “accounts”, “certificated securities”, “uncertificated securities”, “securities accounts”, “deposit accounts”, “supporting obligations” or “insurance” (each as defined in the applicable UCC), and the proceeds of the foregoing, or such other category of collateral under the applicable UCC as to which the Loan Parties have complied with their respective obligations under this Section 4.01(bb).

(iv) The Secured Accounts are not in the name of any Person other than the Loan Parties, subject to the lien of the Administrative Agent, for the benefit of the Secured Parties.

(v) Each of the Secured Accounts constitutes a “securities account” or “deposit account”, as applicable, as defined in the applicable UCC.

(vi) All of each Loan Party’s Accounts are listed on Schedule V and, other than the Zero Balance Custody Account, each are subject to the applicable Account Control Agreement listed thereon. The Administrative Agent has been granted (x) “online” access to each Collection Account, and (y) “view-only” access to the Operating Account.

(vii) Each Loan Party has authorized the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral and that portion of the Portfolio Assets in which a security interest granted to the Administrative Agent, on behalf of the Secured Parties, under this Agreement may be perfected by filing.

(viii) Other than as expressly permitted by the terms of the Transaction Documents, this Agreement and the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, no Loan Party has pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. No Loan Party has authorized the filing of and is not aware of any financing statements against such Loan Party that include a description of collateral covering the Collateral other than any financing statement (A) that has been terminated or fully and validly assigned to the Administrative Agent or (B) reflecting the transfer of assets on a Release Date pursuant to (and simultaneously with or subsequent to) the consummation of any transaction contemplated under (and in compliance with the conditions set forth in) Section 2.10. No Loan Party is aware of the filing of any judgment or Tax lien filings against such Loan Party, other than Permitted Liens.

(ix) None of the underlying promissory notes or related loan registers or Participation Agreements or related Participant Registers, as applicable, that constitute or evidence the Portfolio Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent, on behalf of the Secured Parties.

(x) Each Loan Party (A) consents to the transfer of any Pledged Equity to the Administrative Agent or its designee, nominee or assignee following, and during the occurrence of, an Event of Default, (B) consents to the substitution of the Administrative Agent or its designee, nominee or assignee as a member in the Borrower with all the rights and powers related thereto, subject to the terms of this Agreement and following, and during the occurrence of, an Event of Default (C) acknowledges that following, and during the occurrence of, an Event of Default it will admit the Administrative Agent (or its designee, nominee or assignee) as a member in such Borrower subject to and in accordance with the applicable transfer and admission procedures in the Borrower’s Constituent Documents (other than, for the avoidance of doubt, any consent requirement of any Loan Party or its Affiliates).

(xi) The Pledged Equity shall not be represented by a certificate unless (A) the Constituent Documents of the Borrower expressly provide that such interest shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction and (B) such certificate shall be delivered as provided in clause (xii) below.

(xii) If any portion of the Pledged Equity constitutes a “certificated security”, such certificated security has been delivered to the Administrative Agent, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Administrative Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security.

(xiii) If any portion of the Pledged Equity constitutes an “uncertificated security”, the Loan Parties hereby agree to comply with instructions of the Administrative Agent with respect to such Pledged Equity without further consent of the Loan Parties.

(xiv) With respect to any Collateral that constitutes a “certificated security”, such certificated security has been delivered to the Administrative Agent, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Administrative Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the applicable Loan Party of such certificated security.

(xv) With respect to any Collateral that constitutes an “uncertificated security”, the Loan Parties have either (x) caused the issuer of such uncertificated security to register the Administrative Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security or (y) caused the issuer of such uncertificated security to agree to comply with instructions of the Administrative Agent without further consent of any Loan Party.

(xvi) Each Loan Party hereby certifies and agrees that: (A) the Borrower has not issued, and will not issue, any certificate to evidence the interests in the Borrower (including its Equity Interests), (B) the interests in the Borrower are not, and will not be, dealt in or traded on any securities exchange or in securities markets, (C) the Borrower’s Constituent Documents do not, and will not, provide that an interest in the Borrower may be a security governed by Article 8 of the Uniform Commercial Code of any applicable jurisdiction and (D) the interests in the Borrower do not, and will not, constitute investment company securities (as defined in the UCC).

(cc) Non-Exempt. No Loan Party is a Non-Exempt Person.

(dd) Beneficial Ownership Certification. As of (a) the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 3.01 is true and correct in all respects and (b) as of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 5.01(dd) is true and correct in all respects.

(ee) Outbound Investment Rule. Neither the Borrower nor any of its subsidiaries is a “covered person” as that term is used in the Outbound Investment Rules. Neither Borrower nor any of its subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” that would cause the Agents or the Lenders to be in violation of the Outbound Investment Rules or cause the Agents or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under the Agreement.

SECTION 4.02 Representations Relating to the Agreement and the Collateral. Each Loan Party hereby represents to the Secured Parties as follows:

(a) Eligibility of Collateral. (i) Each Reporting Package, Advance Date Report, Portfolio Asset Schedule and Portfolio Asset Certificate is a true and correct listing of all the Portfolio Assets as of the Closing Date, the related Cut-Off Date or Advance Date, as applicable, and the information contained therein with respect to the identity of such Portfolio Asset and the amounts owing thereunder is true and correct in all material respects as of the Closing Date, the related Cut-Off Date or Advance Date, as applicable, (ii) each such Portfolio Asset designated in any Reporting Package as an Eligible Portfolio Asset, and each such Portfolio Asset included as an Eligible Portfolio Asset in any calculation of the Total Portfolio Value and the Borrowing Base, is an Eligible Portfolio Asset, (iii) the Borrower has complied in all material respects with the requirements of this Agreement, including Article IX, with respect to each such Portfolio Asset, including delivery to the Collateral Custodian of the Required Portfolio Documents and the Portfolio Asset Certificate pertaining to such Portfolio Asset as provided in Section 5.01(g) and (iv) with respect to each such item of Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Loan Parties in connection with the grant of a security interest in each item of Collateral to the Administrative Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect.

(b) No Fraud. Each Portfolio Asset was originated without any fraud or misrepresentation on the part of the Obligor or Transferor, if any, of such Portfolio Asset.

SECTION 4.03 Representations of Portfolio Asset Servicer. The Portfolio Asset Servicer hereby represents, solely with respect to itself, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date and as of each Payment Date, as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of its jurisdiction of organization. It has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b) Due Authorization. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for herein and therein have been duly authorized by all necessary organizational action on its part.

(c) No Conflict. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of the transactions contemplated hereby or thereby and the fulfillment of the terms hereof or thereof will not conflict with, result in any breach of its organizational documents or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any material indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Portfolio Asset Servicer is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement and the other Transaction Documents, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any material respect, any Applicable Law if compliance therewith is necessary (i) to ensure the enforceability of any Portfolio Asset or (ii) for the Portfolio Asset Servicer to perform its obligations under this Agreement in accordance with the terms hereof.

(e) All Consents Required; No Proceedings or Injunction. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Portfolio Asset Servicer, required in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance by the Portfolio Asset Servicer of the transactions contemplated hereby and thereby and the fulfillment by the Portfolio Asset Servicer of the terms hereof and thereof have been obtained to the extent reasonably necessary for the Portfolio Asset Servicer to perform its obligations under this Agreement in accordance with the terms hereof. There is no litigation, proceeding or investigation pending or, to the knowledge of the Portfolio Asset Servicer, threatened against such Portfolio Asset Servicer, before any Governmental Authority (A) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party or (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party. No injunction, writ, restraining order or other order of any nature materially and adversely affects the Portfolio Asset Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Portfolio Asset Servicer is a party.

(f) Validity, Etc. The Agreement and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligation of the Portfolio Asset Servicer, enforceable against the Portfolio Asset Servicer in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity.

(g) Reports Accurate. All Reporting Packages, Records, and other written or electronic information, exhibits, financial statements, documents, books, records or reports, in all cases, prepared and furnished by the Portfolio Asset Servicer to the Administrative Agent, the Revolving Administrative Agent, the Lenders or the Collateral Custodian in connection with this Agreement are, as of their date, accurate, true and correct in all material respects, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading; provided, that, for the purposes of the production by the Portfolio Asset Servicer of any reports, documents or information required under this Agreement, the Portfolio Asset Servicer may conclusively rely (absent bad faith or manifest error, and without investigation, inquiry, independent verification or any duty or obligation to recompute, verify, or recalculate any of the amounts and other information contained in) on any reports, documents or information provided to it by any Obligor or any other third party without any liability to the Portfolio Asset Servicer for such reliance.

(h) Servicing Standard. The Portfolio Asset Servicer has complied in all material respects with the Servicing Standard with regard to the servicing of the Portfolio Assets.

(i) Collections. All Collections, if any, received by the Portfolio Asset Servicer or its Affiliates with respect to the Collateral and the Portfolio Assets are held in trust for the benefit of the Administrative Agent, for the benefit of the Secured Parties until deposited into the Collection Account as provided herein.

(j) Servicer Termination Event. No event has occurred which constitutes a Servicer Termination Event (other than any Servicer Termination Event which has previously been disclosed to the Administrative Agent and the Revolving Administrative Agent as such).

SECTION 4.04 Representations of the Collateral Custodian. The Collateral Custodian represents, as of the Closing Date and as of each Cut-Off Date, as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing as a national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement and the other Transaction Documents to which it is a party.

(b) Due Authorization. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for herein and therein have been duly authorized by all necessary organizational action on its part.

(c) No Conflict. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of its organizational documents or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any respect, any Applicable Law if compliance therewith is necessary (i) to ensure the enforceability of any Portfolio Asset or (ii) for the Collateral Custodian to perform its obligations under this Agreement in accordance with the terms hereof.

(e) All Consents Required; No Proceedings or Injunction. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance by the Collateral Custodian of the transactions contemplated hereby and thereby and the fulfillment by the Collateral Custodian of the terms hereof and thereof have been obtained to the extent necessary for the Collateral Custodian to perform its obligations under this Agreement in accordance with the terms hereof. There is no litigation, proceeding or investigation pending or, to the knowledge of the Collateral Custodian, threatened against the Collateral Custodian, before any Governmental Authority (A) asserting the invalidity of this Agreement or any other Transaction Document or (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document. No injunction, writ, restraining order or other order of any nature adversely affects the Collateral Custodian’s performance of its obligations under this Agreement or any Transaction Document to which the Collateral Custodian is a party.

(f) Validity, Etc. The Agreement and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity.

SECTION 4.05 Representations of Facility Servicer. The Facility Servicer hereby represents, solely with respect to itself, as of the Closing Date as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of its jurisdiction of organization. It has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b) Due Authorization. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for herein and therein have been duly authorized by all necessary organizational action on its part.

(c) No Conflict. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of the transactions contemplated hereby or thereby and the fulfillment of the terms hereof or thereof will not conflict with, result in any breach of its organizational documents or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any material indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Facility Servicer is a party or by which it or any of its property is bound.

(d) Validity, Etc. The Agreement and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligation of the Facility Servicer, enforceable against such Facility Servicer in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity.

ARTICLE V

GENERAL COVENANTS

SECTION 5.01 Affirmative Covenants of the Loan Parties. From the Closing Date until the Facility Termination Date:

(a) Organizational Procedures and Scope of Business. Each Loan Party will observe all organizational procedures required by its Constituent Documents and the laws of its jurisdiction of formation. Without limiting the foregoing, each Loan Party will limit the scope of its business to those set forth in its Constituent Documents, including with respect to the Borrower: (i) the acquisition and origination of Portfolio Assets and the ownership and management of the related Portfolio Assets, (ii) the Sale of Portfolio Assets as and when permitted under the Transaction Documents, (iii) entering into and performing under the Transaction Documents, (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Underlying Agreements to the extent not in conflict with the terms of this Agreement or any other Transaction Document and (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Portfolio Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document.

(b) Special Purpose Entity Requirements.

(i) Borrower shall own no assets and shall not engage in any business, other than owning the Portfolio Assets, and other assets incidental to the origination, acquisition, ownership, financing and disposition of the Portfolio Assets,

(ii) Borrower shall not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates other than those obligations related to Eligible Portfolio Assets, and in connection therewith may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions

(iii) Borrower shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets,

(iv) Borrower shall comply with the provisions of its Constituent Documents,

(v) Borrower shall do all things necessary to observe its organizational formalities and to preserve its existence,

(vi) Borrower shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is permitted or required under GAAP or as a matter of law; provided that appropriate notation shall be made on such financial statements to indicate that Borrower’s assets are pledged as collateral for another security agreement) and file its own tax returns (except to the extent it is not required to file tax returns under Applicable Law),

(vii) Borrower shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate) (other than for tax purposes), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division of the other and shall strictly comply with all organizational formalities to maintain its separate existence,

(viii) Borrower shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, in each case, only to the extent sufficient income is produced from its assets; provided that the foregoing shall in no way be construed as requiring the contribution of capital or a loan to Borrower by any direct or indirect holders of interests in Borrower,

(ix) Borrower shall not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others,

(x) Borrower shall maintain its properties, assets and accounts separate from those of any Affiliate or any other Person,

(xi) Borrower shall not hold itself out to be responsible for the debts or obligations of any other Person,

(xii) Borrower shall not, without the prior written consent of its Independent Director, take any action that will result in a Bankruptcy Event,

(xiii) Borrower shall not enter into any transaction with an Affiliate of Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction; provided that the foregoing shall not apply to the execution, delivery and performance of the Transaction Documents and the Borrower’s Constituent Documents,

(xiv) Borrower shall maintain a sufficient number of employees in light of contemplated business operations and pay the salaries of its own employees; provided however, that Borrower shall not be required to maintain any employees,

(xv) Borrower shall use separate stationary, invoices and checks bearing its own name (although, in connection with certain advertising, filings, and marketing, the Borrower may be identified as a subsidiary of its parent company),

(xvi) Borrower shall not pledge its assets to secure the obligations of any other Person (other than under the Transaction Documents),

(xvii) Borrower shall not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity, and

(xviii) Borrower shall cause its members, officers, agents and other representatives to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower.

(c) Preservation of Company Existence. Subject to Section 5.02(f), each Loan Party will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign company in any other jurisdiction in which it does business and in which it is required to so qualify under Applicable Law except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

(d) Investment of Collections. The Borrower may invest available funds on deposit in the Interest Collection Account and the Operating Account in Eligible Investments. The Borrower may not invest available funds in the Principal Collection Account, other than Eligible Investments that mature on the next Business Day following such investment.

(e) Underlying Obligor Default. The Borrower shall give written notice to the Administrative Agent, the Lenders and the Facility Servicer of any Underlying Obligor Default with respect to any Portfolio Asset as promptly as possible after learning thereof.

(f) Material Modifications and Underlying Obligor Default.

(i) The Borrower shall give copies to the Facility Servicer of any executed Material Modification.

(ii) If the Facility Servicer is notified by the Borrower of a Minor Material Modification, and such Loan Asset, after giving effect to such Minor Material Modification, (A) shall remain an Eligible Portfolio Asset, as indicated in such notice, then no further action by the Borrower shall be required; or (B) shall cease to be an Eligible Portfolio Asset, as indicated in such notice, then the Borrower may request a waiver of such Minor Material Modification in the Borrower’s notice to the Facility Servicer. If such a waiver is requested by the Borrower, the Facility Servicer shall have ten (10) Business Days to, in its sole discretion, consent or decline to consent to such waiver; provided that, the Facility Servicer will use good faith efforts to consent or decline to consent within such time period. If the Facility Servicer consents to such waiver, then no further action by the Borrower shall be required, subject to any terms or conditions of such waiver. Whether or not such notice is given or such consent is obtained, the Borrower may proceed with such Minor Material Modification, but, if such consent is not obtained, the Borrower shall make any necessary adjustments to the calculation of the Borrowing Base and Net Asset Value as a result thereof as set forth in clause (iv) below. For the avoidance of doubt, if the Facility Servicer does not respond to the request for consent for any proposed Minor Material Modification within the ten (10) Business Day period, such consent shall be deemed to have been declined.

(iii) If the Facility Servicer is notified by the Borrower of a proposed Major Material Modification, the Borrower shall make any necessary adjustments to the calculation of the Borrowing Base and Net Asset Value as a result thereof as set forth in clause (iv) below.

(iv) If (A) consent of the Facility Servicer is not obtained with respect to a Minor Material Modification pursuant to clause (ii) above, or (B) a Major Material Modification occurs in accordance with clause (iii) above, then, in each case, the outstanding principal balance and value of any Loan Asset subject to such Material Modification for the purposes of calculating the Net Asset Value will be reduced by 50%, until such time as a valuation (completed after the occurrence of, and taking into account such Material Modification) by an Approved Firm has been obtained, at which time the value of such Loan Asset shall be equal to the value as determined by such Approved Firm (a “Material Modification Adjustment Event”). The Borrower acknowledges that the reduction of the outstanding principal balance and Net Asset Value of a Loan Asset pursuant to this Section 5.01(f)(iv) may cause a Market Trigger Event and result in repayments of the Advances Outstanding as required by Section 2.08.

(v) The Borrower shall give written notice to the Lenders, the Facility Servicer and the Collateral Custodian of any occurrence of any Underlying Obligor Default after the Closing Date with respect to any Loan Asset promptly after obtaining knowledge thereof.

(vi) The Borrower shall provide the applicable Acceptable Rating Agency with prompt written notice following the effectiveness of any Material Modification, together with a summary of such Material Modification.

(vii) The Borrower shall deliver a Reporting Package and updated Required Portfolio Documents with respect to such Material Modification to the Administrative Agent, the Revolving Administrative Agent and the Facility Servicer promptly upon the effectiveness of such Material Modification (but in any event no later than five (5) Business Days thereafter).

(g) Required Portfolio Documents. The Borrower (or the Portfolio Asset Servicer on behalf of the Borrower) shall deliver to the Collateral Custodian and the Portfolio Asset Servicer electronic copies of the Required Portfolio Documents and the Portfolio Asset Certificate pertaining to (i) the Initial Portfolio Assets, not later than on the last Business Day of the calendar month after the later of the Closing Date or the Cut-Off Date pertaining to such Initial Portfolio Asset and (ii) the Portfolio Assets (other than the Initial Portfolio Assets), on the last Business Day of the calendar month after the Cut-Off Date pertaining to such Portfolio Asset, or in each case, such later date as the Majority Lenders may agree, and shall deliver any subsequent amendments or other modifications (other than Material Modifications which shall be delivered in accordance with Section 5.01(f)(vii)) to such Required Portfolio Documents in accordance with Section 8.08(c).

(h) Notice of Event of Default. Each Loan Party shall notify the Administrative Agent and the Revolving Administrative Agent with prompt (and in any event within two (2) Business Days) written notice of the occurrence of each Unmatured Event of Default or Event of Default of which such Loan Party, as applicable, has knowledge or has received notice and no later than three (3) Business Days following such written notice, the Borrower will provide to the Administrative Agent and the Revolving Administrative Agent a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(i) Notice of Material Events. The Borrower shall promptly notify the Administrative Agent and the Revolving Administrative Agent of (i) any change in any Debt Rating (ii) the occurrence of a Rating Event and (iii) any event or other circumstance known to the Borrower that could reasonably be expected to result in a Material Adverse Effect.

(j) Notice of Litigation. The Borrower shall promptly notify the Administrative Agent and the Revolving Administrative Agent of the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to result in liability of such Loan Party in an aggregate amount exceeding $10,000,000.

(k) Notice of ERISA; Notice of Plan Assets. Each of the Loan Parties shall promptly notify the Administrative Agent and the Revolving Administrative Agent (i) after obtaining knowledge of the occurrence of any ERISA Event, except for ERISA Events that could not reasonably be expected to result in a Material Adverse Effect, and shall furnish a statement of a Responsible Officer of a Loan Party setting forth the details as to such event and the action, if any, the Loan Parties or, if applicable, an ERISA Affiliate proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the United States Department of Labor or the PBGC with respect thereto and (ii) after any determination that it or any other Loan Party holds, or is reasonably likely to hold, Plan Assets.

(l) Notice of Accounting Changes. Promptly and in any event within three (3) Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent and the Revolving Administrative Agent notice of any material change in the accounting policies of the Loan Parties.

(m) Additional Information; Additional Documents. Each Loan Party shall provide the Administrative Agent and the Revolving Administrative Agent with any financial or other information reasonably requested by the Administrative Agent or the Revolving Administrative Agent evidencing the truthfulness of the representations set forth in this Agreement.

(n) Protection of Security Interest. The Loan Parties will take all action reasonably necessary to perfect, protect and more fully evidence the Loan Parties’ ownership of the Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including (i) with respect to the Portfolio Assets and that portion of the Collateral in which a security interest may be perfected by filing, filing and maintaining (at the expense of the Borrower) effective financing statements in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof), (ii) executing or causing to be executed such other instruments or notices as may be necessary or reasonably appropriate, (iii) at the expense of the Borrower, take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Administrative Agent (for the benefit of the Secured Parties) in the Loan Parties’ interests in the Collateral, including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral (which may include an “all asset” filing), and naming the applicable Loan Party as debtor and the Administrative Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof) and (iv) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective first priority (subject to Permitted Liens) perfected security interests of the parties to this Agreement in the Collateral, or to enable the Administrative Agent to exercise or enforce any of their respective rights hereunder.

(o) Liens. Each Loan Party will promptly notify the Administrative Agent of the existence of any Lien on the Collateral known to such Loan Party (other than Permitted Liens) and each of the Loan Parties, as applicable, shall defend the right, title and interest of the Administrative Agent, for the benefit of the Secured Parties, in, to and under the Collateral against all claims of third parties, other than with respect to Permitted Liens.

(p) Compliance with Applicable Law. Each Loan Party shall at all times comply in all material respects with all Applicable Law (including Environmental Laws, and all federal securities laws).

(q) Proper Records. Each Loan Party shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP. The Borrower shall account for the Transfer to it from the Transferor of any Portfolio Asset under each Portfolio Asset Assignment as a Transfer of such Portfolio Asset in its books and Records. The Borrower shall (i) provide the Administrative Agent with (x) “online” access to each Collection Account, and (y) “view-only” access to the Operating Account, and (ii) procure that such access shall remain in effect until repayment in full of the Obligations and termination of this Agreement.

(r) Satisfaction of Obligations. Each Loan Party shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of such Loan Party.

(s) Payment of Taxes. Each Loan Party shall (i) timely file all U.S. federal income and other material tax returns (including all foreign, federal, state, local and other tax returns whether filed on a standalone or group basis) required to be filed by, on behalf of, or with respect to, the Loan Parties or its income or assets (including the Collateral) and (ii) pay and discharge all Taxes, levies, liens and other charges on its income or assets (including the Collateral), except for any such tax returns or Taxes (x) as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP or (y) that would not reasonably be expected to, whether individually or in the aggregate, result in a Material Adverse Effect.

(t) Tax Treatment. The Borrower shall treat the Advances advanced hereunder as indebtedness of the Borrower (or, for so long as the Borrower is treated as a disregarded entity for U.S. federal income tax purposes, as indebtedness of the entity of which the Borrower is considered to be a part) for U.S. federal income tax purposes and file any and all tax forms in a manner consistent therewith and not to take any position inconsistent therewith unless required by Applicable Law. The Lenders do not intend to take any position inconsistent therewith for U.S. federal income tax purposes unless required by Applicable Law.

(u) Notification Forms. Upon the occurrence of an Event of Default, upon written request of the Facility Servicer, Administrative Agent or the Revolving Administrative Agent, the Borrower shall furnish the Facility Servicer or Administrative Agent, as applicable, with an appropriate power of attorney to send (at the written direction of the Majority Lenders) notification forms to the Obligors or any agent, administrative agent, counterparty lender, Underlying Agent or Underlying Servicer of the Administrative Agent’s interest in the Collateral and the obligation to make payments as directed by the Administrative Agent (acting at the written direction of the Majority Lenders).

(v) Flow-Through Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulations Section 301.7701-3(b). Holdings will qualify as a “regulated investment company” within the meaning of Section 581 of the Code. None of the Loan Parties nor any other Person on behalf of the Loan Parties shall make an election to be, or take any other action that is reasonably likely to result in a Loan Party being, treated as a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a “regulated investment company” within the meaning of Section 581 of the Code. Each of the Loan Parties shall maintain its residence for tax purposes only in its jurisdiction of incorporation or formation and shall not have a permanent establishment or trade or business or otherwise carry on business activity directly or indirectly in any other jurisdiction (treating the United States as a single jurisdiction for this purpose).

(w) Access to Records. From time to time and, prior the occurrence and continuance of an Unmatured Event of Default or Event of Default, upon reasonable advance notice, permit the Administrative Agent or any Person designated by the Administrative Agent and at the sole cost and expense of the Loan Parties, as applicable, to, during normal hours, visit and inspect at reasonable intervals its and any Person to which it delegates any of its duties under the Transaction Documents books, records and accounts relating to its business, financial condition, operations, assets and its performance under the Transaction Documents, and to make copies thereof or abstracts therefrom, and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, all as often as the Administrative Agent may reasonably request.

(x) Anti-Money Laundering and International Trade Laws. Each Loan Party shall maintain in effect policies and procedures designed to promote compliance by such Loan Party and its directors, managers, officers, employees and agents with applicable Anti-Money Laundering Laws, Anti-Terrorism Laws and Sanctions, and Anti-Corruption Laws.

(y) Financial Reporting. The Borrower will furnish to the Administrative Agent, the Revolving Administrative Agent and each Lender, as soon as available, and in any event certified copies of the following:

(i) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the Borrower’s audited consolidated balance sheet as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, in accordance with GAAP consistently applied;

(ii) within sixty (60) days after the end of each fiscal quarter of the Borrower, commencing with the period ended March 31, 2026, an unaudited consolidated financial report of the Borrower containing a consolidated statement of assets, liabilities and capital, and a consolidated statement of operations for the most recent fiscal quarter period; promptly following distribution thereof to the Investors, copies of all reports and materials provided to such Investors generally, including the unaudited quarterly financial statements and audited annual financial statements of the Equityholders and any other periodic reporting materials relating to the Equityholders; and

(iii) promptly upon request thereof, such other information and reports relating to the financial condition and liquidity available to the Equityholders, the Loan Parties, the Collateral or the Portfolio Assets (subject to applicable confidentiality undertakings) as the Administrative Agent, the Revolving Administrative Agent or any Lender may reasonably request.

(z) [reserved]

(aa) Rating on the Facility.

(i) The Borrower shall at all times, at its sole cost and expense, maintain a Debt Rating.

(ii) At any time that the Debt Rating maintained pursuant to clause (i) above is not a public rating, the Borrower will provide to each Lender (x) at least annually (on or before each anniversary of the Closing Date and in any event prior to December 31st of any year) and (y) promptly upon receipt of knowledge of any change in such Debt Rating, an updated Rating Letter evidencing such Debt Rating and an updated Rating Rationale Report with respect to such Debt Rating (but in the case of clause (y), only to the extent received by the Borrower). In addition to the foregoing information and any information specifically required to be included in any Rating Letter or Rating Rationale Report (as set forth in the respective definitions thereof), if the SVO or any other Governmental Authority having jurisdiction over any Lender from time to time requires any additional information with respect to the Debt Rating, the Borrower shall use commercially reasonable efforts to procure such information from the Acceptable Rating Agency.

(bb) Accounts. The Borrower shall comply with Section 2.07.

(cc) Notice of Change In Beneficial Ownership. The Borrower shall promptly notify the Administrative Agent and the Revolving Administrative Agent of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

(dd) Outbound Investment Rule. The Borrower will not, and will not permit any of its subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Agents or the Lenders to be in violation of the Outbound Investment Rules or cause the Agents or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

SECTION 5.02 Negative Covenants of the Loan Parties. From the Closing Date until the Facility Termination Date:

(a) Requirements for Material Actions. The Borrower shall at all times maintain at least one Independent Director and shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all members (including the consent of the Independent Director) is required for the Borrower to (i) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or State law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (v) make any assignment for the benefit of the Borrower’s creditors or (vi) admit in writing its inability to pay its debts generally as they become due.

(b) Protection of Title. Except as otherwise permitted under this Agreement, no Loan Party shall take any action which would directly or indirectly materially impair or adversely affect any Loan Party’s title to the Collateral or the Pledged Equity, as applicable.

(c) Transfer Limitations. Except as permitted pursuant to Section 2.10, the Loan Parties shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral to any Person other than the Administrative Agent for the benefit of the Secured Parties or in connection with Permitted Liens, or engage in financing transactions or similar transactions with respect to the Collateral with any Person other than pursuant to this Agreement.

(d) Indebtedness; Liens. No Loan Party shall create, incur, assume or suffer to exist any Indebtedness other than the Obligations. No Loan Party shall create, incur or permit to exist any Lien in or on any of the Collateral subject to the Lien granted by the Loan Parties pursuant to this Agreement, other than Permitted Liens.

(e) Organizational Documents. No Loan Party shall modify or terminate any of the organizational or operational documents of such Loan Party, in any manner that would adversely affect the interests of the Lenders without the prior written consent of the Majority Lenders.

(f) Merger, Acquisitions, Sales, Etc. No Loan Party shall change its organizational structure, enter into any transaction of division, merger or consolidation or amalgamation or Sale (other than pursuant to Section 2.10), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Majority Lenders.

(g) Use of Proceeds.

(i) The Borrower shall not use the proceeds of the Delayed Draw Term Advances other than to (i) finance the origination and/or acquisition by the Borrower of Eligible Portfolio Assets, (ii) fund Eligible Portfolio Assets which are Loan Asset Delayed Draws, (iii) repay the Revolving Loan Advances Outstanding in full, (iv) to pay fees and expenses incurred in connection with Eligible Portfolio Assets and the Transaction Documents, and (v) to make permitted payments (including Restricted Junior Payments permitted in accordance with Section 5.02(j)) in accordance with the terms hereof.

(ii) The Borrower shall not use the proceeds of the Revolving Loan Advances other than to fund same day or next day draws in respect of Loan Asset Revolvers which are Eligible Portfolio Assets.

(iii) The Borrower shall not directly or knowingly indirectly use the proceeds of the Advances, or lend, contribute, or otherwise make available to any other Person, the proceeds of the Advances (1) to fund any activities or business (A) of, involving or with any Person that is a Sanctioned Person or (B) in or with any Sanctioned Country; (2) in any other manner that could result in the violation of any Anti-Terrorism Laws and Sanctions, Anti-Corruption Laws, and/or Anti-Money Laundering Laws by any Person; or (3) in any manner that could cause (A) any Person to become a Sanctioned Person or (B) any country to become a Sanctioned Country.

(h) Limited Assets.

(i) The Borrower shall not hold or own any assets other than the Portfolio Assets, cash in the Secured Accounts, or as otherwise contemplated by Section 5.01(a).

(ii) As of any date of determination, no more than ten (10) percent of the Target Portfolio Value of all Loan Assets shall consist of debt participation interests (other than Closing Date Participation from the period commencing on the Closing Date and ending 90 days thereafter).

(i) Portfolio Asset Assignments. No Loan Party will amend, modify, waive or terminate any provision of any Portfolio Asset Assignment in any manner that would materially and adversely affect the interests of the Lenders without the prior written consent of the Majority Lenders.

(j) Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, except as expressly permitted under Sections 2.08, and to the extent the Borrower is Solvent and no Market Trigger Event, Unmatured Event of Default or Event of Default exists or would result from making such payment.

(k) Instructions Regarding Payments. The Loan Parties will not make any change, or permit the Portfolio Asset Servicer to make any change, in its instructions to the Obligors or any agent, administrative agent, counterparty lender, Underlying Agent or Underlying Servicer, as applicable, regarding payments to be made with respect to the related Portfolio Asset to the Collection Account, as applicable.

(l) Change of Jurisdiction, Location, Names or Location of Portfolio Asset Files. No Loan Party shall change the jurisdiction of its formation, change the location of its principal place of business and chief executive office or make any change to its name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names unless, prior to the effective date of any such change in the jurisdiction of its formation, change in location or name change or use, (I) the relevant Loan Party provides at least twenty (20) days prior written notice thereof and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such change in the jurisdiction of its formation, change in location or name change or use, together any other documents and instruments as the Administrative Agent may reasonably request in connection therewith and (ii) with respect to any change in the jurisdiction of a Loan Party’s formation, the Administrative Agent provides its prior written consent thereto. The Borrower shall not move, or consent to the Collateral Custodian moving, the Portfolio Asset Files from the location thereof on the Closing Date or applicable Advance Date, unless the Administrative Agent shall consent to such move in writing (such consent not to be unreasonably withheld, delayed or conditioned).

(m) Investment Company. No Loan Party will become an “investment company” required to be registered under the 1940 Act.

(n) ERISA Matters. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party or ERISA Affiliate of any Loan Party shall establish any Pension Plan or contribute to, become obligated to contribute to or incur any liability with respect to a Multiemployer Plan and (ii) no Loan Party will permit to exist any occurrence of any ERISA Event. No Loan Party will take any action, omit to take any action or permit any other party to take any action that would (i) result in its assets including (x) Plan Assets or (y) “plan assets” subject to Similar Law or (ii) result in any transactions or services contemplated under this Agreement or the other Transaction Documents, including the exercise of rights with respect to the Collateral and performance of its duties by the Portfolio Asset Servicer, to constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any violation of Similar Law.

(o) Accounts.

(i) The Borrower shall not open or acquire any account, including but not limited to any deposit account or securities account other than the accounts listed on Schedule V as of the Closing Date; provided that, the Borrower may open a securities account for the purpose of receiving and holding any Distribution in Kind so long as such account is subject to an Account Control Agreement and such other documentation reasonably requested by the Administrative Agent (which may include, without limitation, a customary legal opinion of counsel and an amendment to this Agreement).

(ii) Subject to Section 2.07(f), the Borrower shall not use funds on deposit in the Principal Collection Account other than (i) with respect to Principal Collections, during the DDTL Availability Period (x) to finance the origination and/or acquisition by the Borrower of Eligible Portfolio Assets subject to the terms of this Agreement, including Section 3.03, and (y) fund same day draws in respect of Eligible Portfolio Assets which are Loan Asset Delayed Draws, (ii) with respect to Principal Collections, during the Revolving Loan Availability Period, to fund same day draws in respect of Eligible Portfolio Assets which are Loan Asset Revolvers (together with the financings described in clause (i), “Permitted Investments”), (iii) to make permitted payments (including Restricted Junior Payments permitted in accordance with Section 5.02(j) and Permitted RIC Distributions) in accordance with Section 2.08, (iv) with respect to Unidentified Proceeds in the Principal Collection Account that are Interest Collections, to transfer such Interest Collections to the Interest Collection Account and (v) with respect to Interest Collections deposited in the Principal Collection Account pursuant to Section 2.07(a), to transfer such Interest Collections to the Interest Collection Account.

(iii) During the period commencing on a Reporting Date to but excluding the subsequent Payment Date, the Borrower may make Permitted Investments on the terms and conditions set forth herein, provided that after giving effect on a pro forma basis to any Permitted Investment, the funds on deposit in the Principal Collection Account are sufficient to pay any amounts otherwise due and payable on such subsequent Payment Date.

(iv) The Borrower shall not permit any Collateral, Collection or other amounts to be deposited into the Zero Balance Custody Account. Any such Collateral, Collections or other amounts received by the Borrower or Account Bank in the Zero Balance Custody Account shall immediately, but in any event no later than two (2) Business Days after receipt thereof, be transferred into the applicable Secured Account in accordance with the terms of this Agreement.

(p) Certificated Securities. From the Closing Date until the Facility Termination Date, the Borrower shall not elect to have its Equity Interests be securities governed by Article 8 of the UCC as in effect in the State of Delaware and each other applicable jurisdiction. In connection therewith, the Borrower shall not certificate any of its Equity Interests so long as the Borrower shall not have elected that such Equity Interests to be securities governed by Article 8 of the UCC of the applicable jurisdiction.

SECTION 5.03 Affirmative Covenants of the Applicable Servicer. From the Closing Date until the Facility Termination Date:

(a) Compliance with Applicable Law. The Applicable Servicer will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Applicable Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

SECTION 5.04 Negative Covenants of the Portfolio Asset Servicer. From the Closing Date until the Facility Termination Date the Portfolio Asset Servicer will not dispose of any documents constituting the Required Portfolio Documents in any manner that is inconsistent with the performance of its obligations as the Portfolio Asset Servicer pursuant to this Agreement and will not dispose of any Collateral except, in each case, as contemplated by this Agreement or as is consistent with the Servicing Standard.

SECTION 5.05 Affirmative Covenants of the Collateral Custodian. From the Closing Date until the Facility Termination Date:

(a) Compliance with Applicable Law. The Collateral Custodian will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Location of Portfolio Asset Files. Subject to Article IX, any hard copies of the Portfolio Asset Files shall remain at all times in the possession of the Collateral Custodian at its offices unless notice of a different address is given in accordance with the terms hereof or unless the hard copies of the Portfolio Asset Files are released to the Portfolio Asset Servicer on a temporary basis in accordance with the terms hereof, except as such hard copies of the Portfolio Asset Files may be released pursuant to the terms of this Agreement. Notwithstanding the foregoing, Collateral Custodian shall retain electronic copies of the Portfolio Asset Files.

SECTION 5.06 Negative Covenants of the Collateral Custodian. From the Closing Date until the Facility Termination Date, the Collateral Custodian will not dispose of any documents constituting the Portfolio Asset File in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any item of the Collateral except as contemplated by this Agreement.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01 Events of Default. If any of the following events (each, an “Event of Default”) occurs:

(a) the Borrower fails to make any payment of (i) any Obligation (other than the payment of any amount upon the Maturity Date) when due and such failure is not cured within two (2) Business Days, or (ii) any Obligation when due, including any amount upon the Maturity Date;

(b) the Borrower or Holdings defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate principal amount in excess of $10,000,000, or an event of default is declared under any such agreement, in each case, and such default is not cured or remedied within the applicable cure period, if any, provided for under such agreement;

(c) any failure on the part of the Borrower or Holdings duly to observe or perform any its covenants or agreements set forth in this Agreement or the other Transaction Documents to which it is a party (other than covenants or agreements with respect to which another clause of this Section 6.01 expressly relates, which shall not, on its own, constitute an Event of Default under this clause (c)) and the same continues unremedied for a period of fifteen (15) Business Days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure shall have been given to the Borrower or Holdings, as applicable, by the Administrative Agent, the Revolving Administrative Agent or any Lender and (ii) the date on which a Responsible Officer of the Borrower or Holdings acquires, or should have acquired, knowledge thereof;

(d) the occurrence of a Bankruptcy Event relating to a Loan Party;

(e) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction against the Borrower or Holdings for the payment of money in excess of $10,000,000 in the aggregate (unless such judgment is covered by third-party insurance as to which the insurer has been notified of such judgment, decree or order and has not denied or failed to acknowledge coverage) where the Borrower or Holdings, as applicable, shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal, decree or order and caused the execution of the same to be stayed during the pendency of the appeal;

(f) the breach by or the failure on the part of (A) the Borrower to duly to observe or perform (i) any covenants or agreements set forth in Section 5.01(b), Section 5.01(c) (solely with respect to existence), Section 5.02 or Section 8.08(a) or (ii) the covenants or agreements set forth in Section 5.01(y)(i) or (ii), and the same continues unremedied for a period of five (5) days, or (B) Holdings to duly to observe or perform any covenants or agreements set forth in Section 4(b), Section 4(c), Section 4(f), Section 4(g)(i), Section 4(g)(iv), Section 4(j), Section 4(q), Section 4(r), Section 4(s) of the Holdings Pledge and Security Agreement;

(g) (i) any Transaction Document, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or Holdings, as applicable, (ii) a Loan Party, any Equityholder or any of their Affiliates shall, directly or indirectly, contest in writing in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any Lien or security interest thereunder or (iii) any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document;

(h) any Change of Control shall occur;

(i) any representation, warranty or certification made by the Borrower or Holdings in any Transaction Document or in any agreement, instrument, certificate or other document delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made;

(j) the occurrence of one or more ERISA Events which, individually or in the aggregate, results in or could reasonably be expected to result in the incurrence by the Borrower or Holdings of liability in excess of $10,000,000; or

(k) the failure of the Borrower to maintain at least one Independent Director,

then the Administrative Agent may, and at the request of the Majority Lenders, shall, by written notice to the Borrower, declare the Maturity Date to have occurred and all Obligations to then be due and payable; provided that, in the case of any event described in Section 6.01(d), the Maturity Date is deemed to have occurred automatically upon the occurrence of such event. Upon the occurrence and during the continuation of any Event of Default, (i) each Lender may decline to make any Advance hereunder or terminate its Commitment to make Advances hereunder, (ii) the Administrative Agent or the Majority Lenders may declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable; provided that, in the case of any event described in Section 6.01(d), the Advances and other Obligations become immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) without the need of any notice to the Borrower upon the occurrence of such event and (iii) all amounts on deposit in the Collection Account shall be distributed by the Account Bank, acting at the direction of the Administrative Agent as described in Section 2.08(a) (provided that the Borrower shall in any event remain liable to pay such Advances and all such amounts and Obligations immediately in accordance with Section 2.08(a)). In addition, upon the occurrence and during the continuation of any Event of Default, the Lenders and the Administrative Agent, on behalf of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement, the other Transaction Documents or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative.

SECTION 6.02 Reserved.

SECTION 6.03 Additional Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, and without limiting the remedies provided in this Article VI, the Administrative Agent shall, at the direction of the Majority Lenders, (i) sell or otherwise dispose of any of the Collateral or the Pledged Equity at public or private sales and take possession of the proceeds of any such sale or disposition, (ii) instruct the obligor or obligors on any account, agreement, instrument or other obligation constituting the Collateral or Pledged Equity to make any payment required by the terms of such account, agreement, instrument or other obligation to or at the direction of the Administrative Agent (iii) give notice of sole control or any other instruction under the Account Control Agreement and take any action therein with respect to Collateral subject thereto, (iv) in accordance with the Holdings Pledge and Security Agreement, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Equity, exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, including exchange, subscription or any other rights, privileges or options pertaining to any Pledged Equity, and otherwise act with respect to the Pledged Equity as though the Administrative Agent was the absolute owner thereof, and (v) in accordance with the Holdings Pledge and Security Agreement, collect and receive all cash dividends, interest, principal and other Distributions or Proceeds made on any Pledged Equity.

(b) Any Collateral or Pledged Equity to be sold or otherwise disposed of pursuant to this Article VI may be sold or disposed of in one or more parcels at public or private sale or sales, which sales may be adjourned or continued from time to time with or without notice upon such terms and conditions as the Administrative Agent may deem commercially reasonable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any sale or disposition of Collateral or Pledged Equity may be made without the Administrative Agent giving warranties of any kind with respect to such sale or disposition and the Administrative Agent may specifically disclaim any warranties of title or the like. The Administrative Agent may comply with any applicable State or federal law requirements in connection with a sale or disposition of the Collateral or Pledged Equity and compliance will not be considered to adversely affect the commercial reasonableness of any such sale or disposition. If any notice of a proposed sale or disposition of the Collateral or Pledged Equity is required by law, such notice is deemed commercially reasonable and proper if given at least ten days before such sale or disposition. The Administrative Agent has the right upon any public sale of Collateral or Pledged Equity and, to the extent permitted by law, upon any such private sale of Collateral or Pledged Equity, to purchase the whole or any part of the Collateral or Pledged Equity so sold or disposed of free of any right of equity redemption, which equity redemption the Borrower hereby waives. Upon any sale or disposition of Collateral or Pledged Equity, the Administrative Agent has the right to deliver and transfer to the purchaser or transferee thereof the Collateral or Pledged Equity so sold or disposed of.

(c) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may (and at the direction of the Majority Lenders shall) direct the Borrower to (and the Borrower shall promptly comply or cause the Portfolio Asset Servicer to comply with such direction) instruct any counterparty lender to elevate the loan participation interest in respect of any Portfolio Asset that is a loan participation or transfer the underlying loan to the Administrative Agent or a designee of the Administrative Agent.

ARTICLE VII

THE ADMINISTRATIVE AGENT AND REVOLVING ADMINISTRATIVE AGENT

SECTION 7.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Barings Direct Investments LLC to act on its behalf as the Administrative Agent hereunder and under the other Transaction Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In addition to the foregoing appointment by all Lenders (including the Revolving Lenders), each Revolving Lender hereby irrevocably appoints City National Bank to act on its behalf as the Revolving Administrative Agent hereunder and under the other Transaction Documents and authorizes the Revolving Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Revolving Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of each Agent, the Lenders and the other Secured Parties, the Borrower shall not have rights as a third-party beneficiary of any of such provisions (except Section 7.06(a)). It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Administrative Agent or Revolving Administrative Agent, as applicable, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such terms are used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 7.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Delayed Draw Term Advance Lender (to the extent it is also a Delayed Draw Term Advance Lender) as any other Delayed Draw Term Advance Lender and may exercise the same as though it were not the Administrative Agent, and the term “Delayed Draw Term Advance Lender” or “Delayed Draw Term Advance Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its capacity as Delayed Draw Term Advance Lender, if applicable. The Person serving as the Revolving Administrative Agent hereunder shall have the same rights and powers in its capacity as a Revolving Lender (to the extent it is also a Revolving Lender) as any other Revolving Lender and may exercise the same as though it were not the Revolving Administrative Agent, and the term “Revolving Lender” or “Revolving Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Revolving Administrative Agent hereunder in its capacity as Revolving Lender, if applicable. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 7.03 Exculpatory Provisions.

(a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Transaction Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Unmatured Event of Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that such Agent is required to exercise as directed in writing by the Majority Lenders, the Majority Revolving Lenders or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Transaction Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; and

(iii) shall, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.

(b) No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders, the Majority Revolving Lenders or such other number or percentage of the Lenders as shall be necessary, or as any Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VI and Section 11.01; provided that, no action or any omission to act, taken by an Agent at the written direction of the Majority Lenders, the Majority Revolving Lenders or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents shall constitute gross negligence or willful misconduct including, without limitation, Section 7.08 and Section 10.01 of this Agreement or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Event of Default or Unmatured Event of Default unless and until notice describing such Event of Default or Unmatured Event of Default is given to such Agent in writing by a Loan Party or a Lender.

(c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents or accuracy of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith and shall not be required to recalculate, certify or verify and information therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to an Agent hereunder or pursuant to any other Transaction Document.

(d) Notwithstanding anything to the contrary herein, the parties hereto agree that the Revolving Administrative Agent is serving as agent hereunder solely on an operational basis (including accepting Notices of Borrowing in respect of Revolving Loan Advances, determining the rate of interest applicable thereto, and notifying the Administrative Agent of accrued and unpaid interest on the outstanding principal amount of the Revolving Advances and Unused Fees in respect of the Revolving Loan Commitment) and shall not, for the avoidance of doubt, have any responsibility or obligation to confirm the accuracy of notices, reporting packages and any other items delivered by the Borrower to the Revolving Administrative Agent (which shall remain the sole responsibility of the Borrower).

SECTION 7.04 Reliance by Agent. Each Agent shall be entitled to rely conclusively upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, opinion, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Delayed Draw Term Advance that by its terms must be fulfilled to the satisfaction of a Delayed Draw Term Advance Lender, the Administrative Agent may presume that such condition is satisfactory to such Delayed Draw Term Advance Lender unless the Administrative Agent shall have received notice to the contrary from such Delayed Draw Term Advance Lender prior to the making of such Delayed Draw Term Advance. In determining compliance with any condition hereunder to the making of a Revolving Loan Advance that by its terms must be fulfilled to the satisfaction of a Revolving Lender, the Revolving Administrative Agent may presume that such condition is satisfactory to such Revolving Lender unless the Revolving Administrative Agent shall have received notice to the contrary from such Revolving Lender prior to the making of such Revolving Loan Advance. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice or opinion of any such counsel, accountants or experts.

SECTION 7.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more agents, sub-agents or attorneys appointed by such Agent. Each Agent and any such agents, sub-agent or attorneys may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VII shall apply to any such party and to the Related Parties of such Agent and any such party. Each Agent shall not be responsible for the negligence or misconduct of any agent, sub-agents or attorney appointed by it with due care, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 7.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right to appoint a successor (with the consent of the Borrower, such consent not to be unreasonably withheld, conditioned or delayed) to the extent no Event of Default is continuing; provided that the successor Administrative Agent complies with the provisions of this Article VII. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Administrative Agent Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, petition a court of competent jurisdiction for the appointment of a successor Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Administrative Agent Resignation Effective Date. Notwithstanding anything to the contrary contained herein, no Defaulting Lender shall be appointed as a successor to the Administrative Agent.

(b) With effect from the Administrative Agent Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) except for any fees, expenses and indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoints a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to fees, expenses and indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Transaction Documents, the provisions of this Article VII and Section 11.07 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(c) The Revolving Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Revolving Lenders shall have the right to appoint a successor (with the consent of the Administrative Agent, Borrower, such consent not to be unreasonably withheld, conditioned or delayed) to the extent no Event of Default is continuing; provided that the successor Revolving Administrative Agent complies with the provisions of this Article VII. If no such successor shall have been so appointed by the Majority Revolving Lenders and shall have accepted such appointment within thirty (30) days after the retiring Revolving Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Revolving Lenders) (the “Revolving Administrative Agent Resignation Effective Date”), then the retiring Revolving Administrative Agent may (but shall not be obligated to), on behalf of the Revolving Lenders, petition a court of competent jurisdiction for the appointment of a successor Revolving Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Revolving Administrative Agent Resignation Effective Date. Notwithstanding anything to the contrary contained herein, no Defaulting Lender shall be appointed as a successor to the Revolving Administrative Agent.

(d) With effect from the Resignation Effective Date (i) the retiring Revolving Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) except for any fees, expenses and indemnity payments owed to the retiring Revolving Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Revolving Administrative Agent shall instead be made by or to each Revolving Lender directly, until such time, if any, as the Majority Revolving Lenders appoints a successor Revolving Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Revolving Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Revolving Administrative Agent (other than any rights to fees, expenses and indemnity payments owed to the retiring Revolving Administrative Agent), and the retiring Revolving Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. The fees payable by the Borrower to a successor Revolving Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Revolving Administrative Agent’s resignation hereunder and under the other Transaction Documents, the provisions of this Article VII and Section 11.07 shall continue in effect for the benefit of such retiring Revolving Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Revolving Administrative Agent was acting as Revolving Administrative Agent.

SECTION 7.07 Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Revolving Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Revolving Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.08 Indemnification by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Article X or Section 11.07 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Revolving Administrative Agent or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Revolving Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Pro Rata Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Revolving Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Revolving Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders to make payments pursuant to this Section 7.08 are several and not joint. The failure of any Lender to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its payment under this Section 7.08.

The obligations of the Lenders under this Section 7.08 shall survive the resignation or removal of the Administrative Agent or the termination of this Agreement.

SECTION 7.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any bankruptcy relief law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties under Section 11.07) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.07.

SECTION 7.10 Collateral Matters.

(a) Each Lender authorizes the Administrative Agent to release any Lien on any collateral granted to or held by the Administrative Agent, for the benefit of the Secured Parties, under this Agreement or any other Transaction Document including, without limitation, the Collateral and Pledged Equity (i) as provided in Section 2.10 or (ii) if approved, authorized or ratified in writing in accordance with Section 11.01. Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property. In each case as specified in this Section 7.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the Portfolio Asset Servicer such documents as the Portfolio Asset Servicer may reasonably request to evidence the release of such item of Collateral and Pledged Equity from the assignment and security interest granted under this Agreement or the other Transaction Documents in accordance with the terms of the Transaction Documents and this Section 7.10.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, for the legality, enforceability, effectiveness or sufficiency of the Transaction Documents, the existence, priority, creation, validity, enforceability or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower or the Portfolio Asset Servicer in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral or the Lien thereon.

(c) It is understood and agreed that the Administrative Agent (i) shall have no responsibility with respect to the determination of whether any Pledged Equity is certificated or uncertificated and (ii) the Administrative Agent shall only be responsible for holding Pledged Equity to the extent actually received.

SECTION 7.11 Erroneous Payments.

(a) If the Administrative Agent or Revolving Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent or Revolving Administrative Agent, as applicable, has determined in its sole discretion (whether or not after receipt of any notice under Section 7.11(b)) that any funds received by such Payment Recipient from the Administrative Agent, Revolving Administrative Agent or any of their respective Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of, and held in trust for the benefit of, the Administrative Agent or the Revolving Administrative Agent, as applicable, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent or the Revolving Administrative Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date the Administrative Agent or the Revolving Administrative Agent, as applicable, demands the return of such Erroneous Payment (or portion thereof) from such Payment Recipient to the date such amount is repaid to the Administrative Agent or the Revolving Administrative Agent, as applicable, in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent or the Revolving Administrative Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent or the Revolving Administrative Agent, as applicable, to any Payment Recipient under this Section 7.11(a) is conclusive, absent manifest error.

(b) Without limiting Section 7.11(a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent, the Revolving Administrative Agent or any of their Affiliates (i) that is in a different amount than, or on a different date from, that specified in this Agreement or a notice of payment, prepayment or repayment sent by the Administrative Agent, the Revolving Administrative Agent, or any of their Affiliates, as applicable, with respect to such payment, prepayment or repayment (a “Payment Notice”), (ii) that was not preceded or accompanied by a Payment Notice or (iii) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:

(i) It acknowledges and agrees that (A) in the case of immediately preceding clause (i) or (ii), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent or the Revolving Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (iii)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Payment Recipient shall promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (i), (ii), and (iii)) notify the Administrative Agent or the Revolving Administrative Agent, as applicable, in writing of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent or the Revolving Administrative Agent, as applicable, pursuant to this Section 7.11(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent or the Revolving Administrative Agent, as applicable, pursuant to this Section 7.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 7.11(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Secured Party hereby authorizes the Administrative Agent or the Revolving Administrative Agent, as applicable, to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent or the Revolving Administrative Agent, as applicable, to such Lender or Secured Party from any source, against any amount that the Administrative Agent or the Revolving Administrative Agent, as applicable, has demanded to be returned under Section 7.11(a) or under the indemnification provisions of this Agreement.

(d) The parties hereto agree that (x) irrespective of whether the Administrative Agent or the Revolving Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent or the Revolving Administrative Agent, as applicable, shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, provided that this Section 7.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent or the Revolving Administrative Agent,; provided, further, that for the avoidance of doubt, immediately preceding clause (x) and (y) shall not apply, to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent or the Revolving Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(e) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or the Revolving Administrative Agent for the return of any Erroneous Payment received including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 7.11 survive the resignation or replacement of the Administrative Agent any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE VIII

ADMINISTRATION AND SERVICING OF PORTFOLIO ASSETS

SECTION 8.01 Appointment and Designation of the Applicable Servicer.

(a) Initial Applicable Servicer.

(i) The Borrower, the Administrative Agent and the Revolving Administrative Agent hereby appoint Barings Direct Investments LLC, pursuant to the terms and conditions of this Agreement, as Facility Servicer, with the authority to take the actions required of it hereunder and under the other Transaction Documents. Barings Direct Investments LLC hereby accepts such appointment and agrees to perform the duties and responsibilities of the Facility Servicer pursuant to the terms hereof until such time as it resigns as Facility Servicer pursuant to the terms hereof. The Facility Servicer and Borrower hereby acknowledge that the Administrative Agent, the Revolving Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Facility Servicer hereunder.

(ii) The Borrower, the Administrative Agent and the Revolving Administrative Agent hereby appoint TCW PT Management Company LLC, a Delaware limited liability company, pursuant to the terms and conditions of this Agreement, as Portfolio Asset Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of Borrower, in respect of the payments to Borrower or Portfolio Asset Servicer under the Collateral and Portfolio Assets that are to be Collections, and to take the actions required of it hereunder and under the other Transaction Documents. TCW PT Management Company LLC, a Delaware limited liability company, hereby accepts such appointment and agrees to perform the duties and responsibilities of the Portfolio Asset Servicer pursuant to the terms hereof until such time as it resigns or is removed as Portfolio Asset Servicer pursuant to the terms hereof. The Portfolio Asset Servicer and Borrower hereby acknowledge that the Administrative Agent, the Revolving Administrative Agent and the Secured Parties are third-party beneficiaries of the obligations undertaken by the Portfolio Asset Servicer hereunder.

(b) Servicer Termination Notice. The Borrower, each Applicable Servicer, the Administrative Agent and the Revolving Administrative Agent hereby agree that, upon the occurrence of a Servicer Termination Event, the Administrative Agent, by written notice to the Portfolio Asset Servicer (a “Servicer Termination Notice”), shall, upon the written direction of the Majority Lenders, terminate all of the rights, obligations, power and authority of the Portfolio Asset Servicer under this Agreement. On and after the receipt by Portfolio Asset Servicer of a Servicer Termination Notice pursuant to this Section 8.01(b), the Portfolio Asset Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent (upon the written direction of the Majority Lenders) in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent (upon written direction of the Majority Lenders), until a date mutually agreed upon by the Portfolio Asset Servicer and the Administrative Agent (upon written direction of the Majority Lenders). The Facility Servicer may resign at any time upon thirty (30) days prior notice to the Borrower, the Administrative Agent and the Revolving Administrative Agent. The Facility Servicer shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.08, fees, amounts, expenses or indemnities it is entitled to pursuant to the provisions of this Agreement (collectively, the “Servicer Termination Expenses”). To the extent amounts held in the Collection Account or after Notice of Exclusive Control has been provided, the Operating Account, and paid in accordance with Section 2.08 are insufficient to pay the Servicer Termination Expenses, Borrower (and to the extent Borrower fails to so pay, the Lenders based on their Pro Rata Share) agree to pay the Servicer Termination Expenses within ten (10) Business Days of receipt of an invoice therefor. On the termination date specified in this Section 8.01(b), such Applicable Servicer agrees that it will terminate its activities as Facility Servicer or Portfolio Asset Servicer, as applicable, hereunder in a manner that the Administrative Agent (acting at the written direction of the Majority Lenders) and, if no Event of Default has occurred and is continuing at such time, the Borrower, believes will facilitate the transition of the performance of such activities to a Replacement Servicer, and the Replacement Servicer shall assume each and all of such Applicable Servicer’s obligations under this Agreement and the other Transaction Documents, on the terms and subject to the conditions herein set forth, and such Applicable Servicer shall use its commercially reasonable efforts to assist the Replacement Servicer in assuming such obligations.

(c) Appointment of Replacement Servicer. At any time following the delivery of a Servicer Termination Notice or receipt of any notice of resignation under Section 8.09, the Administrative Agent (acting at the written direction of the Majority Lenders) shall, with the consent of Borrower (such consent not to be unreasonably withheld or delayed and such consent not being required if an Event of Default has occurred and is continuing), appoint a new servicer (the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent (acting at the written direction of the Majority Lenders) and, if no Event of Default has occurred and is continuing at such time, Borrower (such approval not to be unreasonably withheld or delayed). Any Replacement Servicer shall be an established financial institution, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of assets similar to the Portfolio Assets.

(d) Liabilities and Obligations of Replacement Servicer. Upon its appointment, any Replacement Servicer shall be the successor in all respects to such Applicable Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Applicable Servicer by the terms and provisions hereof, and all references in this Agreement to such Applicable Servicer shall be deemed to refer to the Replacement Servicer; provided that any Replacement Servicer shall have (i) no liability with respect to any action performed by the prior Applicable Servicer prior to the date that the Replacement Servicer becomes the successor to such Applicable Servicer or any claim of a third party based on any alleged action or inaction of the prior Applicable Servicer, (ii) no obligation with respect to any Taxes on behalf of any Loan Party, except for any payment made out of the Secured Accounts as provided in Section 2.13, (iii) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby and (iv) no liability or obligation with respect to any prior Applicable Servicer indemnification obligations of any prior Applicable Servicer. The indemnification obligations of the Replacement Servicer upon becoming an Applicable Servicer, are expressly limited to those arising on account of its gross negligence or willful misconduct, or the failure to perform materially in accordance with its duties and obligations set forth in this Agreement.

(e) Authority and Power. All authority and power granted to an Applicable Servicer under this Agreement shall automatically cease and terminate on the Facility Termination Date and shall pass to and be vested in the Borrower thereafter. Each Applicable Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of each Applicable Servicer to conduct servicing of this Agreement (including the right to direct remittances out of the Collection Accounts).

(f) Subcontracts. The Facility Servicer may subcontract with any other Person for servicing and administering in respect of the payments to the Borrower or Portfolio Asset Servicer under the Collateral that are to be Collections under this Agreement; provided that (A) the Facility Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (B) the Facility Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Facility Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (C) any such subcontract shall be terminable upon the occurrence of a Servicer Termination Event. The Facility Servicer shall not be responsible for the negligence or misconduct of any agent, sub-agents or attorney appointed by it with reasonable care, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Facility Servicer acted with gross negligence or willful misconduct in the selection of such appointees.

(g) Waiver. Each Loan Party acknowledges that the Administrative Agent or any of its Affiliates may act as a Replacement Servicer, and each Loan Party waives any and all claims against the Administrative Agent, each Lender or any of their respective Affiliates and the Facility Servicer (other than claims relating to such party’s gross negligence or willful misconduct as determined in a final and nonappealable judgment of a court of competent jurisdiction) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.

SECTION 8.02 Duties of the Portfolio Asset Servicer.

(a) The Portfolio Asset Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard and to take the actions of the Portfolio Asset Servicer under this Agreement and the other Transaction Documents. Without limiting the foregoing, the duties of the Portfolio Asset Servicer shall include the following:

(i) maintaining the following Records for each Loan Asset:

a.	any documents relating to the Transfer of such Loan Asset to the applicable Loan Party;

b.

the instructions from the Borrower (or the Portfolio Asset Servicer on Borrower’s behalf) to the Obligors, Underlying Servicers or counterparty lenders to make all payments in respect of such Loan Asset directly to the Collection Account;

c.

as applicable, any Participation Agreement, any related supplement to such Participation Agreement and the related direction from the related counterparty lender to the related Obligor or Underlying Servicer (1) to make all payments in respect of such Loan Asset directly to the Collection Account and (2) to deliver to the Portfolio Asset Servicer a copy of all requests, notices and reports required to be delivered by such counterparty lender or such Underlying Servicer to Borrower under such Participation Agreement, in each case, acknowledged by such Underlying Servicer;

d.

copies of the related Underlying Agreement and each other agreement instrument or certificate with respect to such Portfolio Asset, and copies of any amendment, waiver, supplement or modification of any thereof that is delivered to the Portfolio Asset Servicer;

e.

each request, notice and report delivered by an Obligor, counterparty lender or Underlying Servicer to the Portfolio Asset Servicer, to the extent received by the Portfolio Asset Servicer hereunder, and all requests, notices and other correspondence delivered by the Portfolio Asset Servicer, under an Underlying Agreement or Participation Agreement; and

f.	all account statements, reports and other documents and correspondence received by the Portfolio Asset Servicer from the Collection Account.

(ii) maintaining all necessary servicing records with respect to the Portfolio Assets received from the Underlying Servicers or received by it pursuant to this Agreement and providing such records to the Administrative Agent, the Revolving Administrative Agent and each Lender (with a copy to the Collateral Custodian) together with such other information with respect to the Portfolio Assets (including information relating to the Portfolio Asset Servicer’s performance under this Agreement) as may be required hereunder or as the Administrative Agent, the Revolving Administrative Agent, or the Majority Lenders may reasonably request, including but not limited to:

a.

on a monthly basis, as soon as available, but no later than when sent to Borrower, a remittance report for each Loan Asset showing the date any payments are or were required to be made with respect to such Loan Asset during such month and a description of the type of payment (for example, principal, interest or a combination thereof) to be made on such date;

b.

the financial reporting package and all other servicing and other reports for each Obligor and Portfolio Asset described in Sections 8.08(a) and (b) only to the extent required to be provided thereunder; and

c.	any continuing Underlying Obligor Default and the nature thereof.

(iii) maintaining and implementing administrative and operating procedures (including an ability to recreate servicing records received from the Underlying Servicers evidencing the Portfolio Assets in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information received from the Underlying Servicers or pursuant to this Agreement reasonably necessary or advisable for the collection of the Portfolio Assets;

(iv) promptly delivering to the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer or the Collateral Custodian from time to time, such information and servicing records (to the extent received by the Portfolio Asset Servicer), including information relating to the Portfolio Asset Servicer’s performance under this Agreement, as the Administrative Agent (as directed in writing by Majority Lenders) or the Revolving Administrative Agent (as directed by the Majority Revolving Lenders),may from time to time reasonably request;

(v) notifying a Responsible Officer of each of the Administrative Agent and the Revolving Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or is threatened to be asserted by an Obligor with respect to any Loan Asset (or portion thereof) of which it has knowledge or has received notice;

(vi) monitoring and recording in the Records for the Portfolio Assets any interest rate adjustments in connection with the Underlying Agreements to the extent notice thereof is provided by the Underlying Servicers;

(vii) monitoring and recording in the Records for the Portfolio Assets any Tax and insurance escrows and payment with respect to the Underlying Collateral to the extent such information is received from the Underlying Servicers;

(viii) monitoring and recording in the Records for the Portfolio Assets any casualty losses or condemnation proceedings in respect of any related Underlying Collateral and administering any proceeds related thereto in accordance with the applicable Underlying Agreements, in each case to the extent such information is provided to the Portfolio Asset Servicer; and

(ix) monitoring all payments made with respect to the Loan Assets.

(b) The Portfolio Asset Servicer may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more agents, sub-agents or attorneys appointed by the Portfolio Asset Servicer. The Portfolio Asset Servicer and any such agents, sub-agent or attorneys may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The Portfolio Asset Servicer shall not be responsible for the negligence or misconduct of any agent, sub-agents or attorney appointed by it with reasonable care, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Portfolio Asset Servicer acted with gross negligence or willful misconduct in the selection of such appointees.

(c) Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Revolving Administrative Agent and the Secured Parties of their rights hereunder shall not release the Portfolio Asset Servicer or any Loan Party from any of their duties or responsibilities with respect to the Collateral or the Portfolio Assets. The Secured Parties, the Administrative Agent and the Revolving Administrative Agent shall not have any obligation or liability with respect to any Collateral or the Portfolio Assets, nor shall any of them be obligated to perform any of the obligations of the Portfolio Asset Servicer or the Loan Parties hereunder.

(d) Any payment by an Obligor or a counterparty lender in respect of any Indebtedness or Underlying Loan Obligation owed by it to any Loan Party shall, except as otherwise specified by such Obligor or the applicable Participation Agreement or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent (acting at the direction of the Majority Lenders), be applied as a collection of a payment by such Obligor or counterparty lender to the extent of any amounts then due and payable thereunder (starting with the oldest such outstanding payment due) before being applied to any other receivable or other obligation of such Obligor or counterparty lender.

(e) The Portfolio Asset Servicer is not required to take any action under this Agreement or any other Transaction Document that, in its opinion or the opinion of its counsel, may expose the Portfolio Asset Servicer to liability or that is contrary to any Transaction Document or Applicable Law.

SECTION 8.03 Duties of the Facility Servicer.

(a) The Facility Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on this Agreement from time to time, all in accordance with Applicable Law. Without limiting the foregoing, the Facility Servicer shall (i) approve each Payment Date Report as set forth in Section 8.08(a) and (ii) instruct the Account Bank to apply funds on deposit in the Secured Accounts as described in Section 2.08 and in accordance with the Payment Date Report.

(b) The Facility Servicer is not required to take any action under this Agreement or any other Transaction Document that, in its opinion or the opinion of its counsel, may expose the Facility Servicer to liability or that is contrary to any Transaction Document or Applicable Law. The Facility Servicer shall not be liable for any action taken or not taken by it under this Agreement or any other Transaction Document with the consent or at the request of any Loan Party, the Administrative Agent, the Revolving Administrative

Agent, the Majority Lenders, the Majority Revolving Lenders (or all Lenders, as applicable and as set forth in Sections 6.01 and 11.01). In the event the Facility Servicer requests the consent of a Lender pursuant to the foregoing provisions and the Facility Servicer does not receive a response (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.

(c) The Facility Servicer shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any of the other Transaction Documents in the absence of its own gross negligence or willful misconduct as determined in a final and nonappealable judgment of a court of competent jurisdiction. Without limiting the foregoing, the Facility Servicer (i) may consult with legal counsel (including counsel for the Loan Parties, the Administrative Agent, the Revolving Administrative Agent or the Facility Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (ii) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (other than by the Facility Servicer), (C) except as otherwise expressly provided herein, the performance or observance by any party (other than the Facility Servicer) of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Facility Servicer (if any) and (iii) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents for relying on any notice (including notice by telephone), consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

(d) The Facility Servicer shall be entitled to rely conclusively upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, opinion, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, or to inquire as to or verify the veracity of any information or statement made or contained therein. The Facility Servicer also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Facility Servicer may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. As to any matters not expressly provided for by any Transaction Document, the Facility Servicer shall in all cases be fully protected in acting, or in refraining from acting, under any Transaction Document in accordance with instructions given by the Administrative Agent, the Revolving Administrative Agent, Majority Lenders, the Majority Revolving Lenders or, if provided in this Agreement, in accordance with the instructions given by the Majority Lenders, the Majority Revolving Lenders or all Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

SECTION 8.04 Authorization of the Applicable Servicer.

(a) The Borrower hereby authorizes the Applicable Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Applicable Servicer and not inconsistent with the security interest of the Administrative Agent and/or the Collateral Custodian, for the benefit of the Secured Parties, in the Collateral, to collect all amounts due under the Portfolio Assets, including endorsing any of its name on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Portfolio Assets and, after the delinquency of any Loan Asset, and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. The Loan Parties shall furnish the Applicable Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Applicable Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Applicable Servicer as reasonably requested, at the sole cost and expense of the Borrower, in order to facilitate the collectability of the Collateral. In no event shall any Applicable Servicer be entitled to make the Secured Parties, the Administrative Agent, the Revolving Administrative Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s (at the written direction of the Majority Lenders) consent. In the performance of its obligations hereunder, the Applicable Servicer shall not be obligated to take, or to refrain from taking, any action which the Borrower, any Secured Party or any Lender requests that the Applicable Servicer take or refrain from taking to the extent that the Applicable Servicer determines in its reasonable and good faith judgment that such action or inaction (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Loan Asset, any Loan Party or any Obligor, (ii) may cause a violation of any provision of this Agreement, a Fee Letter or a Required Portfolio Document or any other Transaction Document or (iii) may be a violation of the Servicing Standard.

(b) After the occurrence of an Event of Default, at the direction of the Administrative Agent (acting at the written direction of the Majority Lenders), the Applicable Servicer shall take such action as the Majority Lenders may deem necessary or advisable to enforce collection of the Portfolio Assets; provided that the Administrative Agent may (at the written direction of the Majority Lenders), at any time that an Event of Default has occurred, notify any Obligor, agent, administrative agent, counterparty lender, Underlying Agent or Underlying Servicer, as applicable, with respect to any Portfolio Asset of the assignment of such Portfolio Asset to the Administrative Agent for the benefit of the Secured Parties and direct that payments of all amounts due or to become due thereunder be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent (acting at the written direction of the Majority Lenders) may enforce collection of any such Portfolio Asset, and adjust, settle or compromise the amount or payment thereof.

SECTION 8.05 Collection of Payments; Accounts.

(a) Collection Efforts, Modification of Collateral and the Portfolio Assets. The Portfolio Asset Servicer will collect or use commercially reasonable efforts to cause to be collected, all payments called for under the terms and provisions of the Portfolio Assets included in the Collateral as and when the same become due, all in accordance with the Servicing Standard. The Portfolio Asset Servicer may not waive, modify or otherwise vary any provision of a Portfolio Asset in a manner that would impair the collectability of such Portfolio Asset contrary to the Servicing Standard.

(b) Acceleration. If consistent with the Servicing Standard, the Applicable Servicer, if directed by the Loan Parties, shall accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Portfolio Asset Payments and other amounts due under any Portfolio Asset promptly after such Portfolio Asset owned by, or Underlying Loan Obligation with respect to, the Loan Parties, as applicable, becomes defaulted.

(c) Taxes and other Amounts. The Portfolio Asset Servicer will use its commercially reasonable efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Portfolio Asset or Underlying Loan Obligation, as applicable, to the extent required to be paid to the Loan Parties or related counterparty lender or Underlying Agent, as applicable, for such application under the applicable Underlying Agreement and remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Agreements.

(d) Secured Accounts. Each of the parties hereto hereby agrees that (i) each of the Secured Accounts is intended to be a “securities account” or a “deposit account”, as applicable, within the meaning of the UCC and (ii) only the Administrative Agent (or its designee) and the Borrower (or the Portfolio Asset Servicer on its behalf) shall be entitled to exercise the rights with respect to the Secured Accounts subject to an Account Control Agreement in accordance with this Agreement and each Account Control Agreement, as applicable. Each of the parties hereto hereby agrees to cause the Account Bank to agree with the parties hereto that regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Secured Accounts, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC).

(e) Loan and Participation Agreements. Notwithstanding any term hereof to the contrary, none of the Administrative Agent or the Collateral Custodian shall be under any duty or obligation in connection with the acquisition by the Loan Parties of, or the grant of a security interest by the Loan Parties to the Administrative Agent or the Collateral Custodian in, any Portfolio Asset to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Loan Parties under the related Underlying Agreements or Participation Agreements, or otherwise to examine the Underlying Agreements and Participation Agreements, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including any necessary consents). The Collateral Custodian shall hold any instrument delivered to it evidencing any Portfolio Asset granted to the Administrative Agent hereunder as custodial agent for the Administrative Agent in accordance with the terms of this Agreement.

(f) Adjustments. If (i) the Portfolio Asset Servicer or any Loan Party makes a deposit into any Secured Account in respect of a Collection of a Portfolio Asset and such Collection was received by in the form of a check that is not honored for any reason or (ii) the Portfolio Asset Servicer or any Loan Party makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Administrative Agent or the relevant Loan Party, as the case may be, shall appropriately adjust the amount subsequently deposited into the applicable Secured Account to reflect such dishonored check or mistake. Any Scheduled Portfolio Asset Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

SECTION 8.06 Servicing Compensation. As compensation for its Facility Servicer activities hereunder, the Facility Servicer shall be entitled to the Fees due and owing to it from the Borrower, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.08, provided that if such amounts are insufficient then Sections 8.10 and 11.07 shall be applicable; the Facility Servicer’s entitlement to receive the Fees shall cease on the earlier to occur of (i) its removal as Facility Servicer as provided in Section 8.01(b), (ii) its resignation as Facility Servicer as provided in Section 8.09 or (iii) the termination of this Agreement; provided that the Facility Servicer shall be entitled to any fees accrued and payable up to such date to the extent not previously paid.

SECTION 8.07 Payment of Certain Expenses. The Borrower will be required to pay all reasonable and documented fees and expenses owing to the Account Bank in connection with the maintenance of such Secured Accounts. The Applicable Servicer shall be reimbursed for any reasonable and documented out-of-pocket expenses incurred hereunder (including reasonable and documented out-of-pocket expenses paid by the Applicable Servicer on behalf of any Loan Party), subject to the availability of funds pursuant to

Section 2.08; provided that, to the extent funds are not available for such reimbursement, the Facility Servicer shall be entitled to repayment of such expenses from the Borrower and if the Borrower fails to so reimburse the Facility Servicer, the Facility Servicer shall be entitled to be reimbursed by the Lenders (and each Lender hereby agrees to so reimburse the Facility Servicer as provided herein) within ten (10) Business Days of receipt of an invoice therefor.

SECTION 8.08 Reports to the Administrative Agent Account Statements; Servicing Information.

(a) Reporting Package.

(i) On each Reporting Date, the Portfolio Asset Servicer will provide to the Borrower, the Administrative Agent, the Revolving Administrative Agent and the Facility Servicer (A) a Reporting Package, and (B) with respect to a Reporting Date for a Payment Date, a Proposed Payment Date Report, in each case, setting forth the applicable information required therein as of such Reporting Date, certified by a Responsible Officer of the Borrower.

(ii) Upon receipt of the Proposed Payment Date Report, the Administrative Agent or Facility Servicer shall promptly (and in any event, not later than two (2) Business Days after receiving a Proposed Payment Date Report) either consent to such Proposed Payment Date Report or propose changes to the Borrower (such Proposed Payment Date Report as consented to or with such changes as proposed by the Administrative Agent or Facility Servicer, a “Payment Date Report”). A Payment Date Report shall constitute instructions to the Account Bank to make disbursements in accordance with such Payment Date Report pursuant to Section 2.08. Notwithstanding the foregoing, each Payment Date Report shall be updated, to the extent applicable, on each Payment Date to accurately reflect changes, if any, occurring from the date such Payment Date Report was finalized in accordance with the above to the applicable Payment Date.

(iii) If the Administrative Agent, the Revolving Administrative Agent or Facility Servicer disagrees with any information included in a Reporting Package, it may notify the Borrower of such disputed information and provide reasonably sufficient information to correct such information, and the Borrower and the Administrative Agent, the Revolving Administrative Agent or Facility Servicer, as applicable, agree to cooperate in good faith to reconcile any disputed information included in any Reporting Package and prepare an amended Reporting Package that is mutually satisfactory to the Borrower and the Administrative Agent, the Revolving Administrative Agent or Facility Servicer, as applicable; provided that if no such resolution can be reached within five (5) Business Days, the Administrative Agent’s, the Revolving Administrative Agent’s or Facility Servicer’s (as applicable) information shall govern.

(b) Obligor Financial Statements; Valuation Reports; Other Reports. Notwithstanding anything to the contrary herein, the Portfolio Asset Servicer and Borrower, as applicable, shall, and shall only be required to, provide to the Administrative Agent, the Revolving Administrative Agent and the Lenders, with respect to each Obligor, the information periodically provided to any Loan Party, any Equityholder or any of their shareholders in respect of such Portfolio Asset with the same frequency and the Borrower agrees to promptly (and in any event within two (2) Business Days) deliver such information to the Lenders upon receipt by the Loan Parties. The Portfolio Asset Servicer will promptly deliver to the Administrative Agent, the Revolving Administrative Agent and the Lenders, upon reasonable request and to the extent received by the Loan Parties or the Portfolio Asset Servicer, all other documents and information required to be delivered by the Obligors to the Loan Parties with respect to any Portfolio Asset included in the Collateral.

(c) Amendments to Portfolio Assets. The Portfolio Asset Servicer will deliver to the Administrative Agent, the Facility Servicer, the Lenders and the Collateral Custodian a copy of any amendment, restatement, supplement, waiver or other modification, forbearance or reservation of rights to

(i) the Underlying Agreement of any Portfolio Asset (along with any internal documents that are not privileged prepared by its investment committee (or prepared by the counterparty lender, Underlying Agent or Underlying Servicer and provided to the counterparty lender’s investment committee) in connection with such amendment, restatement, supplement, waiver or other modification) and (ii) any Required Portfolio Documents related thereto, each on the Payment Date Report delivered on the month after the end of each quarter (in each case, to the extent received by the Portfolio Asset Servicer). The Portfolio Asset Servicer shall also deliver to the Lenders any notice or other correspondence that it receives hereunder or with respect to any Portfolio Asset, in each case, to the extent it deems such material in accordance with the Servicing Standard, promptly upon receipt thereof.

(d) Delivery Methods. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to this Agreement shall be deemed to have been delivered on the date upon which such information is received through e-mail or another delivery method reasonably acceptable to the Administrative Agent.

SECTION 8.09 The Applicable Servicer Not to Resign. The Applicable Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon such Applicable Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that such Applicable Servicer could take to make the performance of its duties hereunder permissible under Applicable Law or (b) upon prior notice to the other parties hereto upon the selection of a Replacement Servicer or (c) upon at least sixty (60) days’ prior notice to the other parties hereto. If no successor servicer shall have been appointed and an instrument of acceptance by a successor such Applicable Servicer shall not have been delivered to such Applicable Servicer within thirty (30) days after the giving of such notice of resignation, the resigning Applicable Servicer may petition any court of competent jurisdiction for the appointment of a successor Applicable Servicer. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Applicable Servicer in accordance with Section 8.02. Any Fees then due and owing to the Facility Servicer and accrued through such date, including any expenses or indemnities it is entitled to pursuant to the provisions of this Agreement and any Fee Letter, shall be due and payable on such discharge date and shall be paid from amounts in the Secured Accounts in accordance with Section 2.08 and if such amounts are insufficient to pay such amounts then due and owing, shall be paid by the Borrower (or the Lenders if the Borrower fails to so pay such amounts) within ten (10) Business Days of receipt of an invoice therefor.

SECTION 8.10 Indemnification of the Facility Servicer. Each Lender agrees to indemnify the Facility Servicer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Facility Servicer in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Facility Servicer hereunder or thereunder; provided that (a) the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Facility Servicer’s gross negligence or willful misconduct as determined in a final and nonappealable judgment of a court of competent jurisdiction and (b) no action taken in accordance with the directions of the Majority Lenders, Lenders or any Loan Party shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article VIII. Without limitation of the foregoing, each Lender agrees to reimburse the Facility Servicer, promptly upon demand, for any Fees due to it hereunder, out-of-pocket expenses (including counsel fees) incurred by the Facility Servicer in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Facility Servicer or Lenders hereunder or thereunder and to the extent that the Facility Servicer is not reimbursed for such expenses by the Borrower under Section 2.08.

ARTICLE IX

COLLATERAL CUSTODIAN

SECTION 9.01 Designation of Collateral Custodian.

(a) Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Portfolio Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 9.01. Each of the Loan Parties and the Administrative Agent hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b) Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 9.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

SECTION 9.02 Duties of Collateral Custodian.

(a) Appointment. The Loan Parties and the Administrative Agent and each Secured Party hereby appoint Barings Direct Investments LLC to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b) Duties. The Collateral Custodian shall perform, on behalf of the Administrative Agent, the following duties and obligations:

(i) The Collateral Custodian shall take and retain custody of the Required Portfolio Documents delivered by the Loan Parties pursuant to Section 5.01(g) in accordance with the terms and conditions of this Agreement, all for the benefit of the Administrative Agent on behalf of the Secured Parties. Within ten (10) Business Days of its receipt of the Portfolio Asset File for any Portfolio Asset, the Collateral Custodian shall review such Portfolio Asset File to confirm that (A) all Required Portfolio Documents for such Portfolio Asset File have been executed (either an original or a copy) and have no mutilated pages, (B) with respect to any Loan Asset, filed stamped copies of the UCC and other filings are included, (C) a copy of any insurance policy or insurance certificate with respect to any real or personal property constituting the Underlying Collateral for any Loan Asset is included and (D) with respect to any Loan Asset, the current balance (based on a comparison to the note or assignment agreement, as applicable, and to the extent such notice or assignment agreement has been delivered to the Collateral Custodian), Portfolio Asset number and Obligor name, as applicable, with respect to such Portfolio Asset is referenced in the Reporting Package (such items in clauses (A) through (D) above, collectively, the “Review Criteria”). If, at the conclusion of such review, the Collateral Custodian shall determine that (1) the current balance of the Loan Asset with respect to which it has received the Portfolio Asset File is less than as set forth in the Reporting Package, the Collateral Custodian shall notify the Administrative Agent, the Lenders and the Facility Servicer of such discrepancy within two (2) Business Days or (2) any

Review Criteria is not satisfied, the Collateral Custodian shall within two (2) Business Days notify the Facility Servicer, the Lenders and the Administrative Agent of such determination and provide the Portfolio Asset Servicer with a list of the non-complying Portfolio Assets and the applicable Review Criteria that they fail to satisfy, which the Portfolio Asset Servicer shall promptly provide to the Loan Parties upon receipt of such. The Loan Parties shall have five (5) Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. In addition, if requested in writing (in the form of Exhibit D) by the Portfolio Asset Servicer and approved by the Administrative Agent within ten (10) Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any Portfolio Asset File which fails to satisfy a Review Criteria to the Loan Parties. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Portfolio Asset File.

(ii) In taking and retaining custody of the hard copies and electronic copies of the Portfolio Asset Files or certificated securities, as the case may be, the Collateral Custodian shall be deemed to be acting as the agent of the Administrative Agent on behalf of the Secured Parties; provided that (A) the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Portfolio Asset Files or the instruments therein and (B) the Collateral Custodian’s duties shall be limited to those expressly contemplated herein.

(iii) Any hard copies of the Portfolio Asset Files shall be kept in fire-resistant vaults, rooms or cabinets at the locations specified on the address of the Collateral Custodian in Schedule IV hereto, or at such other office as shall be specified to the Administrative Agent and the Facility Servicer by the Collateral Custodian in a written notice delivered at least 30 days prior to such change. Any hard copies of the Portfolio Asset Files shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the hard copies of the Portfolio Asset Files on its inventory system and will not commingle the hard copies of the Portfolio Asset Files with any other files of the Collateral Custodian; provided the Collateral Custodian shall segregate any commingled files upon written request of the Administrative Agent.

(iv) On the 12th calendar day of every month (or if such day is not a Business Day, the next succeeding Business Day), the Collateral Custodian shall provide a written report to the Administrative Agent, the Lenders, the Borrower and the Facility Servicer (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Portfolio Asset for which it holds a Portfolio Asset File and the applicable Review Criteria that any Portfolio Asset File fails to satisfy.

(v) Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have or be deemed to have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(c) Collateral Matters.

(i) The Collateral Custodian agrees to cooperate with the Administrative Agent and the Facility Servicer and deliver any hard copies of, or provide any electronic copies of, the Portfolio Asset File to the Facility Servicer or the Administrative Agent (pursuant to a written request in the form of Exhibit E), as applicable, as requested in order to take any action that the Administrative Agent or the Facility Servicer deems necessary or reasonably desirable in order to perfect, protect or more fully evidence the security interests granted by the Loan Parties hereunder, or to enable the Administrative Agent to exercise or enforce any of their respective rights hereunder or under any Transaction Document, including any rights arising with respect to Article VI. In the event the Collateral Custodian receives instructions from the Portfolio Asset Servicer or any Loan Party which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

(ii) The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (A) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (B) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii) The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless the Collateral Custodian has received written notice from Lender, the Borrower or the Portfolio Asset Servicer referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “Notice of Event of Default” or “Notice of Unmatured Event of Default”, as applicable. In the absence of receipt of such notice, the Collateral Custodian may conclusively assume that there is no Event of Default or Unmatured Event of Default.

SECTION 9.03 Merger or Consolidation. Any Person (a) into which the Collateral Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Custodian shall be a party or (c) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

SECTION 9.04 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees from the Borrower as set forth in the Agent Fee Letter, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.08; provided that if such amounts are insufficient then Section 11.07 shall be applicable. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fees shall cease on the earlier to occur of (i) its removal as Collateral Custodian pursuant to Section 9.05, (ii) its resignation as Collateral Custodian pursuant to Section 9.07 of this Agreement or (iii) the termination of this Agreement; provided that the Collateral Custodian shall be entitled to any Fees accrued and payable up to such date to the extent not previously paid.

SECTION 9.05 Collateral Custodian Removal. The Administrative Agent may (upon the direction of the Majority Lenders), and to the extent an Event of Default is not continuing, with the written consent of the Borrower, and by written notice to the Collateral Custodian (the “Collateral Custodian Termination Notice”) terminate all of the rights, obligations, power and authority of the Collateral Custodian under this Agreement. On and after the receipt by the Collateral Custodian of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until the date specified in the Collateral Custodian Termination Notice (such date not to exceed 30 days after the date of such notice) or otherwise specified by the Administrative Agent or the Majority Lenders in writing or, if no such date is specified in such Collateral Custodian Termination Notice or otherwise specified by the Administrative Agent or the Majority Lenders, until a date mutually agreed upon by the Collateral Custodian and the Administrative Agent or the Majority Lenders. Upon any such removal, the Borrower and the Majority Lenders acting jointly shall appoint a successor Collateral Custodian (provided that the consent of the Borrower shall not be required after the occurrence, and during the continuance, of an Event of Default). If no successor Collateral Custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Majority Lenders and the Borrower within 30 days after the giving of such notice of resignation, the resigning Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian. No such resignation shall become effective until a successor Collateral Custodian shall have assumed the responsibilities and obligations of the Collateral Custodian in accordance with Section 9.05. The Collateral Custodian shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.08, any Fees accrued until such termination date as well as any other fees, amounts, expenses or indemnities it is entitled to pursuant to the provisions of this Agreement and any Fee Letter (the “Collateral Custodian Termination Expenses”). To the extent amounts held in the Collection Account and paid in accordance with Section 2.08 are insufficient to pay the Collateral Custodian Termination Expenses, the Borrower (and to the extent the Borrower fails to so pay, the Lenders) agree to pay the Collateral Custodian Termination Expenses within ten (10) Business Days of receipt of an invoice therefor. After the earlier of (a) the termination date specified in the applicable Collateral Custodian Termination Notice and (b) 30 days thereafter as provided above, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Collateral Custodian, and the successor Collateral Custodian shall assume each and all of the Collateral Custodian’s obligations under this Agreement, on the terms and subject to the conditions herein set forth, and the Collateral Custodian shall use its commercially reasonable efforts to assist the successor Collateral Custodian in assuming such obligations. The cost of shipping any Portfolio Asset Files arising out of the removal of the Collateral Custodian shall be an expense of Borrower. With respect to any Electronic Portfolio Asset Files upon the removal of the Collateral Custodian, the Collateral Custodian will remove from its possession and shall delete all Electronic Portfolio Asset Files held in its possession pursuant to this Agreement and in accordance with the Collateral Custodian’s customary retention and purging policies and procedures of electronic files and data.

SECTION 9.06 Limitation on Liability.

(a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, instruction, statement, request, waiver, consent, report, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement certificate, request, waiver, consent, opinion, report, receipt or other paper or document. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (i) the written instructions of any designated officer of the Administrative Agent or (ii) the verbal instructions of the Administrative Agent.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith, except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d) The Collateral Custodian makes no warranty or representation (except as expressly set forth in this Agreement) and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of any Portfolio Asset File, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Portfolio Assets. The Collateral Custodian shall be entitled to rely upon and shall not incur any liability for relying upon any notice request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian. The duties, obligations and responsibilities of the Collateral Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Collateral Custodian. Any permissive right of the Collateral Custodian to take any action hereunder shall not be construed as a duty.

(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to a Portfolio Asset.

(h) Subject in all cases to Section 9.02(c), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default, request instructions from the Loan Parties and may, after the occurrence of an Event of Default, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Loan Parties or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Collateral Custodian shall have no responsibilities or duties with respect to any Portfolio Asset while such Portfolio Asset is not in its possession.

(j) The Collateral Custodian may act or exercise its duties or powers hereunder either directly or, by or through its agents, employees or attorneys in fact, and the Collateral Custodian shall not be liable or responsible for the negligence or misconduct of any agent, employee or attorney in fact that it selects with reasonable care, as determined by a court of competent jurisdiction in a final and non-appealable judgment.

SECTION 9.07 Collateral Custodian Resignation.

(a) The Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than thirty (30) days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect. If no successor collateral custodian has accepted appointment as the Collateral Custodian by the date thirty (30) days following a resigning Collateral Custodian’s notice of resignation, the resigning Collateral Custodian’s resignation shall nevertheless thereupon become effective, and the Administrative Agent (or its designee) shall perform the duties of the Collateral Custodian hereunder until such time, if any, as the Administrative Agent (acting at the direction of the Majority Lenders) appoints a successor Collateral Custodian.

(b) Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, the Collateral Custodian shall (i) be reimbursed for any costs, fees and expenses that the Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Portfolio Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Majority Lenders may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit D; provided that the Loan Parties consent to any successor Collateral Custodian appointed by the Administrative Agent at the direction of the Majority Lenders (such consent not to be unreasonably withheld). With respect to any Electronic Portfolio Asset Files upon the resignation of the Collateral Custodian, the Collateral Custodian will remove from its possession and shall delete all Electronic Portfolio Asset Files held in its possession pursuant to this Agreement and in accordance with the Collateral Custodian’s customary retention and purging policies and procedures of electronic files and data.

For the avoidance of doubt, the Collateral Custodian shall be entitled to receive, as and when such amounts are payable in accordance with this Agreement, any Collateral Custodian Fees accrued through the effective date of its resignation pursuant to and in accordance with this Section 9.07.

SECTION 9.08 Release of Documents.

(a) Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any Portfolio Asset, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent during the continuation of an Event of Default), upon written receipt from the Portfolio Asset Servicer of a request for release of documents and receipt in the form of Exhibit D, to release to the Portfolio Asset Servicer within five (5) Business Days of receipt of such request, the related Portfolio Asset File or the documents set forth in such request. All documents so released to the Portfolio Asset Servicer shall be held by the Portfolio Asset Servicer in trust for the benefit of the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms of this Agreement. The Portfolio Asset Servicer shall return to the Collateral Custodian such Portfolio Asset File or other such documents (i) promptly upon the request of the Administrative Agent during the continuation of an Event of Default or (ii) when the Portfolio Asset Servicer’s need therefor in connection with such enforcement or servicing no longer exists, unless the related Portfolio Asset is liquidated, in which case, the Portfolio Asset

Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Portfolio Asset Servicer to the Administrative Agent, all in the form of Exhibit D. All Electronic Portfolio Asset Files in the Collateral Custodian’s possession that are requested for release pursuant to this section for a permanent reason will be removed and deleted from the Collateral Custodian’s electronic storage facilities in accordance with the Collateral Custodian’s customary retention and purging policies and procedures of electronic files and data.

(b) Limitation on Release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Portfolio Asset Servicer shall provide notice of the same to the Administrative Agent. During the continuation of an Event of Default, any additional Required Portfolio Documents or documents requested to be released by the Portfolio Asset Servicer may be released only upon written authorization of the Administrative Agent. The limitations of this Section 9.07(b) shall not apply to the release of Portfolio Asset Files to the Portfolio Asset Servicer pursuant to Section 9.07(a).

SECTION 9.09 Return of Portfolio Asset Files. The Loan Parties may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), or the Portfolio Asset Servicer may require that the Collateral Custodian return each Portfolio Asset File (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Administrative Agent hereunder pursuant to Section 2.11, in each case by submitting to the Collateral Custodian a written request in the form of Exhibit D (signed by the Borrower with respect to the Portfolio Assets and, during the continuation of an Event of Default, the Administrative Agent) specifying the Portfolio Asset File to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Portfolio Asset Servicer or, during the continuation of an Event of Default, Administrative Agent promptly, but in any event within five (5) Business Days, return the Portfolio Asset File so requested to the Loan Parties or the Portfolio Asset Servicer, as applicable.

SECTION 9.10 Access to Certain Documentation and Information Regarding the Collateral; Audits of Facility Servicer. The Collateral Custodian shall provide to the Administrative Agent, the Facility Servicer and the Lenders access to the Portfolio Asset Files and all other documentation regarding the Collateral and the Portfolio Assets including in such cases where the Administrative Agent, the Facility Servicer or the Lenders are required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (a) upon two (2) Business Days prior written request, (b) during normal business hours and (c) subject to the Collateral Custodian’s normal security and confidentiality procedures. Periodically on and after the Closing Date, the Administrative Agent may review the Portfolio Asset Servicer’s collection and administration of the Portfolio Asset Files in order to assess compliance by the Portfolio Asset Servicer with the Servicing Standard, as well as with this Agreement and may conduct an audit of the Portfolio Asset Files in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time; provided that, if no Event of Default is continuing, the Administrative Agent shall be allowed one (1) such review per calendar year. Without limiting the foregoing provisions of this Section 9.10, from time to time (and, in any case, a minimum of three (3) times during each calendar year) upon reasonable notice to the Administrative Agent, the Collateral Custodian shall permit independent public accountants or other auditors appointed by the Facility Servicer to conduct, at the expense of the Loan Parties, a review of the Portfolio Asset Files and all other documentation regarding the Collateral and the Portfolio Assets.

SECTION 9.11 Bailment. The Collateral Custodian agrees that, with respect to any Portfolio Asset File at any time or times in its possession or held in its name, the Collateral Custodian is the agent and bailee of the Administrative Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Administrative Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

SECTION 9.12 Indemnification of the Collateral Custodian. Each Lender agrees to indemnify the Collateral Custodian from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Custodian in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Collateral Custodian hereunder or thereunder; provided that (a) the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Custodian’s gross negligence or willful misconduct as determined in a final and nonappealable judgment of a court of competent jurisdiction and (b) no action taken in accordance with the directions of the Majority Lenders, the Lenders or the Loan Parties shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article IX.

The obligations of the Lender under this Section 9.12 shall survive the resignation or removal of the Collateral Custodian or the termination of this Agreement.

ARTICLE X

INDEMNIFICATION

SECTION 10.01 Indemnities by the Borrower.

(a) Without limiting any other rights which the Secured Parties or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower shall indemnify the Secured Parties and each of their respective Affiliates, assigns, officers, directors, employees and agents (each an “Indemnified Party” for purposes of this Article X) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), incurred by or asserted against such Indemnified Party arising out of or as a result of (i) this Agreement or the other Transaction Documents (including, without limitation, the performance of the Administrative Agent’s obligations under any Account Control Agreement or other control agreement, including any amounts payable by the Administrative Agent to a bank or securities intermediary under an Account Control Agreement or other control agreement for fees, expenses or indemnification of the bank or securities intermediary) or in respect of any of the Collateral, (ii) any Advance or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnified Party is a party thereto, excluding, however, Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party as determined in a final and nonappealable judgment of a court of competent jurisdiction. This Section 10.01 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) Any amounts subject to the indemnification provisions of this Section 10.01 shall be paid by the Borrower to the applicable Indemnified Party within thirty (30) days following receipt by the Borrower of the written demand therefor on behalf of the applicable Indemnified Party. Any request for indemnification under this Section 10.01 shall include a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested.

(c) If for any reason the indemnification provided above in this Section 10.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities (in each case, other than as a result of the express limitations set forth therein), then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) If the Borrower has made any payments in respect of Indemnified Amounts to the Indemnified Party pursuant to this Section 10.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower in an amount equal to the amount it has collected from others in respect of such Indemnified Amounts, without interest.

(e) The obligations of the Borrower under this Section 10.01 shall survive the resignation or removal of the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer or the Collateral Custodian or the termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01 Amendments and Waivers.

(a) Except as set forth herein, (i) no amendment or modification of any provision of this Agreement or any other Transaction Document shall be effective without the written agreement of the Loan Parties and the Majority Lenders and, solely if such amendment or modification would affect the rights or obligations of the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer or the Collateral Custodian, the written agreement of the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer or the Collateral Custodian, as applicable, provided, for the avoidance of doubt, that the consent of the Revolving Administrative Agent shall be required to amend or modify any provision of this Agreement with respect to the operational administration of the Revolving Loan Advances made hereunder, or, the provisions of Sections 2.02(a), 2.05(b), 2.05(d) and (e) (in each case, solely with respect to the Revolving Loans), 2.14(c), 2.15(b), the definition of “Payment Date” and the definition of “Revolving Loan Maximum Facility Amount”, (ii) no amendment or modification of any provision of this Agreement or any other Transaction Document shall amend, modify or otherwise affect the rights or duties of the Revolving Lenders hereunder without the prior written consent of the Majority Revolving Lenders materially and adversely affected thereby, provided, that the consent of the Majority Revolving Lenders shall be required to amend or modify the provisions of Sections 2.01 (other than clause (e) thereof), 2.04(c), 2.08(a)(i)(a) through 2.08(a)(i)(e), 2.08(a)(ii)(a) through 2.08(a)(ii)(g), 2.08(b), 2.15(c)(ii), 3.01(b), the definition of “Revolving Loan Advance Repayment Schedule” or any other provision hereof requiring the proceeds of any Delayed Draw Term Advance to be applied on each Payment Date to repay the Revolving Loan Advances Outstanding in full, and (iii) no termination or waiver of any provision of this Agreement or any other Transaction Document or consent to any departure therefrom by the Loan Parties or the Portfolio Asset Servicer shall be effective without the written concurrence of the Administrative Agent and the Majority Lenders; provided that, no amendment, modification, waiver or consent that would cure or waive any Market Trigger Event, Unmatured Event of Default or Event of Default shall be effective for purposes of (x) satisfying the conditions precedent in Section 3.01(b) unless such amendment, modification, waiver or consent shall have been signed by the Majority Lenders and, solely in the case of a cure or waiver of any Market Trigger Event, Unmatured Event of Default or Event of Default in connection with the extension of a Revolving Loan Advance by the Revolving Lenders, the Majority Lenders and the Majority Revolving Lenders, or (y) the application of the waterfall provisions set forth in Section 2.08, unless such amendment, modification, waiver or consent shall have been signed by the Majority Lenders and all Revolving Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Notwithstanding the foregoing, with respect to any amendment, waiver or modification to which the Administrative Agent’s consent is not required, the parties agree to deliver to the Administrative Agent a copy of each such amendment, waiver or modification; provided that, (i) no party shall be liable for its failure to comply with this sentence and (ii) the Administrative Agent shall not be bound by any such amendment unless and until it has received a copy thereof.

(b) Notwithstanding the provisions of Section 11.01(a), (x) no amendment, modification or waiver shall (i) reduce (without payment thereon) the principal amount (A) due and owing under any outstanding Advance or the interest thereon (other than waiver of default rate interest) and (B) of any Fees (including, for the avoidance of doubt, the Unused Fee) due and owing under the Transaction Documents, without the written consent of each Lender affected thereby, (ii) postpone any date for any payment of (A) any Advance or the interest thereon or (B) any Fees (including, for the avoidance of doubt, the Unused Fee) due and owing under the Transaction Documents, without the written consent of each Lender affected thereby, (iii) modify the provisions of this Section 11.01, the definition of “Majority Lenders”, “Majority Revolving Lenders” or any other provision specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights or make any determination or grant any consent, without the written consent of each Lender, (iv) extend the Stated Maturity Date, without the written consent of each Lender affected thereby, (v) extend or increase any Commitment of any Lender, without the written consent of such Lender, (vi) change Sections 2.08(a)(i), 2.08(a)(ii) or 11.15 or any other provision hereof, in each case, in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments otherwise required hereunder, without the written consent of each Lender affected thereby, (vii) waive any condition set forth in Section 3.01 without the written consent of each Lender affected thereby, (viii) consent to the Loan Parties’ assignment or transfer of its rights and obligations under this Agreement or any other Transaction Document or release all or substantially all of the Collateral except as expressly authorized in Section 2.10 without the written consent of each Lender. Notwithstanding anything to the contrary, no amendment or modification to this Agreement shall subordinate or have the effect of subordinating the Obligations or Liens securing the Obligations to any other Indebtedness without the consent of each Lender directly affected thereby.

(c) Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Advances may not be extended, the rate of interest on any of its Advances may not be reduced and the principal amount of any of its Advances may not be forgiven, in each case without the consent of such Defaulting Lender and (B) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

SECTION 11.02 Notices, Etc.

(a) All notices and other communications hereunder shall, unless otherwise stated herein, be in writing and may be delivered or furnished by electronic communication (including e-mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent and the Revolving Administrative Agent (solely, with respect to the Revolving Loan Advances), provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the

Administrative Agent and the Revolving Administrative Agent (solely, with respect to a Revolving Lender) that it is incapable of receiving notices under Article II by electronic communication, in each case at its address set forth on Schedule IV or at such other address as shall be designated by such party in a written notice to the other parties hereto. The Administrative Agent, the Revolving Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(b) Unless the Administrative Agent or the Revolving Administrative Agent (solely, with respect to the Revolving Loan Advances) otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i) The Borrower agrees that each Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on the Platform.

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall any Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or any Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Transaction Document or the transactions contemplated therein that is distributed to an Agent or any Lender by means of electronic communications pursuant to this Section 11.02, including through the Platform.

SECTION 11.03 No Waiver Remedies. No failure on the part of an Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11.04 Binding Effect; Assignability; Multiple Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Portfolio Asset Servicer, Facility Servicer, the Administrative Agent, the Revolving Administrative Agent, each Lender, the Collateral Custodian and their respective successors and permitted assigns. Each Lender and their respective successors and assigns may, subject to the consent of the Administrative Agent and with respect to an assignment by a Revolving Lender, the Administrative Agent and the Revolving Administrative Agent, assign, or grant a security interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part or (ii) any Advance (or portion thereof) owing to it (including all or a portion of its applicable Commitment) to any Eligible Assignee; provided that unless an Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld) shall be required for a Lender to assign to any Person that is not a Lender, an Affiliate of a Lender or a managed fund or advisory account of a Lender or its Affiliates; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent or, only with respect to an assignment by a Revolving Lender, the Revolving Agent, within five (5) Business Days after having received notice thereof. Any such assignee shall execute and deliver to the Portfolio Asset Servicer, the Borrower, the Administrative Agent and the Revolving Administrative Agent (with respect to the assignment of Revolving Loan Advances only) a fully-executed Assignment and Assumption Agreement; provided, that, the Borrower shall be responsible for any legal costs and expenses associated with the execution of such Assignment and Assumption Agreement. In addition to the delivery of the Assignment and Assumption Agreement, the assignee shall deliver to the Administrative Agent, with respect to the assignment of Delayed Draw Term Advances, and the Revolving Administrative Agent, with respect to the assignment of Revolving Loan Advances, a processing fee in the amount of $3,500 (not for the account of the Borrower) and to the extent the assignee is not then currently a Lender hereunder, all documentation and other information reasonably determined by (i) the Administrative Agent with respect to the assignment of Delayed Draw Term Advances and Revolving Loan Advances, and (ii) the Revolving Administrative Agent with respect to the assignment of Revolving Loan Advances only, to be required by applicable regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws, including the USA PATRIOT Act. Upon delivery of the duly-executed Assignment and Assumption Agreement, processing fee and any “know your customer” information requested by the Administrative Agent and the Revolving Administrative Agent (with respect to the Revolving Loan Advances only), (i) the Administrative Agent shall accept such Assignment and Assumption Agreement and record the information contained therein in the Delayed Draw Term Advance Register, and (ii) the Revolving Administrative Agent shall accept such Assignment and Assumption Agreement and record the information contained therein in the Revolving Loan Advance Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this Section 11.04. Upon the recordation in the Register, (i) the assignee shall become and thereafter be deemed to be a “Lender” for the purposes of this Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor’s entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a “Lender”. Neither any Loan Party nor the Applicable Servicer may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of the Majority Lenders unless otherwise contemplated hereby. Each Lender may sell a participation in its interests hereunder as provided in Section 11.04(d). No assignment or sale of a participation under this Section 11.04 shall be effective unless and until properly recorded in the Register or Participant Register, as applicable, pursuant to Section 2.03. Notwithstanding any other provision of this Section 11.04, the Borrower, the Revolving Loan Administrative Agent and each Revolving Lender agree that with respect to any assignment by a Revolving Lender of all or a portion of its rights and obligations under this Agreement (including all or a portion of its applicable Revolving Loan Commitment and the applicable Revolving Loan Advances at the time owing to it), the Delayed Draw Term Advance Lenders that are managed or advisory accounts of Barings LLC shall have a right of first refusal to purchase up to 100% of such Revolving Loan Advances and Revolving Loan Commitments.

(b) Notwithstanding any other provision of this Section 11.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank (a “Liquidity Agreement”), without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or under such Liquidity Agreement, or substitute any such pledgee or grantee for such Lender as a party hereto or to such Liquidity Agreement, as the case may be.

(c) Each Indemnified Party shall be an express third party beneficiary of this Agreement.

(d) With the consent of the Administrative Agent with respect to the Delayed Draw Term Advances and the Revolving Loan Advances, and with the consent of the Revolving Administrative Agent with respect to the Revolving Loan Advances only, any Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates, or a Defaulting Lender (other than upon the occurrence and during the continuance of an Event of Default)) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitment or the Advance owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the Revolving Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) such Lender shall register such participation in its Participant Register pursuant to Section 2.03(c). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.01(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered to the participating Lender to the same extent as if it were a Lender and had acquired its interest by assignment)); provided that such Participant (A) agrees to be subject to the provisions of Section 2.16(a) as if it were an assignee under paragraph (b) of this Section 11.04; and (B) shall not be entitled to receive any greater payment under Section 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

SECTION 11.05 Term of This Agreement. This Agreement, including the Loan Parties’ representations and covenants set forth in Articles IV and V, the Applicable Servicer’s representations, covenants and duties set forth in Articles IV, V and VIII and the Collateral Custodian’s representations, covenants and duties set forth in Articles IV, V, and IX shall remain in full force and effect until this Agreement has been terminated by the Borrower and the Facility Termination Date has occurred; provided that any representation made or deemed made hereunder survive the execution and delivery hereof and the provisions of Section 2.06, Section 2.12, Section 2.13, Section 11.07, Section 11.08 and Article VII, Article VIII, Article IX and Article X shall be continuing and shall survive the payment of the Advances in full, the termination of the Commitments, any other termination of this Agreement.

SECTION 11.06 GOVERNING LAW; JURY WAIVER. THIS AGREEMENT IS GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

SECTION 11.07 Costs and Expenses. In addition to the rights of indemnification hereunder, the Borrower shall pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer, the Lenders and the Collateral Custodian incurred in connection with the pre-closing due diligence, preparation, execution, delivery, administration, syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees, disbursements and other charges of rating agency and accounting costs and fees, the reasonable and documented out-of-pocket fees and expenses of a single outside counsel and one local counsel as reasonably necessary in any relevant jurisdiction (and solely in the case of actual or bona fide perceived conflict of interest, one additional counsel in each relevant jurisdiction) for (x) the Administrative Agent and the Collateral Custodian (y) the Facility Servicer, (z) the Revolving Administrative Agent and (aa) the Lenders, with respect to advising the Administrative Agent, the Revolving Administrative Agent and the Collateral Custodian, the Facility Servicer, and the Lenders as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith; (ii) all third party out of pocket expenses incurred in connection with the maintenance of ratings and (iii) all reasonable and documented out-of-pocket costs and expenses, if any (including reasonable and documented out-of-pocket counsel fees and expenses), incurred by the Administrative Agent, the Revolving Administrative Agent, the Lenders, the Facility Servicer, the Collateral Custodian or any other Secured Party in connection with the enforcement or potential enforcement of its rights under this Agreement or any other Transaction Document and the other documents to be delivered hereunder or in connection herewith or in connection with the Advances made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

SECTION 11.08 Recourse Against Certain Parties; Non-Petition.

(a) No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent, the Lenders or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent, the Lenders or any Secured Party pursuant hereto or in connection herewith shall be had against any administrator of the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent, the Lenders or any Secured Party or any incorporator, Affiliate, stockholder, officer, employee or director of the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent, the Lenders or any Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent, the Lenders or any Secured Party pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 11.08 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Administrative Agent, the Revolving Administrative Agent, the Lenders or any Secured Party or any

incorporator, stockholder, Affiliate, officer, employee or director of the Lenders, the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent or any other Secured Party or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent, the Lenders or any Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent, the Lenders or any Secured Party and each incorporator, stockholder, Affiliate, officer, employee or director of the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent, the Lenders or any Secured Party or of any such administrator, or any of them, for breaches by the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent, the Lenders or any Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b) Notwithstanding any contrary provision set forth herein, no claim may be made by any Person against the Loan Parties, the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent, the Lenders or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the parties hereto hereby waive, release, and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c) No obligation or liability to any Obligor under any of the Portfolio Assets is intended to be assumed by the Facility Servicer, the Collateral Custodian, the Administrative Agent, the Revolving Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(d) The provisions of this Section 11.08 survive the termination of this Agreement.

SECTION 11.09 Execution in Counterparts; Severability; Integration. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Revolving Administrative Agent, or any Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tiff”) format shall be effective as delivery of a manually executed counterpart of this Agreement. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC of any relevant jurisdiction or other Applicable Law due to the character or intended character of the writings. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Transaction Documents including any Assignment and Assumption Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including Fee Letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 11.10 Consent to Jurisdiction; Service of Process.

(a) Each party hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Borrower and the Portfolio Asset Servicer agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower or the Portfolio Asset Servicer, as applicable, at its address specified in Schedule IV hereto or at such other address as the Administrative Agent and the Revolving Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 11.10 shall affect the right of the Lenders, the Administrative Agent or the Revolving Administrative Agent to serve legal process in any other manner permitted by law.

SECTION 11.11 Confidentiality.

(a) Each of the Administrative Agent, the Revolving Administrative Agent, the Lenders, the Facility Servicer and the Collateral Custodian (severally and not jointly) shall maintain and shall cause each of its Affiliates, employees, officers, directors and agents to maintain the confidentiality of all Information, including all Information regarding the business of the Obligors, the Loan Parties and the Portfolio Asset Servicer and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein or the Portfolio Assets, except that Information may be disclosed (i) to its Affiliates, and its and its Affiliates’ managed accounts (including potential managed accounts), limited partners, lenders, rating agencies and rating agencies’ managers, administrators, directors, officers, employees, investment committee members, trustees, partners, existing and prospective investors, investment advisors, valuation agents, funding sources and agents, including accountants, legal counsel, and other advisors, and the agents of such Persons, and with respect to the Portfolio Asset Servicer, (“Excepted Persons”); provided that (A) each Excepted Person is informed of the confidential nature of such Information and (B) the Administrative Agent, Administrative Agent, Facility Servicer, Collateral Custodian or Lender disclosing such information shall be responsible for the compliance of its Affiliates, and its and its Affiliates’ managed accounts (including potential managed accounts), limited partners, lenders and rating agencies and rating agencies’ managers, administrators, directors, officers, employees, investment committee members, trustees, partners, existing and prospective investors, investment advisors, valuation agents, funding sources and agents, including accountants, legal counsel, and other advisors with this Section 11.11), (ii) in accordance with the Servicing Standard, (iii) to the extent the Facility Servicer is disseminating general statistical information relating to the loans being serviced by the Facility Servicer (including the Portfolio Assets) under any Underlying Agreement so long as the Facility Servicer does not identify the Obligors, or (iv) in connection with the exercise of any remedies hereunder or under any other Required Portfolio Document or any action or proceeding relating to this Agreement or any other Required Portfolio Document or the enforcement of rights hereunder or thereunder.

(b) Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any Information with respect to it (i) to the Administrative Agent, the Revolving Administrative Agent, the Lenders, the Facility Servicer or the Collateral Custodian by each other or (ii) by the Administrative Agent, the Revolving Administrative Agent, the Lenders, the Facility Servicer and the Collateral Custodian to any prospective or actual assignee or participant of any of them, provided such Person agrees to hold such Information confidential, provided each such Person is informed of the confidential nature of such Information.

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all Information that is or becomes publicly known, (ii) disclosure of any and all Information (A) if required or requested to do so by any applicable statute, law, rule or regulation, (B) to any government agency, the NAIC or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders’, the Administrative Agent’s, the Revolving Administrative Agent’s, the Facility Servicer’s or the Collateral Custodian’s business or that of their Affiliates or self-regulatory authority having or asserting jurisdiction over such Person (including, without limitation, any Governmental Authority regulating any Lender or its Affiliates and in connection with filings, submissions and any other similar documentation required or customary to comply with SEC filing requirements applicable to such Lender), provided that except with respect to (i) any audit or examination conducted by bank accountants or any governmental, regulatory or self-regulatory authority exercising examination or regulatory authority or (ii) any request of a regulatory authority or any filings, submissions and any other similar documentation applicable to business development companies or required or customary to comply with SEC filing requirements or disclosure to the NAIC, the Administrative Agent, the Revolving Administrative Agent, such Lender, the Facility Servicer or the Collateral Custodian, as applicable, agrees that it will make commercially reasonable efforts to notify the Borrower in advance in the event of any such disclosure by such Person (and will promptly notify the Borrower in any event) unless such notification is prohibited by law, rule or regulation, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Revolving Administrative Agent, any Lender, the Collateral Custodian or the Facility Servicer or an officer, director, employer, shareholder or Affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, (iii) any other disclosure authorized by the Borrower, (iv) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization, (v) disclosure of any and all Information that becomes available to the Administrative Agent, the Revolving Administrative Agent, any Lender, the Facility Servicer or the Collateral Custodian on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section 11.11, or (vi) for purposes of establishing a “due diligence” defense or (vii) in connection with filings, submissions and any other similar documentation required or customary to comply with SEC filing requirements. In addition, the Administrative Agent, the Revolving Administrative Agent, any Lender, the Facility Servicer or the Collateral Custodian may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Revolving Administrative Agent, any Lender, the Facility Servicer and the Collateral Custodian in connection with the administration, settlement, and management of this Agreement, the other Transaction Documents, the Commitments and the Advances.

(i) “Information” means all information received from the Borrower, its Affiliates or agents relating to the Borrower, their Affiliates or businesses (i) in connection with the Underlying Agreements and the transactions contemplated hereby, or (ii) that is clearly identified as confidential at the time of delivery, other than, in each case, any such information that is available to the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer, Collateral Custodian or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 11.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(d) The Lenders may place customary advertisements in financial and other newspapers and periodicals and/or on a home page or similar place for dissemination of customary information on the Internet or worldwide web as the Lenders choose, and circulate similar promotional materials, after the Closing Date, in the form of a “tombstone” or otherwise describing the names of the Loan Parties and their Subsidiaries and the amount, type and closing date of the transactions contemplated hereunder, all at the expense of the Lenders; provided that, each Lender agrees not to include the name of the other Lenders in such advertisements or other materials without the prior consent of such Lender.

SECTION 11.12 Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 11.12 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

SECTION 11.13 Waiver of Set Off. If an Event of Default has occurred and is continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such Obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. Each Lender shall notify the Borrower, the Administrative Agent and the Revolving Administrative Agent, promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 11.14 Headings, Schedules and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

SECTION 11.15 Ratable Payments. If any Revolving Lender or Delayed Draw Term Advance Lender, as applicable, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of a Revolving Loan Advance, or a Delayed Draw Term Advance owing to it (other than pursuant to Section 2.12 or Section 2.13) in excess of its ratable share of payments on account of the Revolving Loan Advances or the Delayed Draw Term Advances obtained by all Revolving Lenders or Delayed Draw Term Advance Lenders, as applicable, such Revolving Lender shall forthwith purchase from the other Revolving Lenders, and such Delayed Draw Term Advance Lenders shall forthwith purchase from the other Delayed Draw Term Advance Lenders such participations in the Revolving Loan Advances or the Delayed Draw Term Advances, as applicable, owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

SECTION 11.16 Failure of Borrower to Perform Certain Obligations. If the Borrower fails to perform any of its agreements or obligations under Section 5.01(r), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower promptly upon the Administrative Agent’s demand therefore.

SECTION 11.17 Power of Attorney. Each of the Loan Parties irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on its behalf to file financing statements reasonably necessary or desirable (as determined by the Administrative Agent acting at the direction of the Majority Lenders) to perfect and to maintain the perfection and priority of the interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral. This appointment is coupled with an interest and is irrevocable.

SECTION 11.18 Delivery of Termination Statements, Releases, etc. Upon the occurrence of the Facility Termination Date, the Administrative Agent shall execute and deliver to the Portfolio Asset Servicer termination statements, reconveyances, releases and other documents and instruments of release as are necessary or appropriate to evidence the termination of the Liens securing the Obligations, all at the expense of the Borrower.

SECTION 11.19 Performance Conditions. The obligations of the Administrative Agent and the Revolving Administrative Agent to effect the transactions contemplated hereby shall be subject to the following conditions:

(a) Each Agent shall have (i) completed its due diligence with respect to the Loan Parties and each Lender in order to satisfy compliance with laws and regulations applicable to financial institutions in connection with this transaction (e.g., the USA PATRIOT Act, Anti-Terrorism Laws and Sanctions and related regulations) and (ii) been satisfied with the results of such due diligence in its sole discretion.

(b) Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, the Borrower shall deliver to each Agent substantiating that it is not a Non-Exempt Person and that no Agent is obligated under Applicable Law to withhold Taxes on sums paid to it with respect to the Portfolio Assets or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if the Borrower is created or organized under the laws of the United States, any State thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to each Agent an IRS Form W-9, and (ii) if Holdings or the Borrower is not created or organized under the laws of the United States, any State thereof or the District of Columbia, and if the payment of interest or other amounts by the Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, or the Borrower, as applicable, shall satisfy the requirements of the preceding sentence by furnishing to each Agent an IRS Form W-8ECI, IRS Form W-8EXP, IRS Form W-8IMY (with appropriate attachments) or IRS Form W-8BEN or W-8BEN-E, or successor forms, as may be required from time to time, duly executed by Holdings or the Borrower, as applicable, as evidence of such party’s exemption from the withholding of United States tax with respect thereto. No Agent be obligated to make any payment hereunder to Holdings or the Borrower until Holdings or the Borrower shall have furnished to such Agent the requested forms, certificates, statements or documents.

(c) In each and every case of a Borrower AML and International Trade Default, each Agent may, by notice in writing to Borrower and the Lenders, in addition to whatever rights such Agent may have at law or in equity, including injunctive relief and specific performance, immediately resign as Agent (notwithstanding any provision in Section 8.09, 9.07 or otherwise in this Agreement, but subject to the provisions set forth in this Section 11.19(c)), without such Agent incurring any penalty or fee of any kind whatsoever in connection therewith. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Borrower AML and International Trade Default. On or after the receipt by the Borrower and any Lender of a written notice of resignation from Administrative Agent pursuant to this Section 11.19(c), (i) (x) all payments communications, determinations and other obligations provided to be made by, to or through the Administrative Agent shall instead be made by, to or through each Delayed Draw Term Advance Lender until such time as a successor to the Administrative Agent has been appointed as provided by this Agreement, (x) all payments communications, determinations and other obligations provided to be made by, to or through the Revolving Administrative Agent shall instead be made by, to or through each Revolving Lender until such time as a successor to the Revolving Administrative Agent has been appointed as provided by this Agreement and (ii) the applicable Agent’s obligations under this Agreement shall terminate.

(d) AML and International Trade Covenants. The obligations of each Agent to effect any transaction contemplated hereby shall be subject to (i) the Borrower’s compliance with all Applicable Laws, including Anti-Terrorism Laws and Sanctions and Anti-Corruption Laws, and the continued truthfulness and completeness of the Borrower’s representations found in Section 4.01(aa), and (ii) each Lender’s compliance with Anti-Terrorism Laws and Sanctions and Anti-Corruption Laws.

(e) AML and International Trade Defaults. Upon discovery by the Borrower of the Borrower AML and International Trade Default (but, in each case, regardless of whether any notice has been given as provided in this Agreement or any cure period provided herein has expired), the Borrower, as applicable, shall give prompt written notice thereof to the Administrative Agent and the Revolving Administrative Agent.

SECTION 11.20 Post-Closing Performance Conditions. The parties hereto agree to cooperate with reasonable requests made by any other party hereto after signing this Agreement to the extent reasonably necessary for such party to comply with laws and regulations applicable to financial institutions in connection with this transaction (e.g., the USA PATRIOT Act, OFAC and related regulations).

SECTION 11.21 Execution. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Loan Party shall deliver to the Facility Servicer and each Agent evidence satisfactory to the Facility Servicer and each Agent substantiating that it is not a Non-Exempt Person and that the Facility Servicer and each such Agent is not obligated under Applicable Law to withhold Taxes on sums paid to it with respect to the Portfolio Assets or otherwise under this

Agreement. Without limiting the effect of the foregoing, (i) if any Loan Party, is created or organized under the laws of the United States, any State thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Facility Servicer and each Agent an IRS Form W-9 and (ii) if a Loan Party is not created or organized under the laws of the United States, any State thereof or the District of Columbia, and if the payment of interest or other amounts by such Loan Party is treated for United States income tax purposes as derived in whole or part from sources within the United States, the applicable, Loan Party shall satisfy the requirements of the preceding sentence by furnishing to the Facility Servicer and each Agent an IRS Form W-8ECI, IRS Form W-8EXP, IRS Form W-8IMY (with appropriate attachments), IRS Form W-8BEN or IRS Form W-8BEN-E, or successor forms, as may be required from time to time, duly executed by the applicable Loan Party as evidence of such party’s exemption from the withholding of United States tax with respect thereto. Neither the Facility Servicer nor any Agent shall be obligated to make any payment hereunder to any Loan Party until such Loan Party shall have furnished to the Facility Servicer and such Agent the requested forms, certificates, statements or documents.

SECTION 11.22 Bail In. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

Executed as of the date first above written.

The Borrower:

TSC BDC FINANCING 1 LLC, a Delaware limited liability company

By:	/s/ Andrew Kim
Name: Andrew Kim
Title: Chief Financial Officer, Secretary and Treasurer

[Signature Page to Loan and Servicing Agreement]

Portfolio Asset Servicer:

TCW PT MANAGEMENT COMPANY LLC,

By:	/s/ Andrew Kim
Name: Andrew Kim
Title: Senior Vice President

By:	/s/ Kevin Finch
Name: Kevin Finch
Title: Senior Vice President

[Signature Page to Loan and Servicing Agreement]

The Delayed Draw Term Advance Lenders:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Barings LLC, its Investment Adviser

By:	/s/ Shubham Chandna
Name: Shubham Chandna
Title: Managing Director

MASSMUTUAL ASCEND LIFE INSURANCE COMPANY

By: Barings LLC, its Investment Adviser

By:	/s/ Shubham Chandna
Name: Shubham Chandna
Title: Managing Director

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: Barings LLC, its Investment Adviser

By:	/s/ Shubham Chandna
Name: Shubham Chandna
Title: Managing Director

UNITED OF OMAHA LIFE INSURANCE COMPANY

By: Barings LLC, its Investment Adviser

By:	/s/ Shubham Chandna
Name: Shubham Chandna
Title: Managing Director

[Signature Page to Loan and Servicing Agreement]

SELECTIVE WAY INSURANCE COMPANY

By: Barings LLC, its Investment Adviser

By:	/s/ Shubham Chandna
Name: Shubham Chandna
Title: Managing Director

PRINCIPAL LIFE INSURANCE COMPANY

By: Barings LLC, its Investment Adviser

By:	/s/ Shubham Chandna
Name: Shubham Chandna
Title: Managing Director

Portfolio/Account Identifier: PFPLIC1

PRINCIPAL LIFE INSURANCE COMPANY –
PRINCIPAL PRT SEPARATE ACCOUNT

By: Barings LLC, its Investment Adviser

By:	/s/ Shubham Chandna
Name: Shubham Chandna
Title: Manging Director

Portfolio/Account Identifier: PFPLIC2

PRINCIPAL LIFE INSURANCE COMPANY –
SEPARATE ACCOUNT R

By: Barings LLC, its Investment Adviser

By:	/s/ Shubham Chandna
Name: Shubham Chandna
Title: Managing Director

Portfolio/Account Identifier: PFPLIC3

PRINCIPAL LIFE INSURANCE COMPANY

By: Barings LLC, its Investment Adviser

By:	/s/ Shubham Chandna
Name: Shubham Chandna
Title: Managing Director

Portfolio/Account Identifier: PFPLIC4

[Signature Page to Loan and Servicing Agreement]

SECURITY BENEFIT LIFE INSURANCE COMPANY

By: Eldridge Credit Advisers, LLC, its investment manager

By:	/s/ Edward Vonnahme
Name: Edward Vonnahme
Title: Authorized Signatory

[Signature Page to Loan and Servicing Agreement]

The Revolving Lenders:

CITY NATIONAL BANK

By:	/s/ Anubha Arora
Name:	Anubha Arora
Title:	Senior Vice President

[Signature Page to Loan and Servicing Agreement]

The Administrative Agent:

BARINGS DIRECT INVESTMENTS LLC, in its capacity as Administrative Agent

By:	/s/ Shubham Chandna
Name:	Shubham Chandna
Title:	Managing Director

[Signature Page to Loan and Servicing Agreement]

The Facility Servicer:

BARINGS DIRECT INVESTMENTS LLC, in its capacity as Facility Servicer

By:	/s/ Shubham Chandna
Name:	Shubham Chandna
Title:	Managing Director

[Signature Page to Loan and Servicing Agreement]

The Collateral Custodian:

BARINGS DIRECT INVESTMENTS LLC, in its capacity as Collateral Custodian

By:	/s/ Shubham Chandna
Name:	Shubham Chandna
Title:	Managing Director

[Signature Page to Loan and Servicing Agreement]

Schedule I

Portfolio Asset Schedule

[Attached]

Loans in MPA to be sold to TSC Financing 1 LLC					Funded Par	Purchase Price	Total Cost Basis	Current Price	Total Market Value
Fund Code	Group	End Date	Investment ID	Investment Description	Qty	Unit Cost Book	Cost Amortized Book	Price Book	Market Value Book
TSC_BDC	Loans	1/22/2026 23:59	SEC00422	Centaur Holdings III LLC (Copperweld) Delayed Draw Term Loan	2,500,000.00	100.00	2,500,000.00	100.00	2,500,000.00
TSC_BDC	Loans	1/22/2026 23:59	SEC00421	Centaur Holdings III LLC (Copperweld) Revolver	2,500,000.00	100.00	2,500,000.00	100.00	2,500,000.00
TSC_BDC	Loans	1/22/2026 23:59	SEC00420	Centaur Holdings III LLC (Copperweld) Term Loan	40,625,000.00	98.89	40,172,249.39	100.10	40,665,625.00
TSC_BDC	Loans	1/22/2026 23:59	SEC00400	CloudOne Digital Corp., Term Loan	42,682,926.83	98.93	42,226,004.50	99.80	42,597,560.98
TSC_BDC	Loans	1/22/2026 23:59	SEC00378	Frost Buyer, LLC (CraftMark) Delayed Draw Term Loan	1,048,400.37	100.00	1,048,400.37	99.20	1,040,013.17
TSC_BDC	Loans	1/22/2026 23:59	SEC00377	Frost Buyer, LLC (CraftMark) Revolver	1,282,051.28	100.00	1,282,051.28	99.20	1,271,794.87
TSC_BDC	Loans	1/22/2026 23:59	SEC00376	Frost Buyer, LLC (CraftMark) Term Loan	35,807,692.31	98.09	35,123,907.49	99.20	35,521,230.77
TSC_BDC	Loans	1/22/2026 23:59	SEC00379	TechServ Operations, LLC Term Loan	37,061,150.00	99.03	36,702,398.15	102.00	37,802,373.00
TSC_BDC	Loans	1/22/2026 23:59	SEC00416	Tidal Investments LLC Term Loan	45,538,043.48	98.77	44,977,975.89	99.50	45,310,353.26
TSC_BDC	Unfunded Commitment	1/23/2026 23:59	SEC00422	Centaur Holdings III LLC (Copperweld) Delayed Draw Term Loan	3,750,000.00
TSC_BDC	Unfunded Commitment	1/23/2026 23:59	SEC00421	Centaur Holdings III LLC (Copperweld) Revolver	2,500,000.00
TSC_BDC	Unfunded Commitment	1/23/2026 23:59	SEC00401	CloudOne Digital Corp., Revolver	7,317,073.17
TSC_BDC	Unfunded Commitment	1/23/2026 23:59	SEC00378	Frost Buyer, LLC (CraftMark) Delayed Draw Term Loan	7,923,331.03
TSC_BDC	Unfunded Commitment	1/23/2026 23:59	SEC00377	Frost Buyer, LLC (CraftMark) Revolver	3,846,153.86
TSC_BDC	Unfunded Commitment	1/23/2026 23:59	SEC00380	TechServ Operations, LLC Delayed Draw Term Loan	6,860,000.00
TSC_BDC	Unfunded Commitment	1/23/2026 23:59	SEC00381	TechServ Operations, LLC Revolver	5,880,000.00
TSC_BDC	Unfunded Commitment	1/23/2026 23:59	SEC00417	Tidal Investments LLC Revolver	4,347,826.09

Loans already in TSC Financing 1 LLC
Fund Code	Group	End Date	Investment ID	Investment Description	Qty	Unit Cost Book	Cost Amortized Book	Price Book	Market Value Book
TSC_BDC	Loans	1/22/2026 23:59	SEC00426	Charter Industries Holdings LLC, Term Loan	38,636,363.64	99.27	38,355,123.27	99.00	38,250,000.00
TSC_BDC	Loans	1/22/2026 23:59	SEC00432	Designs for Health, Inc. Term Loan B	39,473,684.21	99.46	39,258,686.47	99.00	39,078,947.37
TSC_BDC	Loans	1/22/2026 23:59	SEC00429	Patriot MCN Buyer Corp., (McNichols) Term Loan	39,700,704.22	98.98	39,293,844.71	98.60	39,144,894.36
TSC_BDC	Loans	1/22/2026 23:59	SEC00435	Three Rivers Buyer, Inc., (Grant Street) Term Loan B	14,615,384.62	99.11	14,485,627.95	98.80	14,440,000.00
TSC_BDC	Unfunded Commitment	1/22/2026 23:59	SEC00428	Charter Industries Holdings LLC, Delayed Draw Term Loan	4,545,454.54
TSC_BDC	Unfunded Commitment	1/22/2026 23:59	SEC00427	Charter Industries Holdings LLC, Revolver	6,818,181.82
TSC_BDC	Unfunded Commitment	1/22/2026 23:59	SEC00433	Designs for Health, Inc. Revolver	10,526,315.79
TSC_BDC	Unfunded Commitment	1/22/2026 23:59	SEC00431	Patriot MCN Buyer Corp., (McNichols) Delayed Draw Term Loan	7,218,309.86
TSC_BDC	Unfunded Commitment	1/22/2026 23:59	SEC00430	Patriot MCN Buyer Corp., (McNichols) Revolver	4,330,985.92
TSC_BDC	Unfunded Commitment	1/22/2026 23:59	SEC00436	Three Rivers Buyer, Inc., (Grant Street) Revolver	4,384,615.38

Barings-Corporate

Schedule II

Commitments

Closing Date Delayed Draw Term Loan Commitments

Lender	Portfolio / Account	Commitments
Massachusetts Mutual Life Insurance Company	—	$176,000,000
MassMutual Ascend Life Insurance Company	—	$44,000,000
Principal Life Insurance Company	PFPLIC1	$25,000,000
Principal Life Insurance Company – Principal PRT Separate Account	PFPLIC2	$5,000,000
Principal Life Insurance Company – Separate Account R	PFPLIC3	$15,000,000
Principal Life Insurance Company	PFPLIC4	$5,000,000
United of Omaha Life Insurance Company	—	$40,000,000
The Lincoln National Life Insurance Company	LFG0748	$30,000,000
Selective Way Insurance Company	SWICPF	$10,000,000
Security Benefit Life Insurance Company	SBL SKYRIDGE FWH	$50,000,000
Security Benefit Life Insurance Company	Security Benefit Life Insurance Company	$50,000,000
Total:	—	$450,000,000

Closing Date Revolving Loan Commitments

Lender	Commitments
City National Bank	$25,000,000
Total:	$25,000,000

Schedule III

Conditions Precedent Documents

As required by Section 3.01 of the Agreement, each of the following items must be delivered to the Administrative Agent, the Revolving Administrative Agent and the Lenders prior to the effectiveness of the Agreement:

(a) a copy of this Agreement, the Account Control Agreement and the Holdings Pledge and Security Agreement, duly executed by each of the parties hereto and thereto;

(b) a certificate of an officer of each of the Borrower and Holdings, dated the date of the Agreement, certifying (i) the names and true signatures of the incumbent officers of each of the Borrower and Holdings authorized to sign on behalf of each of the Borrower and Holdings each of the Transaction Documents to which it is a party (on which certificate the Administrative Agent, the Revolving Administrative Agent, the Lenders and the Collateral Custodian may conclusively rely until such time as the Administrative Agent and the Revolving Administrative Agent has received from each of the Borrower and Holdings a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the Constituent Documents of each of the Borrower and Holdings, as applicable, is a complete and correct copy and that such Constituent Documents have not been amended, modified or supplemented and are in full force and effect and (iii) the authorization document of the managing member or board of trustees, as applicable, approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party;

(c) a good standing certificate, dated as of a recent date for each of the Borrower and Holdings issued by the Secretary of State of the State of Delaware;

(d) UCC-1 financing statements describing the Collateral and the Pledged Equity and (i) naming each of the Borrower and Holdings as debtor and the Administrative Agent, on behalf of the Secured Parties, as secured party and (ii) other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Administrative Agent’s, on behalf of the Secured Parties, interests in the Collateral and the Pledged Equity;

(e) copies of tax, judgment and lien searches in all jurisdictions reasonably requested by the Administrative Agent and the Revolving Administrative Agent and requests for information (or a similar UCC search report certified by a party acceptable to the Administrative Agent and the Revolving Administrative Agent), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name each of the Borrower and Holdings (under its present name and any previous name) as debtor(s) and which are filed in the State of Delaware, together with copies of such financing statements (none of which shall cover the Collateral);

(f) one or more favorable opinions of counsel to each of the Borrower and Holdings, including a true sale and non-consolidation opinion, reasonably acceptable to the Majority Lenders and the Administrative Agent and addressed to the Administrative Agent, the Revolving Administrative Agent, the Collateral Custodian and the Lenders;

(g) a copy of each of the other Transaction Documents duly executed by the parties thereto;

(h) a Reporting Package as of the Closing Date,

(i) a copy of the Closing Date Participation; and

(j) such other documents as the Administrative Agent or any Lender may reasonably request.

Schedule IV

Notice Information

If to the Borrower:

TCW Steel City Senior Lending BDC

c/o The TCW Group, Inc.

515 South Flower Street

Los Angeles, CA 90071

Attention: Andrew Kim; Kevin Finch

Email: Andrew.kim@tcw.com; kevin.finch@tcw.com

With a Copy to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020-1104

Attention: Shmuel Klahr

Email: shmuel.klahr@us.dlapiper.com

If to the Administrative Agent and Facility Servicer:

Barings Direct Investments LLC

10 Fan Pier Blvd, 9th Floor

Boston, MA 02210

Attention: Portfolio Finance

Email: PFEast@barings.com

With a Copy to:

Rob Crawford

300 S. Tryon Street, Suite 2500

Charlotte, NC 28202

Attention: Legal Department

Email: Rob.Crawford@barings.com; pf.legal@barings.com

If to the Collateral Custodian:

Barings Direct Investments LLC

10 Fan Pier Blvd, 9th Floor

Boston, MA 02210

Attention: Portfolio Finance

Email: PFEast@barings.com

With a Copy to:

Rob Crawford

300 S. Tryon Street, Suite 2500

Charlotte, NC 28202

Attention: Legal Department

Email: Rob.Crawford@barings.com; pf.legal@barings.com

If to the Portfolio Asset Servicer:

TCW PT Management Company LLC

c/o The TCW Group, Inc.

515 South Flower Street

Los Angeles, CA 90071

Attention: Andrew Kim; Kevin Finch

Email: Andrew.kim@tcw.com; kevin.finch@tcw.com

If to the Delayed Draw Term Advance Lenders:

If to the Delayed Draw Term Advance Lenders (other than Security Benefit Life Insurance Company):

c/o Barings LLC as Investment Adviser to Certain of the Delayed Draw Term Advance Lenders

10 Fan Pier Blvd, 9th Floor

Boston, MA 02210

Attention: Portfolio Finance

Email: PFEast@barings.com

With a copy to:

Rob Crawford

300 S. Tryon Street, Suite 2500

Charlotte, NC 28202

Attention: Legal Department

Email: Rob.Crawford@barings.com; pf.legal@barings.com

If to Security Benefit Life Insurance Company, as a Delayed Draw Term Advance Lender:

Security Benefit Life Insurance Company, as Delayed Draw Term Advance Lender

One Security Benefit Place

Topeka, KS 66636-0001

Attn: BSLCreditEvents

Email contact: BSLCreditEvents@securitybenefit.com

With a copy to:

One Security Benefit Place

Topeka, KS 66636-0001

Email contact: privateigcredit@securitybenefit.com

If to the Revolving Administrative Agent:

City National Bank

150 California Street, 13th floor

San Francisco, CA 94111

Attention: Anubha Arora, Structured Finance

Email: Anubha.Arora@cnb.com

If to the Revolving Lenders:

City National Bank

150 California Street, 13th floor

San Francisco, CA 94111

Attention: Anubha Arora, Structured Finance

Email: Anubha.Arora@cnb.com

If to any other party that becomes a lender pursuant to an Assignment and Assumption Agreement:

As set forth in the Assignment and Assumption Agreement for such Lender

Schedule V

Loan Party Accounts

	Account Holder	Account Number	Account Name	Account Bank	Control Agreement Type: B – Blocked S – Springing	Purpose: P – Principal Collections I – Interest Collections O – Operating ZBC – Zero Balance Custody
1.	TSC BDC Financing 1 LLC	21-9241BA	Springing Account for TSC BDC FINANCING 1 LLC as pledgor for the benefit of BARINGS DIRECT INVESTMENTS LLC as secured party	U.S. Bank National Association	S	P
2.	TSC BDC Financing 1 LLC	21-9241BAB	Blocked Account for TSC BDC FINANCING 1 LLC as pledgor for the benefit of BARINGS DIRECT INVESTMENTS LLC as secured party	U.S. Bank National Association	B	I
3.	TSC BDC Financing 1 LLC	21-9241 BAC	Springing – Operating Account for TSC BDC FINANCING 1 LLC as pledgor for the benefit of BARINGS DIRECT INVESTMENTS LLC as secured party	U.S. Bank National Association	S	O
4.	TSC BDC Financing 1 LLC	21-9241	Custody Account for TSC BDC FINANCING 1 LLC	U.S. Bank National Association	None	ZBC

Schedule VI

Eligible Portfolio Assets and Concentration Limits

Eligible Portfolio Assets

“Eligible Portfolio Asset” means, (A)(i) the Initial Portfolio Assets and (ii) each additional Portfolio Asset that is Transferred to the Borrower and that, unless otherwise approved by the Majority Lenders, in their sole and absolute discretion, satisfies clauses (a) through (n) below on the date of such Transfer, in each case, as evidenced based on reasonable supporting detail provided by the Borrower to the Facility Servicer and the Administrative Agent in the form of a Portfolio Asset Schedule.

(a) no Underlying Obligor Default has occurred and is continuing thereunder;

(b) each such Portfolio Asset is a Senior Secured First Lien Loan to an Obligor domiciled in the United States;

(c) each such Portfolio Asset is denominated and payable only in Dollars;

(d) the minimum contractual required per annum applicable margin (excluding the related benchmark or index rate) at which each Obligor is required to pay interest in cash as set forth in each Underlying Agreement for each such Portfolio Asset shall be no less than 3.00% per annum;

(e) the stated maturity date of each such Loan Asset is no greater than 12 months prior to the Stated Maturity Date with respect to the Delayed Draw Term Advances;

(f) each such Portfolio Asset shall be either (i) a Cash Flow Loan, (ii) a Recurring Revenue Loan, (iii) an Asset Based Loan, or (iv) a Trade Receivables Securitization;

(g) With respect to each Cash Flow Loan:

(i) the Obligors and their consolidated Subsidiaries in respect of such Portfolio Asset shall have an aggregate LTM EBITDA of no less than $7,500,000;

(ii) each Upper Middle Market Obligor shall have an aggregate net debt / LTM EBITDA ratio of less than or equal to 7.0 to 1.0;

(iii) each Middle Market Obligor shall have an aggregate net debt / LTM EBITDA ratio of less than or equal to 6.0 to 1.0;

(iv) each Lower Middle Market Obligor shall have an aggregate net debt / LTM EBITDA ratio of less than or equal to 5.0 to 1.0;

(v) each such Portfolio Asset has a “loan to value” ratio of not greater than 65%;

(vi) in the case of each Middle Market Obligor and each Lower Middle Market Obligor, the Underlying Agreement shall include at least one Maintenance Covenant, and

(vii) in the case of each Upper Middle Market Obligor, the Underlying Agreement may be Cov-Lite.

(h) With respect to each Recurring Revenue Loan:

(i) each Obligor shall have Recurring Revenues of no less than $25,000,000;

(ii) each Obligor shall have an aggregate net debt / Recurring Revenue ratio of less than or equal to 2.5 to 1.0;

(iii) each such Portfolio Asset has a “loan to value” ratio of not greater than 45%; and

(iv) the Underlying Agreement with respect to each such Portfolio Asset shall include at least one Maintenance Covenant,

(i) With respect to each Asset Based Loan:

(i) the Underlying Agreement with respect to each such Portfolio Asset shall include an advance rate of no greater than the Approved Underlying Collateral Advance Rates;

(ii) the Underlying Agreement with respect to each such Portfolio Asset shall include Appraisal Rights; and

(iii) the Underlying Agreement with respect to each such Portfolio Asset shall include at least one Maintenance Covenant,

(j) With respect to each Trade Receivables Securitization:

(i) each Obligor shall have revenues (as determined in accordance with GAAP) of no less than $200,000,000;

(ii) the Underlying Agreement with respect to each such Portfolio Asset shall include an advance rate of no greater than the Approved Underlying Collateral Advance Rates;

(iii) the Underlying Agreement with respect to each such Portfolio Asset shall include Appraisal Rights; and

(iv) the Underlying Agreement with respect to each such Portfolio Asset shall include at least one Maintenance Covenant,

(k) there are no proceedings pending or, to the applicable Loan Party’s knowledge, threatened

(i) with respect to a Bankruptcy Event with respect to any applicable Obligor or (ii) wherein any applicable Obligor, any other party or any governmental entity has alleged that such Portfolio Asset or its related Underlying Agreement or any of its Required Portfolio Documents is illegal or unenforceable;

(l) is able to be assigned, pledged or transferred (or the Participation Agreement with respect thereto, if any) without the consent of any third party to the Administrative Agent, for the benefit of the Secured Parties, as Collateral as provided hereunder;

(m) is not subject to any Liens other than Permitted Liens; and

(n) is consistent with the investment strategy, applicable guidelines and limits of the Borrower as in effect on the Closing Date or as otherwise approved by the Majority Lenders from time to time in their sole discretion;

Notwithstanding the foregoing, (a) with respect to each percentage limitation set forth in the definition hereof or the Concentration Limit, the highest achievable percentage or Concentration Limit after taking into account the adjustments for Concentration Limits across all Portfolio Assets shall be excluded from Eligible Portfolio Assets; provided that if any Portfolio Asset is subject to more than one such percentage limitation, only the percentage limitation that results in the greatest portion of such Portfolio Asset being excluded from Eligible Portfolio Assets shall apply, and (b) if as of any date of determination such Portfolio Asset (x) is a Non-Performing Asset, (y) ceases to be a Senior Secured First Lien Loan to an Obligor domiciled in the United States, or (z) ceases to be denominated and payable only in Dollars, such Portfolio Asset shall be deemed to be excluded from the calculation of the Borrowing Base (unless otherwise approved by the Majority Lenders in their sole and absolute discretion).

As used in this Agreement and the exhibits, schedules and other attachments hereto (each of which is hereby incorporated herein and made a part hereof), the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Appraisal Rights” means, with respect to a Loan Asset, the right under the applicable Underlying Agreement of the administrative agent, servicer or any lender, to obtain an appraisal of, or field examination with respect to, all or part of the Underlying Collateral from an independent appraisal firm at least annually (irrespective of whether a default or event of default has occurred and is continuing).

“Approved Underlying Collateral Advance Rate” means, an advance rate of no greater than, in respect of (i) accounts receivable, trade receivables, net orderly liquidation value of inventory, and net orderly liquidation value of machinery and equipment, 85%, (ii) real estate assets (where the collateral value is calculated on the basis of fair market value), 50%, and (iv) intangibles, 30%.

“Asset Based Loan” means a Loan Asset that is entitled to the benefit of a first lien perfected security interest on a specific portion of the assets of the respective Obligor in respect thereof, including, without limitation, accounts receivable, inventories, machinery and equipment.

“Cash Flow Loan” means any Loan Asset which is underwritten on the basis of overall cash generation and projected future earnings of the applicable Obligor.

“Cov-Lite Loan” means, an Underlying Agreement with respect to a Loan Asset that does not include at least one Financial Covenant.

“Lower Middle Market Obligors” means, with respect to each Portfolio Asset, Obligors and their consolidated Subsidiaries having an aggregate LTM EBITDA of less than $15,000,000.

“LTM EBITDA” means EBITDA for the last twelve-month period then ended for which financial statements have been delivered (or are required to have been delivered) under the related Underlying Agreement.

“Maintenance Covenant” means, a covenant by any Obligor to comply with one or more financial covenants during each reporting period, including without limitation (a) a leverage covenant, (b) a fixed charge coverage ratio, (c) a debt service ratio, or (d) an interest coverage ratio.

“Receivables Assets” means any accounts receivable owed to an Obligor (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services or pursuant to any other contractual right, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivable.

“Recurring Revenue Loan” means, any Loan Asset for which the Loan Asset was originally underwritten on the basis of Recurring Revenue and that is in a growth industry or industry that customarily has businesses with revenues from licenses, maintenance, service, support, hosting, subscription or other revenues (including, without limitation, software as a service subscription revenue).

“Recurring Revenue” means the definition of annualized or “last twelve months” recurring revenue used in the applicable underlying instruments for the applicable Recurring Revenue Loan, any comparable term or definition for “Recurring Revenue”, “Revenue” or “Adjusted Revenue” in the applicable underlying instruments for the applicable Recurring Revenue Loan, or if there is no such term in the applicable underlying instruments, annualized or “last twelve months” recurring maintenance, service, support, hosting, subscription and other recurring revenues (including, without limitation, software as a service subscription revenue) of the underlying Obligor identified by the applicable Obligor in good faith pursuant to the Underlying Agreement.

“Senior Secured First Lien Loan” means (a) a loan (including any term loan, revolving credit facility, delayed draw term loan or unitranche loan, or a participation thereof) (i) that is not (and that cannot by its terms become) subordinate in right of payment to any other Indebtedness of the applicable Obligor, (ii) in which all of the obligations in respect of such loan are secured by a valid first-priority security interest or lien in, to or on substantially all of the Obligor’s and its Subsidiaries’ assets (with customary exceptions), which is not (and which cannot by its terms become) subordinate in right of Lien priority to other Liens (other than to Liens customarily allowed to be prior in priority to the Liens securing first lien loans), and (iii) in which the collateral for such loan has a value that, together with other attributes of the Obligor (including its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Borrower) at the time of acquisition to repay such loan in accordance with its terms and to repay all other obligations of equal or higher seniority in right of payment secured by a first lien or first priority security interest in the same collateral, and (b) any other asset reasonably determined by the Majority Lenders, in consultation with the Borrower, to constitute a Senior Secured First Lien Loan.

“Trade Receivables Securitization” means any one or more trade receivables financing facilities, trade receivables purchase and sale agreements, factoring agreements or other similar agreements pursuant to which an Obligor sells, conveys, assigns, grants an interest in or otherwise transfers Receivables Assets.

“Upper Middle Market Obligor” means, with respect to each Portfolio Asset, Obligors and their consolidated Subsidiaries having an aggregate LTM EBITDA greater than or equal to $50,000,000.

Concentration Limits

After giving effect to the inclusion of such Portfolio Asset in the Borrowing Base:

(a) (i) no more than 5.0% of the Target Portfolio Value shall be attributable to any Distinct Obligor; provided, that, up to 10% of the Target Portfolio Value may be attributable to the largest Distinct Obligor, and up to 8% of the Target Portfolio Value may be attributable to the second and third largest Distinct Obligors;

(b) no single Industry Sector shall exceed 15% of the Target Portfolio Value; provided, that, up to 25% of the Target Portfolio Value may be attributable to the largest Industry Sector, and up to 20% of the Target Portfolio Value may be attributable to the second largest Industry Sector;

(c) no more than 30% of the Target Portfolio Value shall be attributable to Asset Based Loans, Recurring Revenue Loans or Trade Receivables Securitizations, in the aggregate;

(d) no more than 10% of the Target Portfolio Value shall be attributable to Trade Receivables Securitizations, in the aggregate;

(e) no more than 15% of the Target Portfolio Value, in the aggregate, shall be attributable to the following:

(A) Cash Flow Loans to Lower Middle Market Obligors having an aggregate net debt / LTM EBITDA ratio greater than 5.0 to 1.0;

(B) Cash Flow Loans to Middle Market Obligors having an aggregate net debt / LTM EBITDA ratio greater than 6.0 to 1.0;

(C) Cash Flow Loans to Upper Middle Market Obligors having an aggregate net debt / LTM EBITDA ratio greater than 7.0 to 1.0;

(D) Recurring Revenue Loans to Obligors having an aggregate net debt / Recurring Revenue ratio greater than 2.5 to 1.0;

(E) Asset Based Loans and Trade Receivables Securitizations having a “loan to value” ratio that exceeds the weighted average of the Approved Underlying Collateral Advance Rates;

(f) no more than 10% of the Target Portfolio Value, in the aggregate, shall be attributable to the following:

(A) Cash Flow Loans to Obligors having an LTM EBITDA of less than $7,500,000;

(B) Recurring Revenue Loans to Obligors having Recurring Revenues of less than $25,000,000;

(C) Trade Receivables Securitizations in respect of Obligors having revenues (as determined in accordance with GAAP) of less than $200,000,000;

(g) no more than 10% of the Target Portfolio Value shall be attributable to Cov-Lite Loans;

(h) no more than 40% of the Target Portfolio Value shall be attributable to Loan Assets with respect to which the applicable Obligor is not owned or controlled by a private equity firm; and

(i) no more than 10% of the Target Portfolio Value shall be attributable to loan participations (other than Closing Date Participations until 90 days after the Closing Date).

Schedule VII

Disqualified Lenders

1. DoubleLine Capital LP

Schedule VIII

Agent Wire Instructions

Barings Direct Investments LLC, as Administrative Agent

Account Name: AD Barings Portfolio Finance

Account #: 359681700001

Routing #: 041001039

Bank Name: Key Bank

Address: 127 Public Square, Cleveland, Ohio 44114

Reference: TSC BDC FINANCING 1 LLC

Call Back Verification: Sharjeel Haroon

Phone: (312) 858 -4860

City National Bank, as Revolving Administrative Agent

Bank Name: City National Bank

Account Name: Commercial Incoming Wire Transfer

Account #: 127861951

Routing #: 122016066

Attention: Commercial Loan Operations

Reference: TSC BDC Financing 1 LLC and Obligor #365414

Execution Version

EXHIBITS

TO

LOAN AND SERVICING AGREEMENT

among

TSC BDC FINANCING 1 LLC,

as the Borrower,

the Lenders from time to time party thereto,

BARINGS DIRECT INVESTMENTS LLC,

as the Administrative Agent,

CITY NATIONAL BANK,

as the Revolving Administrative Agent

BARINGS DIRECT INVESTMENTS LLC,

as the Facility Servicer,

TCW PT MANAGEMENT COMPANY LLC,

as the Portfolio Asset Servicer, and

BARINGS DIRECT INVESTMENTS LLC,

as the Collateral Custodian Dated as of January 23, 2026

EXHIBITS

EXHIBIT A-1	Form of Reporting Package
EXHIBIT A-2	Form of Notice of Borrowing
EXHIBIT B	Form of Portfolio Asset Certificate
EXHIBIT C-1	Form of Revolving Credit Note
EXHIBIT C-2	Form of Delayed Draw Term Advance Note
EXHIBIT D	Form of Release of Required Portfolio Documents
EXHIBIT E-1	Form of U.S. Tax Compliance Certificate
EXHIBIT E-2	Form of U.S. Tax Compliance Certificate
EXHIBIT E-3	Form of U.S. Tax Compliance Certificate
EXHIBIT E-4	Form of U.S. Tax Compliance Certificate
EXHIBIT F	Form of Assignment and Assumption Agreement

EXHIBIT A-1

FORM OF REPORTING PACKAGE

[Excel File “Project East (TCW) Payment Date Report (01.23.2026)_vF.xlsx” provided under separate cover]

Ex. A-1

EXHIBIT A-2

[FORM OF] NOTICE OF BORROWING

[DATE]

To:	Barings Direct Investments LLC, as the Administrative Agent

10 Fan Pier Blvd., 9th Floor

Boston, MA 02210

Email: PFEast@barings.com

With a copy to:

Barings Direct Investments LLC, as the Facility Servicer

10 Fan Pier Blvd., 9th Floor

Boston, MA 02210

Email: PFEast@barings.com

With a copy to:

Rob Crawford

300 S. Tryon Street, Suite 2500

Charlotte, NC 28202

Attention: Legal Department

Email: Rob.Crawford @barings.com; pf.legal@barings.com

[City National Bank, as Revolving Administrative Agent

150 California Street, 13th Floor

San Francisco, CA 94111

Attention: Anubha Arora, Structured Finance

Email: Anubha.Arora@cnb.com]1

Re:	Loan and Servicing Agreement

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section [2.02(a)]2 [2.02(b)]3 of the Loan and Servicing Agreement dated as of January 23, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among, TSC BDC FINANCING 1 LLC, a Delaware limited liability company (the “Borrower”), BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”), the Facility Servicer (in such capacity, the “Facility Servicer”), and as the Collateral Custodian (in such capacity, the “Collateral Custodian”), CITY NATIONAL BANK, as the Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”), TCW PT MANAGEMENT COMPANY LLC, a Delaware limited liability company, as the Portfolio Asset Servicer and each of the lenders from time to time party thereto (the “Lenders”). Capitalized terms used herein and not otherwise defined have the meanings set forth for such terms in the Loan and Servicing Agreement.

[1]	Include for Revolving Loan Advances.
[2]	With respect to Revolving Loan Advances.
[3]	With respect to Delayed Draw Term Advances.

Ex. A-2-1

The officer executing this Notice of Borrowing is a Responsible Officer of the undersigned Borrower and, as such, is duly authorized to execute and deliver this Notice of Borrowing on behalf of the undersigned Borrower. By executing this Notice of Borrowing, such Responsible Officer hereby certifies as of the date hereof to the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer and the Lenders, on behalf of the undersigned Borrower, solely in such officer’s capacity as a Responsible Officer and not individually, that:

1.	[The undersigned Borrower hereby requests a Revolving Loan Advance in the principal amount of $ .[4]

2.	The Borrower hereby requests that such Revolving Loan Advance be made on (the “Advance Date”).[5]

3.

The proceeds of such Revolving Loan Advance are to be used pursuant to Section 5.02(g)(ii) of the Loan and Servicing Agreement to fund a same day or next day draw in respect of a Loan Asset Revolver that is an Eligible Portfolio Asset. The amount of the Loan Asset Revolver is [$ ] and the Eligible Portfolio Asset to which such Loan Asset Revolver applies is [ ].[6]

4.

After giving effect to such Revolving Loan Advance and the transactions related thereto, the Revolving Loan Maximum Facility Amount, shall be $[  ], and the unused amount of the Delayed Draw Term Loan Maximum Facility Amount calculated after giving effect to any Delayed Draw Term Advances requested by the Borrower on the proposed date of such Revolving Loan Advance (if any), shall be $[  ].

5.

After giving effect to such Revolving Loan Advance and the transactions related thereto, including the use of proceeds thereof, the Revolving Loan Advances Outstanding do not exceed the Revolving Loan Maximum Availability on such Advance Date.

6.	No Market Trigger Event, Unmatured Event of Default or Event of Default has occurred and is continuing, or would result from such Revolving Loan Advance or application of proceeds therefrom.

7.

[There have been no material updates to the most recently delivered Reporting Package or Compliance Certificate delivered to the Administrative Agent and the Revolving Administrative Agent on [  ].] [There have been material updates to the Reporting Package or Compliance Certificate most recently delivered to the Administrative Agent and the Revolving Administrative Agent on [ ] and an updated Advance Date Report setting out all updates thereto since [  ] is attached hereto.][7]

[4]	The amount of such Advance must be at least equal to $1,000,000 and the Advance will be funded in Dollars.
[5]	Per Section 2.02(a)(ii), the requested Advance Date must be a Business Day.
[6]

Per Section 2.02(a)(iv), if the proceeds of a Revolving Loan Advance will be used to fund a Loan Asset Revolver, the amount of such Loan Asset Revolver and the Eligible Portfolio Asset to which such Loan Asset Revolver applies is required to be provided in the Notice of Borrowing.

[7]

Include if such Advance is a Revolving Loan Advance. The Borrower shall request a Revolving Loan Advance by delivery in writing a Notice of Borrowing to the Administrative Agent and the Revolving Administrative Agent, with a copy to the Facility Servicer, no later than 1:00 p.m. on the proposed date of such Revolving Loan Advance.

Ex. A-2-2

8.	[The undersigned Borrower hereby requests a Delayed Draw Term Advance in the principal amount of $ .[8]

9.	The Borrower hereby requests that such Delayed Draw Term Advance be made on (the “Advance Date”).[9] As of the Advance Date, the Revolving Loan Advances Outstanding is equal to $ .

10.

The proceeds of such Delayed Draw Term Advance are to be used pursuant to Section 5.02(g)(i) of the Loan and Servicing Agreement to [finance the origination and/or acquisition by the Borrower of Eligible Portfolio Assets] [fund Eligible Portfolio Assets which are Loan Asset Delayed Draws] [repay the Revolving Loan Advances Outstanding in full in accordance with the Revolving Loan Advance Repayment Schedule] [pay fees and expenses incurred in connection with Eligible Portfolio Assets and the Transaction Documents] [make permitted payments (including Restricted Junior Payments permitted in accordance with Section 5.02(j) of the Loan and Servicing Agreement) in accordance with the terms of the Loan and Servicing Agreement]. [The amount of the Loan Asset Delayed Draw is [$ ] and the Eligible Portfolio Asset to which such Loan Asset Delayed Draw applies is [ ]].[10]

11.	[The proceeds of such Delayed Draw Term Advance are to be used in connection with a Transfer or acquisition of a Portfolio Asset and such Portfolio Asset is an Eligible Portfolio Asset.]

12.

After giving effect to such Delayed Draw Term Advance and the transactions related thereto, including the use of proceeds thereof, the Delayed Draw Term Advances Outstanding plus the aggregate Revolving Loan Advances Outstanding do not exceed the Delayed Draw Term Loan Maximum Availability on such Advance Date.

13.	No Market Trigger Event, Unmatured Event of Default or Event of Default has occurred and is continuing, or would result from such Delayed Draw Term Advance or application of proceeds therefrom.

[8]

The amount of such Advance must be at least equal to $10,000,000 (unless, the proceeds of such Delayed Draw Term Advance are to be used solely to repay the Revolving Loan Advances Outstanding in full, in which case the amount of such Delayed Draw Term Advance must be at least equal to the Revolving Loan Advances Outstanding) and the Advance will be funded in Dollars.

[9]

Per Section 2.02(b)(ii), the requested Advance Date must be must be a Business Day and not less than two (2) U.S. Government Securities Business Days after the applicable Advance Date Report is delivered.

[10]

Per Section 2.02(b)(v), if the proceeds of a Delayed Draw Term Advance will be used to fund a Loan Asset Delayed Draw, the amount of such Loan Asset Delayed Draw and the Portfolio Asset for which such Loan Asset Delayed Draw applies is required to be provided in the Notice of Borrowing.

Ex. A-2-3

14.

The undersigned has delivered to the Administrative Agent, with a copy to the Facility Servicer, an updated Advance Date Report (including, for the avoidance of doubt, a Notice of Borrowing and an updated Reporting Package) as required pursuant to Section 2.02(b) of the Loan and Servicing Agreement.][11]

15.

The representations contained in Sections 4.01 and 4.02 of the Loan and Servicing Agreement are true and correct in all material respects (except that any representation qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) before and after giving effect to such Advance and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (or, in the case of any such representation expressly stated to have been made as of a specific date, as of such specific date).

16.	The proceeds of the [Revolving Loan Advance][Delayed Draw Term Advance] are to be deposited or transferred to the following Borrower account:[12]

Account Name: TSC BDC Financing 1 LLC

Account #: [ ]

Routing #: [ ]

Bank Name: U.S. Bank National Association

Address: [ ]

17.	[The proceeds of the Delayed Draw Term Advance are to be deposited or transferred to the following account of the Revolving Administrative Agent:[13]

Bank Name: City National Bank

Account Name: Commercial Incoming Wire Transfer

Account #: 127861951

Routing #: 122016066

Attention: Commercial Loan Operations

Reference: TSC BDC Financing 1 LLC and Obligor #365414]

18.

All of the conditions precedent applicable to the Advance requested herein as described in Article III of the Loan and Servicing Agreement have been satisfied as of the date hereof or no later than the proposed Advance Date.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

[11]

Include if such Advance is a Delayed Draw Term Advance. The Borrower shall request a Delayed Draw Term Advance by delivery in writing of an Advance Date Report (including, a Notice of Borrowing and an updated Reporting Package) to the Administrative Agent, with a copy to the Facility Servicer, no later than 11:00 a.m. two (2) U.S. Government Securities Business Days prior to the proposed date of such Delayed Draw Term Advance.

[12]	Add account details for the Borrower Operating Account.
[13]

In connection with a Delayed Draw Term Advance made pursuant to the Revolving Loan Advance Repayment Schedule on each Payment Date, the account designated by the Revolving Loan Agent for further distribution to the Revolving Lenders to repay the Revolving Loan Advances Outstanding in accordance with their respective Pro Rata Shares.

Ex. A-2-4

The undersigned, being a Responsible Officer of the undersigned, has executed this Notice as of the date first written above.

TSC BDC FINANCING 1 LLC, as a Borrower

By:
Name:
Title:

Ex. A-2-5

EXHIBIT B

FORM OF PORTFOLIO ASSET CERTIFICATE

[DATE]

To:	Barings Direct Investments LLC, as the Administrative Agent, Facility Servicer and Collateral Custodian

10 Fan Pier Blvd., 9th Floor

Boston, MA 02210

and

City National Bank, as the Revolving Administrative Agent

150 California Street, 13th Floor

San Francisco, CA 94111

Attention: Anubha Arora

Email: Anubha.Arora@cnb.com

Re:	Loan and Servicing Agreement dated as of January 23, 2026

Ladies and Gentlemen:

This Portfolio Asset Certificate (this “Certificate”) is delivered to you pursuant to Sections [3.03(b) and 5.01(g)] of the Loan and Servicing Agreement dated as of January 23, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among, TSC BDC FINANCING 1 LLC, a Delaware limited liability company (the “Borrower”), BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”), the Facility Servicer (in such capacity, the “Facility Servicer”), and as the Collateral Custodian (in such capacity, the “Collateral Custodian”), CITY NATIONAL BANK, as the Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”), TCW PT MANAGEMENT COMPANY LLC, a Delaware limited liability company, as the Portfolio Asset Servicer (in such capacity, the “Portfolio Asset Servicer”) and each of the lenders from time to time party thereto (the “Lenders”). Capitalized terms used herein and not otherwise defined have the meanings set forth for such terms in the Loan and Servicing Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower and, as such, is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, such officer hereby certifies as of the date hereof to the Administrative Agent, Facility Servicer, Collateral Custodian and the Revolving Administrative Agent, on behalf of the Borrower, solely in a capacity as an officer and not individually, that:

1.	The additional Portfolio Asset is described on the supplement to the Portfolio Asset Schedule delivered with this Portfolio Asset Certificate.

Ex. A-2-6

2.

The additional Portfolio Asset is [not] a Portfolio Asset for which a Loan Asset Delayed Draw applies[, and the maximum amount of Loan Asset Delayed Draws to be made thereunder after the Cut-Off Date therefor is $     ].

3.

The additional Portfolio Asset is [not] a Portfolio Asset for which a Loan Asset Revolver applies[, and the revolving loan commitment of such Loan Asset Revolver after the Cut-Off Date therefor is $     ].

4.

The additional Portfolio Asset is an Eligible Portfolio Asset, and the Required Portfolio Documents for such additional Portfolio Asset have been delivered to the Administrative Agent, the Revolving Administrative Agent, the Collateral Custodian, and the Portfolio Asset Servicer, as applicable, as required by the Loan and Servicing Agreement.

5.	Substantially concurrently with or promptly after the date hereof, the Borrower will obtain valid ownership interests in such additional Portfolio Asset.

6.

All actions required to be taken or performed (including the filing of UCC financing statements) to give the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Portfolio Asset and the Portfolio Assets related thereto and the proceeds thereof, have been taken or performed.

7.	No Event of Default, Unmatured Event of Default or Market Trigger Event exists or would result from the Transfer of such Portfolio Asset.

[Remainder of page left intentionally blank; signature page follows]

Ex. A-2-7

The undersigned, being a Responsible Officer of the Borrower, has executed this Certificate as of the date first written above.

TSC BDC FINANCING 1 LLC, as the Borrower

By:
Name:
Title:

Ex. A-2-8

EXHIBIT C-1

FORM OF REVOLVING CREDIT NOTE

[$]	[Date]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

THIS NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT TO A (A) QUALIFIED INSTITUTIONAL BUYER UNDER RULE 144A OF THE SECURITIES ACT OR AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE (1)-501(A)(1)-(3) OR (7) UNDER THE SECURITIES ACT, IN EACH CASE, WHO IS ALSO A (B) QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IN COMPLIANCE WITH THE TERMS OF THE LOAN AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR VALUE RECEIVED, TSC BDC FINANCING 1 LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [     ] (“Lender”) or its registered assigns, the principal sum of [$]      or, if less, the unpaid principal amount of the aggregate advances (the “Advances”) made by the Lender to the Borrower pursuant to the Loan and Servicing Agreement (as defined below), on the dates specified in the Loan and Servicing Agreement, and to pay interest on the unpaid principal amount of each Advance made by Lender from the date of such Advance for each day that such unpaid principal amount is outstanding, at such interest rates related to such Advance as provided in the Loan and Servicing Agreement, on each Payment Date and each other date on which payment is required specified in the Loan and Servicing Agreement.

This Note (the “Note”) is issued pursuant to the Loan and Servicing Agreement dated as of January 23, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among, the Borrower, BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”), the Facility Servicer (in such capacity, the “Facility Servicer”), and as the Collateral Custodian (in such capacity, the “Collateral Custodian”), CITY NATIONAL BANK, as the Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”), TCW PT MANAGEMENT COMPANY LLC, a Delaware limited liability company, as the Portfolio Asset Servicer and each of the lenders from time to time party thereto (the “Lenders”). Capitalized terms used herein and not otherwise defined have the meanings set forth for such terms in the Loan and Servicing Agreement.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts that are treated as interest on such Advance under Applicable Law (collectively, “charges”), exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Advance but were not paid as a result of the operation of this paragraph shall be cumulated and the interest and charges payable to the Lender in respect of other Advance or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount shall have been received by the Lender. Any amount collected by the Lender

Ex. C-1

that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Advance or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Advance exceed the maximum amount collectible at the Maximum Rate.

Payments of the principal of, and interest on, Advances shall be made by or on behalf of the Borrower to the Lender in immediately available funds in the manner specified for such purpose as provided in the Loan and Servicing Agreement, without the presentation or surrender of this Note or the making of any notation on this Note.

If any payment under this Note falls due on a day that is not a Business Day, then such due date is extended to the next succeeding Business Day.

If any amount is not paid when due, such amount shall bear interest, to be paid as set forth in the Loan and Servicing Agreement, from the date of such nonpayment until such amount is paid in full (as well after as before judgment) computed at the per annum rate set forth in the Loan and Servicing Agreement.

Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Loan and Servicing Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and, as set forth in the Loan and Servicing Agreement, certain costs and expenses of the Lender) at the time and in the manner set forth in, but subject to the provisions of, the Loan and Servicing Agreement. The Borrower may borrow, repay and reborrow hereunder upon the terms and conditions set forth in the Loan and Servicing Agreement.

Except as provided in the Loan and Servicing Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

The Lender may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by the Lender and represented by this Note and the indebtedness evidenced by this Note, subject to the applicable provisions of the Loan and Servicing Agreement.

The Advances are secured by the Collateral and the Pledged Equity granted pursuant to the Loan and Servicing Agreement and the Holdings Limited Pledge Agreement. The Lender is entitled to the benefits of the Loan and Servicing Agreement and the other Transaction Documents and may enforce the agreements of the Borrower contained in the Loan and Servicing Agreement and the other Transaction Documents and exercise the remedies provided for by, or otherwise available in respect of, the Loan and Servicing Agreement and the other Transaction Documents, all in accordance with, and subject to the restrictions contained in, the terms of the Loan and Servicing Agreement and the other Transaction Documents. In accordance with the terms of the Loan and Servicing Agreement, if an Event of Default occurs, the unpaid balance of the principal of all Advances, together with accrued interest thereon, may be declared, and may become, due and payable in the manner and with the effect provided in the Loan and Servicing Agreement.

The Borrower, the Lender, the Administrative Agent, the Revolving Administrative Agent, the Facility Servicer and the Collateral Custodian each intend, for U.S. federal, state and local income and franchise tax purposes only, that this Note be evidence of indebtedness of the Borrower secured by the Collateral and the Pledged Equity, and the Lender under the Loan and Servicing Agreement, by the acceptance hereof, agrees to treat the Note for U.S federal, state and local income and franchise tax purposes as indebtedness of the Borrower.

Ex. C-2

This Note is a “Note” as referred to in Section 2.03(a) of the Loan and Servicing Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York.

Ex. C-3

The Borrower has executed this Note as on the date first written above.

TSC BDC FINANCING 1 LLC, as the Borrower

By:
Name:
Title:

Ex. C-4

EXHIBIT C-2

FORM OF DELAYED DRAW TERM ADVANCE NOTE

[$]	[Date]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

THIS NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT TO A (A) QUALIFIED INSTITUTIONAL BUYER UNDER RULE 144A OF THE SECURITIES ACT OR AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE (1)-501(A)(1)-(3) OR (7) UNDER THE SECURITIES ACT, IN EACH CASE, WHO IS ALSO A (B) QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IN COMPLIANCE WITH THE TERMS OF THE LOAN AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR VALUE RECEIVED, TSC BDC FINANCING 1 LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [     ] (“Lender”) or its registered assigns, the principal sum of [$]      or, if less, the unpaid principal amount of the aggregate advances (the “Advances”) made by the Lender to the Borrower pursuant to the Loan and Servicing Agreement (as defined below), on the dates specified in the Loan and Servicing Agreement, and to pay interest on the unpaid principal amount of each Advance made by Lender from the date of such Advance for each day that such unpaid principal amount is outstanding, at such interest rates related to such Advance as provided in the Loan and Servicing Agreement, on each Payment Date and each other date on which payment is required specified in the Loan and Servicing Agreement.

This Note (the “Note”) is issued pursuant to the Loan and Servicing Agreement dated as of January 23, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among, the Borrower, BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”), the Facility Servicer (in such capacity, the “Facility Servicer”), and as the Collateral Custodian (in such capacity, the “Collateral Custodian”), CITY NATIONAL BANK, as the Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”), TCW PT MANAGEMENT COMPANY LLC, a Delaware limited liability company, as the Portfolio Asset Servicer and each of the lenders from time to time party thereto (the “Lenders”). Capitalized terms used herein and not otherwise defined have the meanings set forth for such terms in the Loan and Servicing Agreement.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts that are treated as interest on such Advance under Applicable Law (collectively, “charges”), exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Advance but were not paid as a result of the operation of this paragraph shall be cumulated and the interest and charges payable to the Lender in respect of other Advance or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount shall have been received by the Lender. Any amount collected by the Lender

Ex. C-1

that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Advance or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Advance exceed the maximum amount collectible at the Maximum Rate.

Payments of the principal of, and interest on, Advances shall be made by or on behalf of the Borrower to the Lender in immediately available funds in the manner specified for such purpose as provided in the Loan and Servicing Agreement, without the presentation or surrender of this Note or the making of any notation on this Note.

If any payment under this Note falls due on a day that is not a Business Day, then such due date is extended to the next succeeding Business Day.

If any amount is not paid when due, such amount shall bear interest, to be paid as set forth in the Loan and Servicing Agreement, from the date of such nonpayment until such amount is paid in full (as well after as before judgment) computed at the per annum rate set forth in the Loan and Servicing Agreement.

Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Loan and Servicing Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and, as set forth in the Loan and Servicing Agreement, certain costs and expenses of the Lender) at the time and in the manner set forth in, but subject to the provisions of, the Loan and Servicing Agreement. Amounts prepaid or repaid in respect of the Delayed Draw Term Advances may not be reborrowed, other than as expressly set forth in the Loan and Servicing Agreement.

Except as provided in the Loan and Servicing Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

The Lender may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by the Lender and represented by this Note and the indebtedness evidenced by this Note, subject to the applicable provisions of the Loan and Servicing Agreement.

The Advances are secured by the Collateral and the Pledged Equity granted pursuant to the Loan and Servicing Agreement and the Holdings Limited Pledge Agreement. The Lender is entitled to the benefits of the Loan and Servicing Agreement and the other Transaction Documents and may enforce the agreements of the Borrower contained in the Loan and Servicing Agreement and the other Transaction Documents and exercise the remedies provided for by, or otherwise available in respect of, the Loan and Servicing Agreement and the other Transaction Documents, all in accordance with, and subject to the restrictions contained in, the terms of the Loan and Servicing Agreement and the other Transaction Documents. In accordance with the terms of the Loan and Servicing Agreement, if an Event of Default occurs, the unpaid balance of the principal of all Advances, together with accrued interest thereon, may be declared, and may become, due and payable in the manner and with the effect provided in the Loan and Servicing Agreement.

The Borrower, the Lender, the Administrative Agent, the Facility Servicer and the Collateral Custodian each intend, for U.S. federal, state and local income and franchise tax purposes only, that this Note be evidence of indebtedness of the Borrower secured by the Collateral and the Pledged Equity, and the Lender under the Loan and Servicing Agreement, by the acceptance hereof, agrees to treat the Note for U.S federal, state and local income and franchise tax purposes as indebtedness of the Borrower.

Ex. C-2

This Note is a “Note” as referred to in Section 2.03(b) of the Loan and Servicing Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York.

Ex. C-3

The Borrower has executed this Note as on the date first written above.

TSC BDC FINANCING 1 LLC, as the Borrower

By:
Name:
Title:

Ex. C-4

EXHIBIT D

FORM OF RELEASE OF REQUIRED PORTFOLIO DOCUMENTS

[Date]

To:	BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent, Facility Servicer and Collateral Custodian

10 Fan Pier Blvd., 9th Floor

Boston, MA 02210

and

City National Bank, as Revolving Administrative Agent

150 California Street, 13th Floor

San Francisco, CA 94111

Attention: Anubha Arora

Email: Anubha.Arora@cnb.com

Re:	Loan and Servicing Agreement dated as of January 23, 2026

Ladies and Gentlemen:

This Release of Required Loan Documents (this “Request for Release”) is delivered to you pursuant to the Loan and Servicing Agreement dated as of January 23, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among, TSC BDC FINANCING 1 LLC, a Delaware limited liability company (the “Borrower”), BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”), the Facility Servicer (in such capacity, the “Facility Servicer”), and as the Collateral Custodian (in such capacity, the “Collateral Custodian”), CITY NATIONAL BANK, as the Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”), TCW PT MANAGEMENT COMPANY LLC, a Delaware limited liability company, as the Portfolio Asset Servicer (in such capacity, the “Portfolio Asset Servicer”) and each of the lenders from time to time party thereto (the “Lenders”). Capitalized terms used herein and not otherwise defined have the meanings set forth for such terms in the Loan and Servicing Agreement.

In connection with the administration of the Portfolio Asset Files held by the Collateral Custodian under the Loan and Servicing Agreement, we request the release of the Portfolio Asset Files (or such documents as specified below) for the Portfolio Assets described below for the reason indicated below:

Obligor’s Name, Address & Zip Code:

Portfolio Asset Number:

Portfolio Asset File:

Ex. D-1

Reason for Requesting Portfolio Asset File (check one):

1.

Portfolio Asset File requested in accordance with Sections 2.10, 2.11 and 9.09 of the Loan and Servicing Agreement in connection with the Sale (including, without limitation, a payoff in full) of the related Portfolio Asset. The Borrower (which can be by email) and the Account Bank have each confirmed to the Administrative Agent that all amounts in respect of the Sale of such Portfolio Asset have been paid in full and deposited in the Collection Account.[1]

2.

Portfolio Asset File requested in accordance with Sections 2.11 and 9.09 of the Loan and Servicing Agreement in connection with the related Portfolio Asset [(and the related Portfolio Assets pertaining thereto)] having terminated or expired by its terms. The Borrower (which can be by email) and the Account Bank have each confirmed to the Administrative Agent that all amounts in respect of the Sale of such Portfolio Asset have been paid in full and deposited in the Collection Account.[2]

3.	Portfolio Asset File requested in accordance with Section 9.02(b)(i) of the Loan and Servicing Agreement in connection with such Portfolio Asset File’s failure to satisfy any Review Criteria.[3]

4.

Portfolio Asset File requested in accordance with Section 9.02(c)(i) of the Loan and Servicing Agreement in order to take any action that the Administrative Agent or the Facility Servicer deems necessary or reasonably desirable in order to perfect, protect or more fully evidence the security interests granted by the Loan Parties under the Loan and Servicing Agreement, or to enable the Administrative Agent to exercise or enforce any of its rights under the Loan and Servicing Agreement or under any other Transaction Document, including any rights arising with respect to Article VI of the Loan and Servicing Agreement.[4]

5.

Portfolio Asset File requested in accordance with Section 9.07(b) of the Loan and Servicing Agreement in connection with the resignation of Collateral Custodian. The Required Portfolio Documents in possession of Collateral Custodian shall be delivered to [the Administrative Agent] [[  ], as designated by the Administrative Agent (acting at the written direction of the Majority Lenders)].[5]

6.	Portfolio Asset File requested in accordance with Section 9.08(a) of the Loan and Servicing Agreement in connection with the enforcement or servicing of the related Portfolio Asset.[6]

7.

Portfolio Asset File requested in accordance with Section 9.08(a) of the Loan and Servicing Agreement in connection with the liquidation of the related Portfolio Asset. The related Portfolio Asset was liquidated by [  ]. The Portfolio Asset Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the applicable Collection Account.[7]

[1]	Borrower and Administrative Agent signatures required.
[2]	Borrower and Administrative Agent signatures required.
[3]	Administrative Agent signature required.
[4]	Administrative Agent or Facility Servicer signature required, as applicable.
[5]	Administrative Agent signature required.
[6]	Portfolio Asset Servicer signature required.
[7]	Portfolio Asset Servicer signature required.

Ex.D-2

8.

Portfolio Asset File requested in accordance with Section 9.09 of the Loan and Servicing Agreement in connection with such Portfolio Asset File having been delivered to the Collateral Custodian in error. The [Borrower][Portfolio Asset Servicer] certifies that the error resulted from [  ].[8]

[Remainder of page left intentionally blank; signature page(s) follow]

[8]	Borrower, Portfolio Asset Servicer or Administrative Agent signature required, as applicable.

Ex.D-3

The undersigned has executed this Request for Release as of the date first written above.

[BORROWER]
[PORTFOLIO ASSET SERVICER] [ADMINISTRATIVE AGENT] [FACILITY SERVICER]

By:
Name:
Title:

[PORTFOLIO ASSET SERVICER

By:
Name:
Title:]

Ex. D-4

Acknowledged and Agreed:

[BARINGS DIRECT INVESTMENTS LLC, as the Collateral Custodian

By:
Name:
Title: ]

[BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent

By:
Name:
Title: ]

[BARINGS DIRECT INVESTMENTS LLC, as the Facility Servicer

By:
Name:
Title: ]

Ex. D-5

EXHIBIT E-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Loan and Servicing Agreement dated as of January 23, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among, TSC BDC FINANCING 1 LLC, a Delaware limited liability company (the “Borrower”), BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”), the Facility Servicer (in such capacity, the “Facility Servicer”), and as the Collateral Custodian (in such capacity, the “Collateral Custodian”), CITY NATIONAL BANK, as the Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”), TCW PT MANAGEMENT COMPANY LLC, a Delaware limited liability company, as the Portfolio Asset Servicer and each of the lenders from time to time party thereto (the “Lenders”).

Pursuant to the provisions of Section 2.13 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the loan(s) (as well as any note(s) evidencing such loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” related to the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent, the Revolving Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, the Administrative Agent and the Revolving Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower, the Administrative Agent the Revolving Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan and Servicing Agreement and used herein shall have the meanings given to them in the Loan and Servicing Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:

EXHIBIT E-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Loan and Servicing Agreement dated as of January 23, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among, TSC BDC FINANCING 1 LLC, a Delaware limited liability company (the “Borrower”), BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”), the Facility Servicer (in such capacity, the “Facility Servicer”), and as the Collateral Custodian (in such capacity, the “Collateral Custodian”), CITY NATIONAL BANK, as the Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”), TCW PT MANAGEMENT COMPANY LLC, a Delaware limited liability company, as the Portfolio Asset Servicer and each of the lenders from time to time party thereto (the “Lenders”).

Pursuant to the provisions of Section 2.13 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” related to the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan and Servicing Agreement and used herein shall have the meanings given to them in the Loan and Servicing Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

EXHIBIT E-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Loan and Servicing Agreement dated as of January 23, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among, TSC BDC FINANCING 1 LLC, a Delaware limited liability company (the “Borrower”), BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”), the Facility Servicer (in such capacity, the “Facility Servicer”), and as the Collateral Custodian (in such capacity, the “Collateral Custodian”), CITY NATIONAL BANK, as the Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”), TCW PT MANAGEMENT COMPANY LLC, a Delaware limited liability company, as the Portfolio Asset Servicer and each of the lenders from time to time party thereto (the “Lenders”).

Pursuant to the provisions of Section 2.13 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” related to the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan and Servicing Agreement and used herein shall have the meanings given to them in the Loan and Servicing Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

EXHIBIT E-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Loan and Servicing Agreement dated as of January 23, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among, TSC BDC FINANCING 1 LLC, a Delaware limited liability company (the “Borrower”), BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”), the Facility Servicer (in such capacity, the “Facility Servicer”), and as the Collateral Custodian (in such capacity, the “Collateral Custodian”), CITY NATIONAL BANK, as the Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”), TCW PT MANAGEMENT COMPANY LLC, a Delaware limited liability company, as the Portfolio Asset Servicer and each of the lenders from time to time party thereto (the “Lenders”).

Pursuant to the provisions of Section 2.13 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the loan(s) (as well as any note(s) evidencing such loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such loan(s) (as well as any note(s) evidencing such loan(s)), (iii) with respect to the extension of credit pursuant to the Loan and Servicing Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” related to the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent, the Revolving Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, the Administrative Agent and, the Revolving Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower, the Administrative Agent and the Revolving Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan and Servicing Agreement and used herein shall have the meanings given to them in the Loan and Servicing Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]22 Capitalized terms used but not defined herein shall have the meanings given to them in the Loan and Servicing Agreement identified below (as amended, the “Loan and Servicing Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan and Servicing Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan and Servicing Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below, and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan and Servicing Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

2. Assignee[s]:

  [Assignee is an [Affiliate] of [identify Lender]

3. Borrower: TSC BDC FINANCING 1 LLC, a Delaware limited liability company.

[22]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

4. Administrative Agent: BARINGS DIRECT INVESTMENTS LLC, as the administrative agent under the Loan and Servicing Agreement.

5. Loan and Servicing Agreement: The Loan and Servicing Agreement, dated as of January 23, 2026, by and among, Borrower, the Administrative Agent, BARINGS DIRECT INVESTMENTS LLC, as the Facility Servicer (in such capacity, the “Facility Servicer”), and as the Collateral Custodian (in such capacity, the “Collateral Custodian”), CITY NATIONAL BANK, as the Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”), TCW PT MANAGEMENT COMPANY LLC, a Delaware limited liability company, as the Portfolio Asset Servicer and each of the lenders from time to time party thereto (the “Lenders”).

6. Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitments / Advances Outstanding for all Lenders	Amount of Commitments / Advances Outstanding Assigned	Percentage Assigned of Commitments / Advances Outstanding		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

7. The Assignee is an Eligible Assignee:   Yes   No23

8. Effective Date:          , 20 24

[Remainder of page left intentionally blank; signature page(s) follow]

[23]	To be completed by the Assignor.
[24]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]:

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

BARINGS DIRECT INVESTMENTS LLC, as the Administrative Agent

By:
Name:
Title:

[Consented to and Accepted:

CITY NATIONAL BANK, as the Revolving Administrative Agent

By:
Name:
Title: ][25]

[25]	If required pursuant to Section 11.04 of the Loan and Servicing Agreement.

[Consented to:

Signed for and on behalf of:

TSC BDC FINANCING 1 LLC, as the Borrower

By:
Name:
Title: ][26]

[26]	If required pursuant to Section 11.04 of the Loan and Servicing Agreement.

Annex 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

Representations and Warranties.

Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan and Servicing Agreement or any other Transaction Documents, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of its respective obligations under any Transaction Document.

Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan and Servicing Agreement, (ii) it meets all the requirements to be an assignee under Section 11.04 of the Loan and Servicing Agreement, including that it is an Eligible Assignee (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan and Servicing Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan and Servicing Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(y) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan and Servicing Agreement, duly completed and executed by [the][such] Assignee and (viii) if it is not then currently a Lender under the Loan and Servicing Agreement, the Assignee shall deliver to the Administrative Agent all documentation and other reasonable information reasonably determined by Administrative Agent to be required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.